As filed with the Securities and Exchange Commission on May 22, 2026.
Registration No. 333-290670

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES

FS CREDIT REAL ESTATE INCOME TRUST, INC.
(Exact name of registrant as specified in governing instruments)

3025 JFK Boulevard
OFC 500
Philadelphia, PA 19104
(215) 495-1150
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Forman
FS Credit Real Estate Income Trust, Inc.
3025 JFK Boulevard
OFC 500
Philadelphia, PA 19104
(215) 495-1150
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jason W. Goode
Lindsey L. G. Magaro
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309-3424
(404) 881-7000

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED MAY 22, 2026
Prospectus
FS CREDIT REAL ESTATE INCOME TRUST, INC.
Maximum Offering of $2,500,000,000 in Shares of Common Stock
FS Credit Real Estate Income Trust, Inc. is a Maryland corporation formed to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including commercial mortgage-backed securities, unsecured debt of listed and non-listed real estate investment trusts (“REITs”), collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, construction loans, residential mortgage-backed securities and portfolios of single-family home mortgages. We conduct our operations as a REIT for U.S. federal income tax purposes.
We are managed by our adviser, FS Real Estate Advisor, LLC (“FS Real Estate Advisor” or the “adviser”), a subsidiary of our sponsor, Franklin Square Holdings, L.P. (“Future Standard” or the “sponsor”), a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto Capital Management, LLC (“Rialto” or the “sub-adviser”) to act as the sub-adviser.
We are offering on a continuous basis up to $2,500,000,000 in shares of common stock, consisting of up to $2,250,000,000 in shares of common stock in our primary offering and up to $250,000,000 in shares of common stock pursuant to our distribution reinvestment plan. We are offering to sell any combination of five classes of shares of our common stock, Class T common stock (“Class T shares”), Class S common stock (“Class S shares”), Class D common stock (“Class D shares”), Class M common stock (“Class M shares”) and Class I common stock (“Class I shares”), with a dollar value up to the maximum offering amount. Class F common stock (“Class F shares”) and Class Y common stock (“Class Y shares”) are only offered in this offering pursuant to our distribution reinvestment plan. The share classes have different selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The per share purchase price for each class of common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share for such class of shares, as determined monthly, plus applicable selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. This is a “best efforts” offering, which means that FS Investment Solutions, LLC, the dealer manager of this offering (the “dealer manager”), will use its best efforts but is not required to sell any specific amount of shares in this offering.
Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 29 for risks to consider before buying our shares, including:
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You will not have the opportunity to evaluate our future investments before we make them.

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Since there is no public trading market for shares of our common stock, repurchase of shares by us is likely the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, subject to certain limitations. Our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
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The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described herein) and is not based on any public trading market. Because the valuation of our investments is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day. We cannot guarantee that we will continue to make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, offering proceeds or repayments of our real estate debt investments, and we have no limits on the amounts we may pay from such sources.

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We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we pay to our adviser and its affiliates.

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There are limits on the ownership and transferability of our shares.

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If we fail to qualify as a REIT and no relief provisions apply, our NAV and the amount of cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.
	Price to the Public(1)	Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(2)
Maximum Offering(3)	$2,250,000,000	$38,812,500	$562,500	$2,210,625,000.00
Class T shares, Per Share	$24.53	$0.74	$0.12	$23.68
Class S shares, Per Share	$24.79	$0.87	—	$23.93
Class D shares, Per Share	$24.59	—	—	$24.59
Class M shares, Per Share	$24.66	—	—	$24.66
Class I Shares, Per Share	$23.87	—	—	$23.87
Maximum Distribution Reinvestment Plan(3)	$250,000,000	—	—	$250,000,000.00

(1)
The price per share shown for each of our classes of shares is the June 1, 2026 transaction price, which is equal to such class’s NAV as of April 30, 2026, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at the then-current transaction price, which is generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees.

(2)
The table assumes that all shares are sold in the primary offering, with 5% of the gross offering proceeds from the sale of our Class T shares, 45% of the gross offering proceeds from the sale of Class S shares, 5% of the gross offering proceeds from the sale of Class D shares, 5% of the gross offering proceeds from the sale of Class M shares and 40% of the gross offering proceeds from the sale of Class I shares. For Class T shares sold in the primary offering, investors pay selling commissions of up to 3.0% of the transaction price and dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors pay selling commissions of up to 3.5% of the transaction price. We also pay stockholder servicing fees over time to the dealer manager, subject to limitations on underwriting compensation, equal to 0.85%, 0.85%, 0.3% and 0.3% per annum of the aggregate NAV of our outstanding Class T shares, Class S shares, Class D shares and Class M shares, respectively. The stockholder servicing fee for Class T shares will be comprised of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. No stockholder servicing fees will be paid with respect to the Class I shares, Class F shares or Class Y shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We also pay or reimburse certain organization and offering expenses. See “Estimated Use of Proceeds,” “Compensation” and “Plan of Distribution.”
(3)
We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is [                  ].
FS Investment Solutions, LLC

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Before investing, investors should carefully read this entire prospectus and any appendices and supplements accompanying this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:
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Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

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Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor. Your check should be made payable, or wire transfer directed, to “FS Credit Real Estate Income Trust, Inc.” After you have satisfied the applicable minimum initial purchase requirements for the class of stock you are purchasing ($5,000 for Class T shares, Class S shares, Class D shares and Class M shares; $1,000,000 for Class I shares, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates), additional purchases must be in increments of $500, except for purchases made under our distribution reinvestment plan.

By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.
See “Plan of Distribution — Purchase Price” for a description of the purchase price for each class of shares sold in this offering.
Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscriptions as of the first calendar day of each month, and to be accepted, (i) a subscription must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and (ii) payment of the full purchase price of our common stock being subscribed must be made at least five business days prior to the first calendar day of the month (unless waived by the dealer manager or otherwise agreed to between the dealer manager and the applicable participating broker-dealer).
For example, if you wish to purchase shares as of the first calendar day of November, your subscription agreement and payment must be received in good order at least five business days before the first calendar day of November. The transaction price will be made available during October and generally will equal the NAV per share of the applicable class as of the last calendar day of September. Your purchase price will equal the transaction price plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective as of the first calendar day of November.
Subscriptions will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.fscreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscriptions are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your subscription before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions),

i

or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Any subscription may be canceled at any time before it has been accepted. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering. If for any reason we reject the subscription, we will return the check or wire, without interest or deduction, within ten business days of rejecting it.
An approved trustee must process and forward to us subscriptions made through individual retirement accounts (“IRAs”), Keogh plans and 401(k) plans. In the case of investments made through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
You have the option of placing a transfer on death (“TOD”) designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor.

SUITABILITY STANDARDS
Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we accept is $5,000 for Class T shares, Class S shares, Class D shares and Class M shares and $1,000,000 for Class I shares, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates.
We require that a purchaser of shares of our common stock have either:
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a net worth of at least $350,000; or

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a gross annual income of at least $100,000 and a net worth of at least $100,000.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.
For purposes of determining whether you satisfy the suitability standards, (i) “net worth” is calculated excluding the value of an investor’s home, home furnishings and automobiles; (ii) if not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities; and (iii) “direct participation programs” includes REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.
Alabama:   An Alabama investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
Arkansas:   An Arkansas investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
California:   California investors may not invest more than 10% of their net worth in our shares. An investment by a California investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitation.
Iowa:   An Iowa investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
Kansas:   The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

Kentucky:   A Kentucky investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
Maine:   The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts:   Massachusetts investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.
Missouri:   No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering. This concentration limit does not apply to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
Nebraska:   In addition to the suitability standards above, a Nebraska investor must limit his or her aggregate investment in shares of us and other non-publicly traded REITs to 10% of the investor’s net worth (exclusive of home, home furnishings, and automobiles). Investors who are “accredited investors” as defined in 17 C.F.R. 230.501 are not subject to the foregoing concentration limit.
New Jersey:   New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools (each, a “DIP Category”), but excluding unregistered, Federally and state exempt private offerings) may not exceed ten percent (10%) of an investor’s liquid net worth. However, New Jersey investors who are accredited investors, as defined at N.J.S.A. 49:3-49(p), may not invest more than ten percent (10%) of their liquid net worth in each DIP Category.
New Mexico:   New Mexico investors may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.
North Dakota:   North Dakota investors must have a net worth of at least ten times their investment in us.
Ohio:   In addition to the suitability standards above, the state of Ohio requires that each Ohio investor may not invest more than 10% of his or her liquid net worth in shares of us and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.
Oregon:   Non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

Pennsylvania:   Pennsylvania investors may not invest more than 10% of their net worth in us.
Puerto Rico:   In addition to the general suitability standards, a Puerto Rico investor may not invest more than 10% of such investor’s liquid net worth in us, our affiliates and other non-traded REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Tennessee:   Tennessee investors who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.
Vermont:   Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
Washington:   A Washington investor’s aggregate investment in our company and other non-traded direct participation programs shall not exceed 10% of such investor’s liquid net worth at the time of investment in us. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:
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meet the minimum income and net worth standards established in your state;

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are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus;

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are able to bear the economic risk of the investment based on your overall financial situation; and

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have an apparent understanding of the fundamental risks of the investment, the risk that you may lose your entire investment, the limited liquidity of our common stock, the restrictions on transferability of our common stock and the tax consequences of the investment.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.
By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.
The Securities and Exchange Commission (the “SEC”) adopted Regulation Best Interest, which established a standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Regulation Best Interest includes the general obligation that broker-dealers and their associated persons act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to investment recommendations.

v

To satisfy Regulation Best Interest’s general obligation, broker-dealers must comply with each of the four component obligations:
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Disclosure Obligation: The broker-dealer must, before or at the time of the recommendation, provide certain required disclosure about the recommendation and the relationship between the broker-dealer and the retail customer.

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Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

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Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

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Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

As part of the Care Obligation described above, broker-dealers must evaluate reasonably available alternatives in the best interests of their clients. There are likely less costly alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may have a lower investment risk. Under Regulation Best Interest, broker-dealers participating in the offering must consider whether such alternatives are in the best interests of their clients. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard.
In addition to Regulation Best Interest, certain states may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states.
In addition to Regulation Best Interest and any state fiduciary standards of care, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.
The impact of Regulation Best Interest on broker-dealers cannot be determined at this time as little administrative or case law exists under Regulation Best Interest.

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the SEC. Periodically, as material developments occur, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described under “Incorporation by Reference” and “Available Information.”
IMPORTANT NOTE FOR BROKER-DEALERS:   This prospectus will be supplemented monthly with respect to the transaction price per share for each share class and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including those relating to future growth and availability of funds for repurchases, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, changes in interest rates, our ability to raise and deploy capital, the availability of financing and other future economic and market conditions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward- looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.
You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Set forth below are some of the more frequently asked questions and accompanying answers related to our structure, our management, our business and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.
What is FS Credit Real Estate Income Trust, Inc.?
We are a Maryland corporation formed in 2016 to originate, acquire and manage real estate-related debt investments primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans and (ii) commercial real estate securities, including commercial mortgage-backed securities (“CMBS”), unsecured debt of listed and non-listed REITs, collateralized debt obligations (“CDOs”) and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, construction loans, residential mortgage-backed securities (“RMBS”), and portfolios of single-family home mortgages.
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017.
As of March 31, 2026, we owned approximately $11.7 billion of assets, comprised primarily of senior, floating-rate loans secured by real property. The properties securing our loans receivable, held-for-investment portfolio were diversified as follows: 53% in multifamily, 13% in hospitality, 12% in office, 9% in industrial, 8% in mixed use, 3% in retail and 2% in various other property types.
What is a REIT?
In general, a REIT is a company that:
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combines the capital of many investors to acquire or provide financing for real estate-related investments;

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allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT (an investment in our shares is not a direct investment in real estate);

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is required to pay dividends to investors of at least 90% of its annual REIT taxable income (which is computed without regard to the dividends-paid deduction), excludes net capital gain and does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (“GAAP”); and

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is able to qualify to be taxed as a REIT for U.S. federal income tax purposes and therefore avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In this prospectus, we refer to an entity that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017.
What is a perpetual-life REIT?
We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate investments and other real estate-related assets, the shares of common stock of which are generally intended to be sold and repurchased by the issuer on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of similarly structured, perpetual-life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate and real estate-related assets. As a perpetual-life, publicly-offered REIT, we intend to offer a similar investment option to a broader universe of investors through this offering. While we are not obligated by our charter or otherwise to effect a liquidity event within a certain amount of time, our board of directors may determine at some point in the future to pursue a liquidity event, including a listing of our common stock on a national securities exchange, the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity.
How is an investment in shares of your common stock different from an investment in a listed REIT?
We do not intend to list our shares for trading on a national securities exchange. We believe that a non-listed structure is more appropriate for the long-term nature of the assets in which we invest. This structure allows us to operate with a long-term view, similar to that of private investment funds, instead of managing to quarterly market expectations. An investment in our common stock generally differs from an investment in a listed REIT because: (1) the prices of shares of listed REITs are determined by the public market, which may cause a listed REIT’s stock price to fluctuate at a premium or discount to NAV based on factors such as supply and demand, economic preferences and other market forces, while our offering price is adjusted in accordance with our share pricing policy as a result of changes in the NAV of our shares, which is based on the value of our assets and liabilities as determined in good faith by our adviser; therefore, our stockholders will not be subject to the daily share price volatility associated with the public markets; (2) non-listed investments in real estate debt have historically demonstrated a lower correlation to traditional asset classes, such as stocks and bonds, as compared to the correlation exhibited by listed REITs; and (3) shares of listed REITs are liquid and easily transferable, while shares of our common stock cannot readily be sold and have significant restrictions on their ownership, transferability and repurchase. The determination of our NAV is inherently subjective and our NAV may decrease over time, including as a result of declining asset values. Additionally, listed REITs are often self-managed, whereas our investment operations are managed by our adviser and sub-adviser. We pay a management fee as described herein to our adviser, unlike many listed REITs.
Why should I invest in a company that is focused on commercial real estate loans and commercial real estate-related debt securities?
We believe that the absence of many historical sources of debt financing for the commercial real estate market has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns. Furthermore, we believe there is unmet demand for transitional lending for the acquisition of commercial real estate properties that require renovation or repositioning, as many traditional lenders only make loans secured by more stabilized real estate properties. These transitional loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties as well as commercial real estate assets traded in the securitized markets. The de-leveraging and risk assessment taking place among the large commercial and investment banks and traditional credit providers has left real estate owners with limited options for obtaining debt financing. As a result, the pricing of real estate debt capital has increased and the terms and structure of real estate loans, including borrower recourse, have generally become more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by commercial real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of commercial real estate face maturities on loans that have been syndicated or securitized, or both, and may have difficulty, due to the loan structure and servicing standards, in obtaining extensions even for performing, stabilized assets. You and your financial advisor should determine whether investing in a company that focuses on commercial real estate mortgage loans and commercial real estate-related debt securities would benefit your investment portfolio.
What potential competitive strengths do you derive from your adviser and the sub-adviser?
We are externally managed by our adviser, FS Real Estate Advisor, whose principal executive offices are located at 3025 JFK Boulevard, OFC 500, Philadelphia, PA 19104. Our adviser is an affiliate of Future Standard, a national sponsor of alternative investment funds designed for the individual investor. FS Real

Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage Future Standard’s other investment vehicles, including business development companies (“BDCs”) and closed-end funds. FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by Future Standard and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, will allow FS Real Estate Advisor to successfully execute our investment strategy. See “Management” for more information on the experience of the members of the senior management team.
Our adviser has engaged Rialto, which together with Rialto Capital Group Holdings, Inc. and its subsidiaries (the “Rialto Entities”) is a leading real estate investment and asset management company, to perform services on behalf of our adviser for us primarily related to the selection of our investments and to assist with the day-to-day management of our investment operations. As of December 31, 2025, Rialto had approximately $21.7 billion in assets under management. From 2009 through December 31, 2025, Rialto has underwritten, purchased or originated credit investments with a total principal or face value of over $52 billion. More specifically, Rialto, on behalf of its clients or directly on its balance sheet, has invested in real estate loans at various levels of the capital structure (such as senior, senior subordinate or mezzanine) with an original principal balance of nearly $17 billion, CMBS securities with an aggregate face value of approximately $12 billion and seasoned loans with an original principal balance of over $23 billion. In addition, Rialto has securitized loans totaling $8.2 billion of original principal that it originated through its investment vehicles. Overall, Rialto and the other Rialto Entities, through its investment management and in-house asset management arms, as well as its role as Special Servicer on 172 commercial real estate securitizations, has managed approximately $200 billion of commercial real estate loans, since its inception in 2009.
We capitalize on Rialto’s significant and broad experience managing various real estate strategies across equity and debt. We also capitalize on its national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of December 31, 2025, Rialto’s commercial real estate platform, which had, together with the Rialto Entities, approximately 309 professionals operating from 11 offices across the United States and Europe, had approximately $21.7 billion in assets under management. Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a potential competitive advantage for us in executing upon our investment strategy.
What are the risks of an investment in your shares?
An investment in our shares involves significant risk. These risks include, among others: (1) you will not have the opportunity to evaluate future investments we will make prior to purchasing shares of our common stock; (2) there is no public trading market for shares of our common stock and your ability to dispose of your shares is likely limited to our share repurchase plan; (3) the amount of distributions we make is uncertain, and we may pay distributions from sources such as borrowings or offering proceeds, which means we would have less cash available for investments and your overall returns may be reduced; (4) your purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described herein), and are not based on any public trading market; and (5) we pay substantial fees and expenses to our adviser and its affiliates for this offering, which were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. You should read the “Risk Factors” section of this prospectus, which includes a detailed discussion of material risks that you should consider before you invest in our common stock.
Do you currently own any investments?
Yes, see “Investment Portfolio” for a detailed discussion of our current investments.

What are the differences between the various classes of common stock being offered?
We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. In addition, Class F shares and Class Y shares are only being offered pursuant to our distribution reinvestment plan. The differences among the share classes relate to selling commissions, dealer manager fees and ongoing stockholder servicing fees and, therefore, each class may receive different distributions. Upon the occurrence of certain events (including the listing of Class I shares, which does not require prior stockholder approval), Class T shares, Class S shares, Class D shares and Class M shares will automatically convert to Class I shares because having a single share class outstanding (rather than multiple classes outstanding) would assist us in connection with certain transactions, including a listing. See “Description of Shares” and “Plan of Distribution” for a more detailed discussion of the differences between our various classes of shares and conversion triggers.
Assuming a NAV per share of $25.00 and assuming applicable stockholder servicing fees are paid until the 8.75%, 7.25% or 1.25% of gross proceeds limit, as applicable, described in “Compensation — Stockholder Servicing Fees” is reached, we expect that a one-time investment in 400 shares of each class of our shares in our primary offering (representing an aggregate NAV of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:
	Gross Purchase Price	Upfront Selling Commissions	Upfront Dealer Manager Fees	Annual Stock-holder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$10,350	$300	$50	$85	$556 (6.5 years)	$906 (6.5 years)
Class S	$10,350	$350	$0	$85	$556 (6.5 years)	$906 (6.5 years)
Class D	$10,000	$0	$0	$30	$125 (4.2 years)	$125 (4.2 years)
Class M	$10,000	$0	$0	$30	$725 (24.2 years)	$725 (24.2 years)
Class I	$10,000	$0	$0	$0	$0	$0
Class T shares and Class S shares are available through brokerage and transactional-based accounts. Class D shares, Class M shares and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D shares, Class M shares or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, Class M shares or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors and (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers. If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the selling commissions, dealer manager fees and ongoing stockholder servicing fees attributable to the Class T shares, Class S shares, Class D shares and Class M shares, as applicable. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.
What is the per share purchase price?
The per share purchase price for each class of our shares of common stock will equal the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable selling commissions and dealer manager fees. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. Each class of shares may have a different NAV per share because stockholder servicing fees and advisory fees differ with respect to each class. See “Plan of Distribution — Purchase Price” for more details on the purchase price of our shares and “Operating Information — Historical NAV Per Share” for information on our historical NAV per share.
Will I be charged a sales load?
If you purchase Class T shares or Class S shares, you may be charged an upfront sales load, subject to reductions for certain categories of purchasers. Investors in Class T shares may pay upfront selling commissions of up to 3.0% of the transaction price per Class T share and dealer manager fees of 0.5% of the transaction price per Class T share, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Investors in Class S shares may pay upfront selling commissions of up to 3.5% of the transaction price per Class S share. Selling commissions and dealer manager fees may be lower for certain participating broker-dealers and may vary from one participating broker-dealer to another. Stockholders will not pay selling commissions or dealer manager fees on Class D shares, Class M shares or Class I shares or when purchasing shares of any class pursuant to our distribution reinvestment plan. Ongoing stockholder servicing fees are payable with respect to our Class T shares, Class S shares, Class D shares and Class M shares. See “Compensation” and “Plan of Distribution.”
When is the transaction price available each month?
Generally, within 15 calendar days after the last calendar day of each month, we disclose our NAV per share for each share class as of the last calendar day of the prior month, which is generally the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We disclose the transaction price for each month when available on our website at www.fscreit.com and in prospectus supplements filed with the SEC.
Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”
May I withdraw my subscription once I have made it?
Yes. Subscribers are not committed to purchase shares at the time their subscriptions are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your subscription by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone line, 877-628-8575.
When will my subscription be accepted?
Subscriptions will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.fscreit.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your subscription before you are committed to purchase the shares.

If I buy shares, will I receive distributions and, if so, how often?
To qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, for each year we will be required to distribute dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level, and we have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions. We currently pay distributions monthly and expect to continue paying distributions monthly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. We cannot assure you that we will be able to pay distributions or that distributions will increase over time.
The per share amount of distributions on Class T shares, Class S shares, Class D shares and Class M shares will likely be lower than Class I shares, Class F shares and Class Y shares because we deduct ongoing stockholder servicing fees from the distributions with respect to the Class T shares, Class S shares, Class D shares and Class M shares. In addition, because the base management fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, and the performance fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
We may fund distributions, without limitation as to amount, from any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. To the extent that we pay our required distributions and such distributions exceed our current and accumulated earnings and profits, such excess distributions will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares. See “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions.”
May I reinvest my distributions in additional shares of common stock?
Yes. We have adopted a distribution reinvestment plan for our stockholders that allows our stockholders to elect to reinvest any cash distributions in additional shares of our common stock. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Selling commissions and dealer manager fees will not be charged with respect to shares purchased under our distribution reinvestment plan; however, all outstanding Class T shares, Class S shares, Class D shares and Class M shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing stockholder servicing fees. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Unless a stockholder specifically elects to participate in the distribution reinvestment plan, that stockholder will receive cash distributions. Stockholders who elect to receive distributions in the form of shares of common stock will be subject to the same federal, state and local tax consequences as stockholders who receive their distributions in cash. If you participate in our distribution reinvestment plan, you will be treated for federal income tax purposes as if you received a distribution (taxable as described in the following Q&A) in an amount equal to the value of the additional shares you receive, so that you may have a tax liability that you will have to fund from other sources. See “Distribution Reinvestment Plan.” We may terminate or suspend the distribution reinvestment plan at our discretion upon ten business days’ written notice to you; and participants may terminate their participation in the distribution reinvestment plan with ten business days’ written notice to us.
Will I be taxed on the distributions I receive?
The federal income tax treatment of distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will depend upon the extent they are from current or accumulated earnings and profits and, accordingly, treated as dividends and upon whether any portion of such distributions are designated as “qualified dividend income” or capital gain dividends, both of which are taxed at capital gains rates that do not exceed 20% for non-corporate stockholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends are treated as ordinary income, and are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for qualified dividend income from taxable corporations. Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends are taxed as ordinary income but are eligible for a deduction of up to 20% of the amount of the dividend in the case of U.S. non-corporate stockholders.
In certain circumstances, we may designate a portion of our distributions as qualified dividend income, but we do not expect to designate a substantial portion of our distributions as qualified dividend income. We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets.
A portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisor regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”
Can I request that my shares be repurchased?
Yes. Stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan. However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we only repurchase shares as of the opening of the last calendar day of that month (each such date, a “repurchase date”). Repurchases will be made at the transaction price in effect on the repurchase date. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) by the transfer agent on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the repurchase date. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern Time) on the last business day of the applicable month.
The total amount of aggregate repurchases of shares is limited to no more than 2% of our aggregate NAV per month of all classes of shares then participating in our share repurchase plan and no more than 5% of our aggregate NAV per calendar quarter of all classes of shares then participating in our share repurchase plan. To date, we have satisfied all repurchase requests each month since the commencement of our share repurchase plan with exception of the months of March, April and May 2020 when repurchase requests exceeded the monthly repurchase limit and shares repurchased at the end of the month were repurchased on a pro rata basis. In December 2022, February 2024, August 2024, September 2024 and March 2025, repurchase requests would have exceeded the monthly and/or quarterly limit, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets will consist of assets that cannot generally be liquidated quickly. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our qualification as a REIT, generally maintain under normal circumstances an allocation to securities, cash, cash equivalents and other short-term investments, which may be up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, offering proceeds or repayments of our real estate debt investments, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate related-loans or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Net Asset Value Calculation and Valuation Guidelines” for a description of how our aggregate NAV is calculated and “Share Repurchases” for a full description of our share repurchase plan and its limitations.
What kind of offering is this?
We are offering up to $2,500,000,000 in shares of common stock on a best efforts basis. In a best efforts offering, the broker-dealers and other financial representatives participating in the offering are only required to use their best efforts to sell the shares of our common stock and do not have a firm commitment or obligation to purchase any shares. Therefore, we may not sell all or any of the shares we are offering. We are offering up to $2,250,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 shares of our common stock under our distribution reinvestment plan. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our distribution reinvestment plan.
This is our fourth public offering of common stock. Our initial public offering of common stock commenced on September 11, 2017, our second public offering commenced on March 2, 2021, our third public offering commenced on November 4, 2022 and this offering commenced on [      ]. As of [      ], we have received gross offering proceeds of approximately $[      ] billion in our public offerings.
It is our intent to conduct a continuous public offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, other regulators, review such amendment until it is declared effective, if at all.
For whom may an investment in your shares be appropriate?
An investment in our shares may be appropriate for you if you:
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meet the minimum suitability standards described above under “Suitability Standards;”

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seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio focused on senior loans secured by commercial real estate in the United States;

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seek to receive current income through regular distribution payments;

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wish to obtain the potential benefit of long-term capital appreciation; and

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are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases — Repurchase Limitations.”
Who can purchase shares in this offering?
Residents of most states may buy shares if they have either (1) a net worth of at least $350,000 or (2) an annual gross income of at least $100,000 and a net worth of at least $100,000. However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Our suitability standards also require that a potential investor: (i) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of FS Real Estate Advisor and Rialto and (e) the tax consequences of the investment.
Our affiliates may also purchase shares of our common stock. The selling commissions and dealer manager fees paid by stockholders may vary in the dealer manager’s discretion. In addition, the dealer manager may waive or reduce selling commissions and/or dealer manager fees in its discretion for any stockholder, including our affiliates.
Is there a minimum initial investment requirement?
Yes. The minimum initial investment for our Class T shares, Class S shares, Class D shares and Class M shares is $5,000 and the minimum initial investment for our Class I shares is $1,000,000, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates. Once you have satisfied the minimum initial purchase requirement for any class of our shares, any additional purchases of shares of such class in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.
Are there any special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement plans that are investing in shares?
Yes. The section of this prospectus entitled “Certain ERISA Considerations” describes certain rules that may be relevant in connection with the purchase of shares by retirement plans subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended the (“Code”). Prospective investors that are employee benefit plans or other plans should read that section of the prospectus very carefully.
Will I receive information regarding the performance of my investment?
Yes. We intend to provide you with periodic updates on our performance and your investment in us, including:
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three quarterly financial reports and investor statements;

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an annual report;

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in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S; and

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confirmation statements after transactions affecting your balance, except reinvestment in distributions in our shares and certain transactions through minimum account investment or withdrawal programs.

Depending on legal requirements, we may post this information on our website, www.fscreit.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov. Our website and the information contained at or connected to our website do not constitute a part of this prospectus.
We disclose the transaction price for each month when available on our website at www. fscreit.com.
When will I be provided with tax information?
We intend to mail your Form 1099-DIV tax information, if required, by January 31 of each year.
Who can help answer my questions?
If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial representative or the dealer manager at:
FS Investment Solutions, LLC
3025 JFK Boulevard
OFC 500
Philadelphia, PA 19104
(877) 628-8575
Attention: Investor Services

PROSPECTUS SUMMARY
This prospectus summary highlights all material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in shares of our common stock.
Unless otherwise noted, the terms “we,” “us,” “our” and the “Company” refer to FS Credit Real Estate Income Trust, Inc. In addition, the terms “FS Real Estate Advisor” and the “adviser” refer to FS Real Estate Advisor, LLC, the term “Future Standard” refers to Franklin Square Holdings, L.P. and not its affiliates, the terms “Rialto” and the “sub-adviser” refers to Rialto Capital Management, LLC, and the terms “FS Investment Solutions” and the “dealer manager” refer to FS Investment Solutions, LLC.
FS Credit Real Estate Income Trust, Inc.
We are a Maryland corporation formed to originate, acquire and manage a portfolio of primarily senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, unsecured debt of listed and non-listed REITs, CDOs and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, construction loans, RMBS and portfolios of single-family home mortgages. As of March 31, 2026, we owned approximately $11.7 billion of assets, comprised primarily of senior, floating-rate loans secured by real property. The properties securing our loans receivable, held-for-investment portfolio were diversified as follows: 53% in multifamily, 13% in hospitality, 12% in office, 9% in industrial, 8% in mixed use, 3% in retail and 2% in various other property types.
As a perpetual-life, non-listed REIT, our investment strategy is not restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event”. We believe that our portfolio allocation to certain real estate-related securities and other liquid assets allows us under normal market conditions to satisfy monthly repurchase requests under our share repurchase plan, and therefore enables our stockholders to obtain liquidity for their investment in us as needed.
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We intend to conduct our operations so that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).
Our office is located at 3025 JFK Boulevard, OFC 500, Philadelphia, PA 19104 and our telephone number is (215) 495-1150. We maintain a toll-free information line at 877-628-8575 where you can obtain our monthly transaction price per share for each share class. You may find additional information about us at our website, www. fscreit.com. The contents of our website are not incorporated by reference in, and are not otherwise a part of, this prospectus.
Summary Risk Factors
An investment in shares of our common stock involves significant risk. You should carefully consider the information found in “Risk Factors” before deciding to invest in shares of our common stock. The following are some of the risks involved in an investment in us:
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You will not have the opportunity to evaluate our future investments before we make them.

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Since there is no public trading market for shares of our common stock, repurchase of shares by us is likely the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis. Our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
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The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described herein) and is not based on any public trading market. Because the valuation of our investments is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

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We cannot guarantee that we will continue to make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, offering proceeds or repayments of our real estate debt investments, and we have no limits on the amounts we may pay from such sources.

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We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser face conflicts of interest as a result of, among other things, the obligation to allocate investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we pay to our adviser and its affiliates.

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There are limits on the ownership and transferability of our shares.

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If we fail to qualify as a REIT and no relief provisions apply, our NAV and the amount of cash available for distribution to our stockholders could materially decrease.

Investment Objectives
Our primary investment objectives are to:
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provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

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preserve and protect invested capital;

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realize appreciation in NAV from proactive investment management and asset management; and

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provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt.

There is no guarantee we will achieve our investment objectives.
Investment Strategy
Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. Our focus on debt investments emphasizes the payment of current returns to investors and the preservation of invested capital, as well as capital appreciation. We directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this provides us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.
Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.
We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties that require renovation or repositioning before more permanent financing can be obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties as well as commercial real estate assets traded in the securitized markets.
In addition to senior, floating-rate mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, unsecured debt of listed and non-listed REITs, CDOs and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, construction loans, RMBS and portfolios of single-family home mortgages.
Our investment strategy capitalizes on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of December 31, 2025, Rialto’s commercial real estate platform, which had, together with the Rialto Entities, approximately 309 professionals operating from 11 offices across the United States and Europe, had approximately $21.7 billion in assets under management. Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a potential competitive advantage for us in executing upon our investment strategy.
See the “Investment Objectives and Strategies” section of this prospectus for a more complete description of our investment policies and the investment limitations imposed by our charter.
Our Board of Directors
We are managed by FS Real Estate Advisor and our executive officers under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors also sets our policies and makes major decisions as required under Maryland law. We currently have a ten-member board of directors, a majority of whom are independent under the provisions of our charter. Our directors are elected annually by our stockholders.
FS Real Estate Advisor
FS Real Estate Advisor is a subsidiary of Future Standard, a national sponsor of alternative investment funds designed for the individual investor. Future Standard was founded in 2007 and has established itself as a leader in the world of alternative investments. Future Standard and its affiliates have 10 global offices with more than 550 professionals worldwide. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage Future Standard’s other affiliated registered investment companies and BDCs (together with our company, the “Fund Complex”). Future Standard and its affiliated investment advisers have under management in the Fund Complex approximately $93 billion in assets as of December 31, 2025.
Our president and chief executive officer, Michael C. Forman, has led FS Real Estate Advisor since its inception. In 2007, he co-founded Future Standard with the goal of delivering alternative investment funds, advised by what Future Standard believes to be best-in-class institutional asset managers, to individual investors nationwide. In addition to leading FS Real Estate Advisor, Mr. Forman currently serves as chairman and/or chief executive officer of all the Future Standard’s funds and their affiliated investment advisers.
FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by Future Standard and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, allows FS Real Estate Advisor to successfully execute our investment strategy. See “Management” for biographical information regarding FS Real Estate Advisor’s senior management team.
Subject to our board of directors’ oversight, we rely on our adviser to manage our day-to-day activities and to implement our investment strategy. Our adviser performs its duties and responsibilities under an advisory agreement with us as a fiduciary of ours and our stockholders. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods.
Our board of directors has approved broad investment guidelines that delegate to FS Real Estate Advisor the authority to execute originations, acquisitions and dispositions of assets on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. These investment decisions are made by FS Real Estate Advisor and require the approval of its investment committee. The members of FS Real Estate Advisor’s investment committee are Michael Kelly, Robert Lawrence and Jane Kitain. Pursuant to a sub-advisory agreement between FS Real Estate Advisor and Rialto, Rialto acts as the sub-adviser, and makes investment recommendations for our benefit to FS Real Estate Advisor. Our board of directors, including a majority of our independent directors, oversees and monitors the performance of FS Real Estate Advisor.
Rialto
FS Real Estate Advisor has engaged Rialto to act as the sub-adviser. Rialto assists FS Real Estate Advisor in identifying investment opportunities and makes investment recommendations for approval by FS Real Estate Advisor according to guidelines set by FS Real Estate Advisor. Rialto also oversees the management of our investment portfolio.
Founded in 2007, Rialto is an integrated investment and asset management and operating business with, including the Rialto Entities, approximately 309 professionals operating from 11 offices across the United States and Europe as of December 31, 2025. The professional team includes specialists in acquisitions, underwriting, real estate asset management, property management, leasing and development services, loan asset management and workouts, loan origination, finance, reporting, legal and special servicing. Rialto is owned by Stone Point Capital, LLC (“Stone Point”), a financial services-focused private equity firm based in Greenwich, Connecticut, in partnership with Rialto’s management team.
As of December 31, 2025, Rialto had approximately $21.7 billion in assets under management. From 2009 through December 31, 2025, Rialto has underwritten, purchased or originated credit investments with a total principal or face value of over $52 billion. More specifically, Rialto, on behalf of its clients or directly on its balance sheet, has invested in real estate loans at various levels of the capital structure (such as senior, senior subordinate or mezzanine) with an original principal balance of nearly $17 billion, CMBS securities with an aggregate face value of approximately $12 billion and seasoned loans with an original principal balance of over $23 billion. In addition, Rialto has securitized loans totaling $8.2 billion of original principal that it originated through its investment vehicles. Overall, Rialto and the other Rialto Entities, through its investment management and in-house asset management arms, as well as its role as Special Servicer on 172 commercial real estate securitizations, has managed approximately $200 billion of commercial real estate loans, since its inception in 2009.
Rialto’s executive management team includes seasoned professionals with significant experience in real estate, distressed debt, property and securities investing through multiple real estate market cycles. Since the early 1990s, members of Rialto’s executive management team have been among the most active acquirers of portfolios of real estate loans and assets from banks, government entities and other financial institutions and investors in structured real estate debt securities, including CMBS.
Rialto’s executive management team includes seasoned professionals with significant experience in real estate, distressed debt, property and securities investing through multiple real estate market cycles. Since the early 1990s, members of Rialto’s executive management team have been among the most active acquirers of portfolios of real estate loans and assets from banks, government entities and other financial institutions and investors in structured real estate debt securities, including CMBS.
Purchase of our Common Stock by Future Standard
Michael C. Forman and David J. Adelman, the principals of Future Standard, contributed an aggregate of $200,000 to purchase 8,000 shares of our Class F common stock as our initial capitalization. These principals will hold these shares of common stock for so long as FS Real Estate Advisor or its affiliate remains our adviser.
As of December 31, 2025, Future Standard and its affiliates own approximately $14.7 million in our Class F shares.
Our Dealer Manager
FS Investment Solutions, our dealer manager, is distributing shares of our common stock in this offering on a best efforts basis. Our dealer manager was formed in 2007 and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is an affiliate of our adviser. Our dealer manager coordinates our distribution effort, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing the offering.
Structure
The following chart shows our current ownership structure and our relationship with FS Real Estate Advisor, Rialto and FS Investment Solutions.
Class T, Class S, Class D, Class M and Class I Shares of Common Stock
We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. In addition, we are offering Class F shares and Class Y shares through our distribution reinvestment plan. The minimum initial investment in our Class T shares, Class S shares, Class D shares and Class M shares is $5,000 and the minimum initial investment in our Class I shares is $1,000,000, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates. The minimum subsequent investment in shares of any class is $500 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.
Class T shares and Class S shares are available through brokerage and transactional-based accounts. Class D shares, Class M shares and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D shares, Class M shares or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, Class M shares or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors or (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers.
For Class T shares, selling commissions of up to 3.0% of the transaction price per Class T share and dealer manager fees of 0.5% of the transaction price per Class T share will be paid at the time of sale, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). For Class S shares, selling commissions of up to 3.5% of the transaction price per Class S share will be paid at the time of sale (subject to certain reductions for certain purchasers). We expect that all selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive. No selling commissions or dealer manager fees will be charged on the sale of Class D shares, Class M shares or Class I shares or any shares issued pursuant to the distribution reinvestment plan.
Class T shares, Class S shares, Class D shares and Class M shares will be subject to a stockholder servicing fee equal to 0.85%, 0.85%, 0.3% and 0.3% per annum, respectively, of the aggregate NAV of our outstanding shares of the applicable class. The stockholder servicing fee for Class T shares will be comprised of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. No stockholder servicing fees will be charged on the Class I shares. See “Compensation — Stockholder Servicing Fees” for a detailed description of the stockholder servicing fee. Because stockholder servicing fees are a class-specific expense for our Class T shares, Class S shares, Class D shares and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
In addition, because the base management fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, and the performance fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
Class F and Class Y Shares of Common Stock
We are offering Class F shares and Class Y shares in this offering pursuant to our distribution reinvestment plan. We previously conducted private offerings of Class F shares and Class Y shares to certain accredited investors. Class F shares are not subject to stockholder servicing fees, the base management fee or the performance fee and as a result are expected to have a higher NAV per share or receive higher distributions than our other share classes. Class Y shares are not subject to stockholder servicing fees or the base management fee but are subject to a performance fee as described in “Compensation.” As a result, Class Y shares are expected to have a higher NAV per share or receive higher distributions than our other share classes with exception of Class F shares as described below.

Private Offering of Class I Shares
In January 2022, we commenced a private offering of Class I shares to certain accredited investors pursuant to an exemption from the registration provisions of the Securities Act, by virtue of Section 4(a)(2) and Regulation D thereunder (the “Class I Private Offering”). No selling commissions, dealer manager fees or stockholder servicing fees are charged in connection with Class I shares sold in the Class I Private Offering.
Fees and Expenses
We pay our adviser, the sub-adviser and our dealer manager the fees and expense reimbursements described below in connection with performing services for us. Our adviser has engaged the sub-adviser to perform certain services for us on our adviser’s behalf. Our adviser compensates the sub-adviser for such services, and we reimburse the sub-adviser for certain expenses incurred by the sub-adviser in performing services for us to the extent such expenses are reimbursable pursuant to the advisory agreement. We do not intend to pay acquisition, disposition or financing fees to our adviser or the sub-adviser in connection with the purchase or sale of our investments, although our charter permits us to do so.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Organization and Offering Stage
Upfront Selling Commissions and Dealer Manager Fees — The Dealer Manager	We pay the dealer manager upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price per Class T share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). We pay the dealer manager upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.	Actual amounts depend upon the number of Class T shares and Class S shares sold and the transaction price of each Class T share and Class S share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $37.5 million and $0.5 million, respectively, if we sell the maximum amount in our primary offering and 5% and 45% of our offering proceeds are from the sale of our Class T shares and Class S shares, respectively.
No selling commissions or dealer manager fees are payable on the sale of Class D shares, Class M shares or Class I shares or on shares of any class sold pursuant to our distribution reinvestment plan.
Stockholder Servicing Fees — The Dealer Manager
Subject to limitations described below, we pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or by broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
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with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through

Actual amounts depend upon the NAV of our Class T shares, Class S shares, Class D shares and Class M shares, the number of Class T shares, Class S shares, Class D shares and Class M shares outstanding and when such shares are purchased. For Class T shares, Class S shares, Class D shares and Class M shares, stockholder servicing fees will equal approximately $0.9 million, $8.3 million, $0.3 million and $0.3 million per annum, respectively, if we sell the maximum amount in our primary offering, assuming that 5%, 45%, 5%, 5% and 40% of our offering proceeds are from the sale of each of our Class T shares, Class S shares, Class D shares,

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
Class M shares and Class I shares, respectively, NAV per share remains constant and none of our stockholders participate in our distribution reinvestment plan.
• with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV our outstanding S shares;
• with respect to our outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares; and
• with respect to our outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares.
We do not pay a stockholder servicing fee with respect to our Class I shares, Class F shares or Class Y shares.
Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.
Because stockholder servicing fees are a class-specific expense and are calculated based on the NAV of our Class T shares, Class S shares, Class D shares and Class M shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
issued under our distribution reinvestment plan.
We will cease paying stockholder servicing fees with respect to any Class T shares and Class S shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to any Class M shares and Class D shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 7.25% and 1.25%, respectively (or a lower limit for shares sold by certain participating broker-dealers or financial institutions), of the gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap.
At the end of such month that the sales charge cap is reached, each Class T share, Class S share, Class D share or Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to Class T shares

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
over approximately 6.5 years from the date of purchase, with respect to Class S shares over approximately 6.5 years from the date of purchase, with respect to Class D shares over approximately 4.2 years from the date of purchase and with respect to Class M shares over approximately 24.2 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.
In addition, we will cease paying stockholder servicing fees on each Class T share, Class S share, Class D share and Class M share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in a transaction in which holders of Class T shares, Class S shares, Class D shares and Class M shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for stockholder servicing fees or distributions payable on our shares.
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see “Plan of Distribution — Compensation of

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Dealer Manager and Participating Broker-Dealers — Stockholder Servicing Fees — Class T Shares, Class S Shares, Class D Shares and Class M Shares.”
Organization and Offering Expenses — Our Adviser	We reimburse our adviser for any organization and offering expenses that our adviser or the sub-adviser has advanced or incurred on our behalf, up to a cap of 0.75% of gross proceeds raised in our public offerings in excess of $250 million. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude selling commissions, dealer manager fees and stockholder servicing fees. See “Management — The Advisory Agreement — Fees and Expenses — Expense Reimbursement” for more information.	If we sell the maximum amount in our primary offering, we estimate our organization and offering expenses with respect to this offering will be $12.4 million. As of March 31, 2026, our adviser has incurred $2.8 million in organization and offering expenses on our behalf in connection with our public offerings that remains subject to reimbursement.
After the termination of this offering, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses (including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation) that we incur exceed 15% of our gross proceeds from this offering.
Operational Stage
Operating Expenses — Our Adviser and the Sub-Adviser	We reimburse any operating expenses paid by or on behalf of our adviser, the sub-adviser or their respective affiliates, subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fees) during	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors. We do not reimburse our adviser or the sub-adviser for any services for which it receives a separate fee.
Our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. See “Management — Expense Limitation Agreement.”
Advisory Fees — Our Adviser	Base management fee: Our adviser receives a base management fee equal to 1.25% of our NAV per annum for our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, payable quarterly and in arrears. The payment of all or any portion of the base management fee accrued with respect to any quarter may be deferred by our adviser, without interest, and may be taken in any such other quarter as our adviser may determine. In calculating our base management fee, we use our NAV before giving effect to accruals for such fee, stockholder servicing fees or distributions payable on our shares. The base management fee is a class-specific expense. No base management fee is paid on our Class F shares or Class Y shares.	Actual amounts of the base management fee depend upon the aggregate NAV of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. The base management fee attributed to shares sold in this offering will equal approximately $27.6 million per annum if we sell the maximum amount in our primary offering, assuming that 5%, 45%, 5%, 5% and 40% of our offering proceeds are from the sale of each of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, respectively, NAV per share remains constant and none of our stockholders participate in our distribution reinvestment plan.
	Performance fee: Our adviser may be entitled to a performance fee, which is calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted	Actual amounts of the performance fee depend upon our Core Earnings and, therefore, cannot bedetermined at this time.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of shares of our common stock other than Class F shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to stockholders of Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, computed in accordance with GAAP (provided that net income (loss) attributable to Class Y stockholders shall be reduced by an amount equal to the base management fee that would have been paid if Class Y shares were subject to such fee), including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our adviser and our independent directors and approved by a majority of our independent directors.
The performance fee is a class-specific expense. No performance fee is paid on our Class F shares.
Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of all base management fees and performance fees payable to our adviser.
Our adviser may elect to receive its base management fee and performance fee in (i) cash, (ii) Class I shares, (iii) performance-contingent Class I share awards (“Class I PCRs”), or (iv) a combination of cash, Class I shares, or Class I PCRs. See “Management — The Advisory Agreement — Fees and Expenses” for more information.
Administrative Services Fee — Our Adviser	As compensation for the non-investment advisory services, our adviser receives an administrative services fee equal to 1.0% of our NAV per annum attributable to all shares of our common stock, before giving effect to any accruals for the base management fee, the performance fee, the administrative services fee, the stockholder servicing fee or any distributions. Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of the administrative services fee payable to our adviser. The administrative services fee is payable quarterly and in arrears in the cash equivalent number of restricted stock units	Actual amounts depend upon our aggregate NAV. The administrative services fee attributed to shares sold in this offering will equal approximately $22,1 million per annum if we sell the maximum amount in our primary offering, assuming that 5%, 45%, 5%, 5% and 40% of our offering proceeds are from the sale of each of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, respectively, NAV per share remains constant and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
representing the right to receive Class I shares (“Class I RSUs”), subject to the terms and conditions set forth in the Class I RSU agreement. See “Management — The Advisory Agreement — Fees and Expenses” for more information.
Acquisition Expense Reimbursement — Our Adviser and the Sub-Adviser	We reimburse our adviser and the sub-adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired. In no event shall such expenses exceed an amount equal to 6% of the loan amount or contract purchase price of the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Origination Fees — Our Adviser and the Sub-Adviser	Our adviser or the sub-adviser may retain from the borrower origination fees up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing.	Actual amounts depend on the dollar value of loans originated where origination fees are paid to our adviser or the sub-adviser.
Fees from Other Services — Our Adviser, the Sub-Adviser and/or their affiliates	We may retain third parties, or our adviser, the sub-adviser or their respective affiliates, for necessary services relating to our investments or our operations, including capital markets restructuring services, valuation services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/ brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. The sub-adviser provides periodic valuations of certain investments held by us and is entitled to a fee of $1,000 per valuation. Any fees paid to our adviser, the sub-adviser, or their affiliates for any such services will not reduce the advisory fees or the administrative services fees. Any such arrangements will be at market terms and rates.	Actual amounts depend on the number of valuations performed by the sub-adviser and whether our adviser, the sub-adviser or their affiliates are actually engaged to perform any additional services.

Conflicts of Interest
Our adviser, our dealer manager, the sub-adviser and certain of their affiliates may experience conflicts of interest in connection with the management of our business affairs and this offering, including, but not limited to, the following:
•
Our adviser, the sub-adviser and their managers, directors, officers and other personnel have to allocate their time between us and other investment programs and business activities in which they may be involved;

•
The terms of our advisory agreement and dealer manager agreement were not negotiated at arm’s length;

•
Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, our adviser receives advisory fees (which it will share with the sub-adviser) and may receive other compensation in connection with the management of our portfolio;

•
The base management fee that we pay to our adviser is based upon our NAV, and our adviser is responsible for the calculation of our monthly NAV;

•
Because our dealer manager is an affiliate of our adviser, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review;

•
The sub-adviser has obligations to other investment vehicles which it manages or advises that may prevent it from presenting to our adviser and to us investment opportunities that might be of interest to us; and

•
The sub-adviser has affiliates that originate commercial mortgage loans, and we may purchase portfolios of loans, or securities backed by loans that were originated by affiliates of the sub-adviser or engage in other transactions with its affiliates.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate these potential conflicts, as well as “Risk Factors — Risks Related to Conflicts of Interest.”
Estimated Use of Proceeds
We intend to use substantially all of the proceeds from this offering, net of expenses, to originate, acquire and manage a portfolio of real estate-related investments in accordance with our investment objectives and using the strategies described in this prospectus. We anticipate that any remaining proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses, the repurchase of shares under our share repurchase plan and the repayment of indebtedness under various financing arrangements we may enter into. However, we have not established limits on the use of proceeds from this offering or the amount of funds we may use from available sources to make distributions to our stockholders. We seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment objectives, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell the maximum amount we are offering. If we sell only a portion of the amount we are offering, we may be unable to achieve our investment objectives. Pending investment of the proceeds raised in this offering, we intend to invest the net proceeds primarily in cash, cash equivalents or short-term securities. See “Estimated Use of Proceeds.”
NAV Calculation
Our adviser is responsible for the calculation of our NAV. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our investments will be valued.

In order to calculate our NAV at the end of each month, our adviser allocates any change in our aggregate NAV (whether an increase or decrease) among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, advisory fees, administrative services fees, stockholder servicing fees, distributions, any applicable organization and offering costs, expense reimbursement and unrealized/ realized gains and losses on assets. The net portfolio income is calculated and accrued on the basis of data extracted from (1) the quarterly budget for each investment and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events when our adviser becomes aware of such events and the relevant information is available and (3) material originations, acquisitions and dispositions of investments occurring during the month. On an ongoing basis, based on information provided by our adviser, the sub-adviser and independent valuation services, our adviser adjusts the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of accruals for which financial information is available.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, our adviser incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of shares of our common stock and accruals of class-specific expenses such as stockholder servicing fees and advisory fees. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month. NAV is intended to reflect our estimated value on the date that NAV is determined, and NAV of any class at any given time will not reflect any obligation to pay future stockholder servicing fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, has no effect on the NAV of any class. “See Net Asset Value Calculation and Valuation Guidelines” for more information on how we calculate NAV and the limits on this calculation.
Relationship between our NAV and our Transaction Price
Generally, our transaction price equals our prior month’s NAV. The transaction price is the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price is generally based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.
In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.
Leverage
We use prudent levels of leverage to provide additional funds to support our investment activities. In addition to our financing facilities described in “Operating Information — Indebtedness,” we may in the future incur additional debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements.
We may also issue additional debt or equity securities to fund our growth. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which is approximately 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See

“Investment Objectives and Strategies — Financing Strategy and Financial Risk Management” for more details regarding our leverage policies.
The amount of leverage we employ for particular assets depends upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at the then-current time. We endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.
As of December 31, 2025, our ratio of leverage to total net assets was 210%. Our board of directors will continue to review our ratio of leverage to total net assets on a quarterly basis, as required by our charter.
1940 Act Considerations
We are not registered, and do not intend to register our company or any of our subsidiaries, as an investment company under the 1940 Act.
We conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries that (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.
With respect to Section 3(a)(1)(A), we do not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we are primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.
If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).
Through our subsidiaries we originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the total assets of our subsidiaries will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(6) or Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.
We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(6) or Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exception from the definition of investment company.
Existing SEC no-action positions regarding the requirements of Section 3(c)(5)(C) were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.
To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exception from the definition of investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business as currently conducted, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. For more information on issues related to compliance with the 1940 Act, see “Investment Objectives and Strategies — Operating and Regulatory Structure — 1940 Act Considerations.”

RISK FACTORS
An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent the known material risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.
Risks Related to an Investment in Us
You will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
We are not able to provide you with any information relating to any future investments that we may acquire, and as a result, it may be difficult for you to evaluate our ability to achieve our investment objectives. We will continue to seek to invest substantially all of the future net offering proceeds from this offering, after the payment of fees and expenses, to originate, acquire and manage a portfolio of primarily senior loans secured by commercial real estate primarily in the United States. However, because you are unable to evaluate the economic merit of our future investments before we make them, you have to rely entirely on the ability of FS Real Estate Advisor and Rialto to select suitable and successful investment opportunities. Furthermore, FS Real Estate Advisor and Rialto have broad discretion in selecting the types of loans we will invest in, and you do not have the opportunity to evaluate potential investments. These factors increase the risk that your investment in shares of our common stock may not generate returns comparable to other real estate investment alternatives.
There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We intend to repurchase shares on a monthly basis at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share), and not based on the price at which you initially purchased your shares. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases.”
Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify or suspend our share repurchase plan at any time.
We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter. Repurchase requests have exceeded these limits and may exceed these limits again in the future. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
Additionally, the vast majority of our assets will consist of assets that cannot generally be liquidated quickly. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate-related assets or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, our share repurchase plan could remain suspended for a significant period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases — Repurchase Limitations.”
We have incurred net losses under GAAP in the past and may incur net losses in the future, and we have an accumulated deficit and may continue to have an accumulated deficit in the future.
For the year ended December 31, 2025, we had net income attributable to our stockholders of approximately $169.89 million. As of December 31, 2025, we had an accumulated deficit of approximately $160.90 million. We may incur net losses and continue to have an accumulated deficit in the future.
Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.
The total amount of shares that we repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter. Repurchase requests that exceed the monthly repurchase limits will be repurchased on a pro rata basis. Economic events affecting the U.S. and global economies, such as the general negative performance of the real estate sector, disruptions in the labor market (including labor shortages and unemployment), inflation, geopolitical events and military conflicts, could cause our stockholders to seek to have us repurchase their shares pursuant to our share repurchase plan. Repurchase requests for the months of March, April and May 2020 exceeded the monthly repurchase limit. In December 2022, February 2024, August 2024, September 2024 and March 2025, repurchase requests would have exceeded the monthly and/or quarterly limit, but our board of directors increased the limits for such period and as a result, all repurchase requests were satisfied. Even if we are able to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be adversely affected.
We may be unable to pay or maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to acquire or originate commercial real estate debt and other targeted investments as offering proceeds become available, income from such investments and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We cannot assure you that we will be able to pay distributions or that distributions will increase over time. We cannot give any assurance that returns from the investments that we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real estate debt, mortgage, transitional or subordinated loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify or maintain our qualification as a REIT, which may materially adversely affect your investment.
We may pay distributions from sources other than our cash flow from operations, which may cause us to have less funds available for investment in assets and your overall return may be reduced.
Our organizational documents permit us to pay distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, repayments of our real estate debt investments, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the extent to which our adviser elects to receive its base management fee and performance fee in Class I shares or Class I PCRs. Funding distributions from offering proceeds, borrowings, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments will result in us having less funds available to acquire investments. Funding distributions from sources other than cash flow from operations may also decrease our NAV. As a result, the return you realize on your investment may be reduced. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from these alternative sources may occur, and an extended period of making distributions from such sources would likely be unsustainable.
To the extent we incur borrowings to fund distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of borrowings as a source of distributions and the ultimate repayment of such borrowings could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.
Our adviser may defer the payment of all or any portion of the base management fee accrued with respect to any quarter, without interest, and may be taken in any such other quarter as our adviser may determine. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. Additionally, the payment of the base management fee and performance fee in Class I shares or in Class I PCRs will dilute your ownership interest in us. Our adviser may elect, at a later date, to have us repurchase some or all of the Class I shares issued to our adviser in accordance with the advisory agreement, including Class I shares issued pursuant to any Class I PCRs, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to repurchase these shares, which will reduce cash available for distribution to you or for investment in our operations.
If we are unable to find suitable investments, we may not be able to achieve our investment objectives.
We compete to originate and acquire real estate debt investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire securities and other assets, than we do. We cannot be sure that our adviser and the sub-adviser will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest the net offering proceeds on attractive terms. If we, through our adviser and the sub-adviser, are unable to find suitable investments promptly, we will hold the proceeds from this offering in short-term, low risk, highly-liquid, interest-bearing investments. We expect we will earn yields substantially lower than the interest income that we anticipate receiving from investments in the future that meet our investment criteria. As a result, any distributions we make while our portfolio is not fully invested in assets meeting our investment criteria may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested in assets meeting our investment criteria. In the event we are unable to locate suitable investments in a timely manner, we may be unable or limited in our ability to make distributions and we may not be able to achieve our investment objectives.
We depend upon key personnel of our adviser, the sub-adviser and their respective affiliates.
We are an externally managed REIT; and therefore, we do not have any internal management capacity or employees. Our officers are also employees of our adviser. We depend to a significant degree on the diligence, skill and network of business contacts of certain of our executive officers and other key personnel of our adviser and the sub-adviser to implement our investment strategy and operate our company, all of whom would be difficult to replace. Our adviser, with the assistance of the sub-adviser, is responsible for evaluating, negotiating, structuring, closing and monitoring our investments in accordance with the terms of the advisory agreement.
We depend upon the senior professionals of our adviser and the sub-adviser to maintain relationships with potential sources of investments, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. We cannot assure you that these individuals will continue to be employed by our adviser or the sub-adviser or that they will continue to be available to us to provide investment advice. If these individuals, including the members of our adviser’s investment committee, do not maintain their existing relationships with our adviser, maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow or manage our investment portfolio. We believe that our future success depends, in large part, on FS Real Estate Advisor’s and Rialto’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition to employ and retain such personnel is intense, and we cannot assure you that FS Real Estate Advisor or Rialto will be successful in doing so. In addition, individuals with whom the senior professionals of our adviser or the sub-adviser have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.
If our adviser or the sub-adviser is unable to manage our investments effectively, we may be unable to achieve our investment objectives.
Our ability to achieve our investment objectives depends on our ability to manage our business and to grow our business. This depends, in turn, on our adviser’s and the sub-adviser’s ability to identify, invest in and monitor assets that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis depends upon our adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our adviser has substantial responsibilities under the advisory agreement, certain, of which it has engaged the sub-adviser to perform. The personnel of our adviser and the sub-adviser are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Failure by us, our adviser, sub-adviser, joint venture partners, consultants and other service providers to implement effective information and cyber security policies, procedures and capabilities could disrupt our business or adversely affect our results of operations.
We have been, and likely will continue to be, subject to computer hacking, acts of vandalism or theft, malware, computer viruses or other malicious codes, phishing, employee error or malfeasance, catastrophes, unforeseen events or other cyber-attacks. To date, we have seen no material impact on our business or operations from these attacks or events. Any future externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability. We and our adviser, sub-adviser, joint venture partners, consultants, and other service providers are dependent on the effectiveness of our respective information and cyber security policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. The ever-evolving threats mean we and our third-party service providers and vendors must continually evaluate and adapt our respective systems and processes and overall security environment. There is no guarantee that these measures will be adequate to safeguard against all data security breaches, system compromises or misuses of data.
If we, our adviser, our sub-adviser and their affiliates and our and their respective third-party service providers are unable to maintain the availability of electronic data systems and safeguard the security of data, our ability to conduct business may be compromised, which could impair our liquidity, disrupt our business, damage our reputation or otherwise adversely affect our business.
Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. We, our affiliates and our and their respective third-party service providers are subject to cybersecurity risks. Our business operations rely upon secure information technology systems for data processing, storage and reporting. We depend on the effectiveness of the information and cybersecurity policies, procedures and capabilities maintained by our adviser, sub-adviser and their affiliates and our and their respective third-party service providers to protect their computer and telecommunications systems and the data that reside on or are transmitted through them. Cybersecurity risks have significantly increased in recent years and, while we have not experienced any material losses relating to cyber-attacks or other information security breaches, we could suffer such losses in the future. Our, our adviser, sub-adviser and their affiliates and our and their respective third-party service providers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact, as well as cyber-attacks that do not have a security impact but may nonetheless cause harm, such as causing denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) on websites, servers or other online systems. Additionally, the risk of cybersecurity incidents may be heightened by the increased prevalence and use of artificial intelligence and machine-learning technology. If one or more of such events occur, it could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our adviser, sub-adviser or their affiliates and our and their respective third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations.
Substantial costs may be incurred in order to prevent any cyber incidents in the future. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. There is no assurance that any efforts to mitigate cybersecurity risks undertaken by us, our adviser, sub-adviser or their affiliates, or our or their respective third-party service providers will be effective. If we fail to comply with the relevant laws and regulations, we could suffer financial losses, a disruption of our business, liability to investors, regulatory intervention or reputational damage.
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that, to the extent permitted by Maryland law, no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct or, in the case of our directors who are also our executive officers or affiliates of our adviser, for simple negligence or misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, executive officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Management — Indemnification.”
Uncertainty with respect to the global economy and that of the United States could have a significant adverse effect on our business, financial condition and results of operations.
Our business and operations are currently dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues and military conflicts (including the conflicts in the Middle East and Ukraine), inflation, Federal Reserve short term rate decisions, foreign exchange rates, the availability and cost of credit, the Chinese economy, and a weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the commercial real estate market for some time. Adverse conditions in the commercial real estate industry could harm our business and financial condition by, among other factors, the tightening of the credit markets, decline in the value of our assets and continuing credit and liquidity concerns and otherwise negatively impacting our operations.
Uncertainty about U.S. federal initiatives could negatively impact our business, financial condition and results of operations.
There is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. The current U.S. presidential administration’s changes to U.S. policy may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know the impact of them.
Changes to U.S. tariff and import/export regulations may have an adverse effect on our business, financial condition and results of operations.
Recently, shifts in U.S. trade policy, including new or increased tariffs and uncertainty surrounding existing international trade agreements, have contributed to heightened volatility in global markets and economic conditions. Such uncertainty can influence business activity and supply chains, which may adversely affect general market performance and our operations. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and have a material adverse effect on our business, financial condition and results of operations.
Risks associated with climate change may adversely affect our business and financial results and damage our reputation.
There has been increasing awareness of severe weather and other climate events outside of the historical norm as well as increasing concern from government agencies about the effects of climate change on the environment. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Such restrictions and requirements, along with rising insurance premiums resulting from climate change, could increase our costs or require additional technology and capital investment by our borrowers, which could adversely affect our results of operations. Further, physical effects of climate change including changes in global weather patterns, rising sea levels, changing temperature averages or extremes and extreme weather events such as hurricanes, droughts or floods, can also have an adverse impact on certain properties. As the effects of climate change increase, we expect the frequency and impact of weather and climate-related events and conditions to increase as well.
We are subject to risks associated with artificial intelligence and machine learning technology.
Artificial intelligence, including machine learning and similar tools and technologies that collect, aggregate, analyze or generate data or other materials, or collectively, AI, and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve.
Recent technological advances in AI pose risks to us, our adviser, and our portfolio investments. We and our portfolio investments could also be exposed to the risks of AI if third-party service providers or any counterparties, whether or not known to us, also use AI in their business activities. We and our portfolio companies may not be in a position to control the use of AI technology in third-party products or services.
Use of AI could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming accessible by other third-party AI applications and users. While the adviser does not currently use AI to make investment recommendations, the use of AI could also exacerbate or create new and unpredictable risks to our business, the adviser’s business, and the business of our portfolio companies, including by potentially significantly disrupting the markets in which we and our portfolio companies operate or subjecting us, our portfolio companies and the adviser to increased competition and regulation, which could materially and adversely affect the business, financial condition or results of operations of us, our portfolio companies and the adviser. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by our portfolio companies and the adviser.
Independent of its context of use, AI technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error — potentially materially so — and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI technology. To the extent that we or our portfolio investments are exposed to the risks of AI use, any such inaccuracies or errors could have adverse impacts on us or our investments.
AI technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.
Risks Related to This Offering and Our Corporate Structure
No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, prospectively or retroactively, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of shares of our common stock, after applying certain rules of attribution. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares — Restriction on Ownership of Shares of Our Stock.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.
Our board of directors may classify or reclassify any unissued shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.
We may change our investment and operational policies without stockholder consent.
Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved broad investment guidelines with which we must comply, but these guidelines provide our adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Our investors will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,225,000,000 shares of common stock. Pursuant to our charter, a majority of our entire board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval. After an investor purchases shares, our board of directors may elect to sell additional shares in the future, issue equity interests in private offerings or issue share-based awards to our independent directors. To the extent we issue additional equity interests after an investor purchases our shares, an investor’s percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, an investor may also experience dilution in the book value and fair value of his or her shares.
Our ability to conduct our continuous offering successfully depends, in part, on the ability of the dealer manager to successfully establish, operate and maintain a network of broker-dealers.
The success of our continuous public offering, and correspondingly our ability to implement our investment strategy, is dependent upon the ability of the dealer manager to establish and maintain a network of licensed broker-dealers and other agents to sell our shares. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through our continuous public offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend this offering to certain retail customers, or the amount of shares which are recommended to such customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, many of which exist, our ability to raise capital may be adversely affected. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.
Your investment return may be reduced if we are required to register as an investment company under the 1940 Act.
We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the 1940 Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the 1940 Act imposing, among other things:
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limitations on capital structure;

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restrictions on specified investments;

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prohibitions on transactions with affiliates; and

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compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were to become obligated to register ourselves or any of our subsidiaries as an investment company, the requirements imposed on registered investment companies would make it unlikely that we would be able to operate our business as currently contemplated and as described herein.
We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.
With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.
If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).
Through our subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, participations in mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the assets of our subsidiaries will be investments that will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(6) or Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.
We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(6) or Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exception from registration. Existing SEC no-action positions regarding the requirements of Section 3(c)(5)(C) were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.
To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income-or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exception from the definition of investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business as currently conducted, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. Moreover, if we are required to register as an investment company, the requirements imposed on registered investment companies under the 1940 Act would make it unlikely that we would be able to operate our business as currently contemplated and as described in this prospectus. For more information on issues related to compliance with the 1940 Act, see “Investment Objectives and Strategies — Operating and Regulatory Structure — 1940 Act Considerations.”
Purchases and repurchases of our shares of our common stock are not made based on the current NAV per share of our common stock.
Generally, our offering price per share and the price at which we make repurchases of our shares is equal to the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you submit your subscription or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and repurchase price will not equal our NAV per share as of any time.
Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.
For the purposes of calculating our NAV, our commercial real estate debt investments and related instruments will generally be valued at amortized cost, net of unamortized acquisition premiums or discounts, loan fees, and origination costs, as applicable, unless the loans are deemed impaired. At least quarterly, our adviser, with assistance from the sub-adviser, will evaluate for impairment each loan classified as held-for-investment.
Our mortgage-backed securities that we do not hold for the purpose of selling in the near-term or may dispose of prior to maturity, are classified as available-for-sale and are reported at fair value. On a monthly basis, our adviser values such securities using quotations obtained from an independent third-party pricing service, which provides prevailing bid and ask prices that are screened for validity by the third-party pricing service on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser obtains bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities are valued at the mid-point of the average bid and ask prices obtained from such sources. Our mortgage-backed securities are classified as held-to-maturity when we intend to and can hold such securities until maturity and are valued at amortized cost, net of unamortized acquisition premium or discount.
The market value of each of our exchange-traded securities will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded. If no sale is reported for an exchange-traded security on the valuation date or if a security is an over-the-counter security, our adviser intends to value such securities using quotations obtained from an independent third-party pricing service, which will provide prevailing bid and ask prices that are screened for validity by the service from dealers on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser intends to obtain bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities will be valued at the mid-point of the average bid and ask prices obtained from such sources.
Our real property investments are initially valued at cost, which we expect to represent fair value at that time. Our adviser, with assistance from the sub-adviser, expects to receive an appraisal performed by an independent third-party appraisal firm on each property prior to or upon acquisition. Following acquisition, our real property investments will not be appraised by an independent third-party appraisal firm. Instead, each property will be valued monthly by our adviser using current market data and a valuation provided by an independent third-party valuation firm. The independent third-party valuation firm will provide a monthly valuation for each property using the discounted cash flow methodology (income approach) as the primary methodology, although other industry standard methodologies may be used, including the sales comparison and replacement cost approaches. Each year, the independent third-party valuation firm will provide an annual valuation for each property, which will be consistent with its monthly valuation but will also reflect (i) property specific factors such as property income, cash flow forecasts, capital improvements and key performance indicators (e.g. occupancy rates) and (ii) market specific factors such as discount rates, capitalization rates and market sale transactions.
To the extent we hold other types of investments for which no secondary market exists, such as distressed or below investment grade debt or equity interests, our adviser intends to value such investments at fair value, which will be determined in good faith by our adviser in accordance with our valuation guidelines. For more information regarding our valuation process, see “Net Asset Value Calculation and Valuation Guidelines.”
Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses, and, following acquisition, our real property investments will not be appraised by an independent third-party appraisal firm. Although our valuation guidelines are designed to accurately and fairly determine the value of our assets, determinations and valuations are only estimates, and ultimate realization depends on conditions beyond our adviser’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not, however, retroactively adjust the valuation of such assets, the price of shares of our common stock or the price we paid to repurchase shares of our common stock. Because the repurchase price per share for each class of common stock is equal to the transaction price on the applicable repurchase date (which is generally equal to our prior month’s NAV per share), you may receive less than realizable value for your investment.
No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to our valuation guidelines.
There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price for shares of common stock. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. In addition, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation guidelines at least annually and may, at any time, adopt changes to our valuation guidelines. See “Net Asset Value Calculation and Valuation Guidelines” for more details regarding our valuation guidelines.
Our NAV per share may suddenly change if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.
Our investments are valued on a monthly basis in accordance with our valuation guidelines. As such, when these new valuations are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. These changes in an investment’s value may be as a result of investment-specific events or as a result of more general changes to real estate values resulting from local, nation or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on senior floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Risks Related to Conflicts of Interest
There are significant potential conflicts of interest that could affect our investment returns.
As a result of our arrangements with Future Standard, our adviser, our adviser’s investment committee and the sub-adviser, there may be times when Future Standard, our adviser, the sub-adviser or such persons have interests that differ from those of our stockholders, giving rise to a conflict of interest.
The members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by our adviser or its affiliates. Similarly, our adviser, the sub-adviser or their respective affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may prevent them from presenting attractive investment opportunities to us or otherwise may not be in the best interests of us or our stockholders. For example, the members of our adviser’s investment committee have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by our adviser and its affiliates. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among us and other investment funds or accounts advised by or affiliated with our adviser. Similarly, the sub-adviser and its affiliates manages or serves as the advisor to separately managed accounts, investment funds and other investment vehicles that invest in real estate-related assets and there are certain contractual limitations on the investment opportunities that Rialto may present to us. See “Conflicts of Interest-Conflicts Involving Rialto.” Our adviser and the sub-adviser will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their allocation policies. In addition, not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”
Our adviser and the sub-adviser will face a conflict of interest because the fees they and the dealer manager will receive are based in part on our NAV, which our adviser is responsible for determining, and which may reflect valuations performed by our adviser and the sub-adviser.
Our adviser, the sub-adviser and the dealer manager receive various fees based on our NAV, which is calculated by our adviser and which reflects valuations performed by our adviser and the sub-adviser. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net income and liabilities. Therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our adviser, the sub-adviser and their respective affiliates may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.
Our adviser, the sub-adviser, dealer manager and their respective officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.
Our adviser, the sub-adviser, dealer manager and their respective officers and employees who serve as our executive officers or otherwise as our key personnel and their respective affiliates who serve as key personnel, general partners, sponsors, managers, owners and advisers of other investment programs, including investment funds sponsored by Future Standard or by Rialto, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

We may engage in transactions with an affiliate of the sub-adviser; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
We may purchase CMBS or other investment vehicles that include mortgage loans originated by an affiliate of the sub-adviser or engage in other transactions with an affiliate of the sub-adviser. While all decisions to purchase CMBS or engage in other transactions in these circumstances are made by our adviser, who is un-affiliated with the sub-adviser, such transactions would benefit affiliates of the sub-adviser. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties given our adviser’s dependency on the sub-adviser to implement our investment strategy and manage our investment portfolio.
The interests and incentives of the sub-adviser may not always be aligned with our interests.
Subject to certain investment limitations, we may make an investment in an asset or property in which another client or an affiliate of the sub-adviser holds an investment in a different class of debt or equity securities or obligations. For example, we may acquire an interest in a senior mortgage loan on a particular property with respect to which a client or an affiliate of the sub-adviser holds or acquires mezzanine debt, a companion loan or other additional debt or an equity interest or other type of interest. These transactions may cause such client or affiliate of the sub-adviser which holds or acquires the mezzanine debt, companion loan or other additional debt or interest, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, ours. As a result, such transactions could pose potential conflicts of interest should an event arise that requires Rialto to take an action that will impact us and its other client or affiliate in different ways. While the sub-adviser has policies in place that are designed to manage the potential conflicts of interest between the sub-adviser’s obligations to us and its fiduciary duties to other clients, not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”
In addition, since Rialto and its affiliates, and Stone Point and its affiliates engage in a broad spectrum of real estate related activities, they may have direct or indirect interests in real properties that are in the same markets as, and compete with, certain of the real properties underlying our investments. Consequently, personnel of Rialto or its affiliates who perform services on our behalf may also perform services related to real properties that compete with the real properties underlying our investments.
Having acquired multiple deals from loan contributors and issuing banks, Rialto’s affiliates have developed extensive relationships which provide a source of potential opportunities for clients as well as Rialto and its affiliates. However, it is further possible that such business opportunities could present conflicts between our interests and that of Rialto and its affiliates.
Affiliates of the sub-adviser will participate in various capacities in asset-backed securities transactions which may be target investments and they will derive ancillary benefits from such transactions.
We may invest in asset-backed securities transactions, including CMBS transactions, in which certain affiliates of the sub-adviser or other clients will directly or indirectly sell commercial mortgage loans or other assets (and, therefore, certain affiliates of the sub-adviser will participate in such asset-backed securities transactions as a sponsor and/or mortgage loan seller). In addition, the investor in the B-piece of a CMBS pool typically has the right to appoint the special servicer for the loans that are serviced under that pool’s pooling and servicing agreement. Rialto Capital Advisors, LLC (“RCA”), an affiliate of the sub-adviser, has been appointed as the special servicer for asset-backed securities transactions in which we invest. Typically, the special servicer is primarily responsible for making decisions and performing certain servicing functions with respect to mortgage loans as to which specified events (such as a default or an imminent default) have occurred and for reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions. RCA is remunerated for these services, and such remuneration will not offset other fees payable to the adviser, sub-adviser or their respective affiliates. Affiliates of RCA may also be entitled to fees where an affiliate serves as a sponsor of a CMBS pool, and such remuneration will not offset other fees payable to the sub-adviser and its affiliates from us. Affiliates of the sub-adviser also may participate in asset-backed securities transactions in which we invest in other capacities or roles. Affiliates of the sub-adviser participate in asset-backed securities transactions in which we invest as a mortgage loan seller, a sponsor, a special servicer and/or in other capacities or roles and therefore, have derived ancillary benefits from such transactions, and their respective incentives may not be aligned with our interests. In particular, in such transactions affiliates of the sub-adviser will receive compensation, commissions, payments, rebates, remuneration and/or business opportunities in connection with or as a result of their participation in such asset-backed securities transactions (which may continue even after an investment is disposed of).
The pooling and servicing agreements of CMBS pools and other pools of mortgage loans typically require the special servicer to service and administer loans in such pools in the best interest of all classes of certificate holders and without regard to any other relationship or interest that the special servicer or any of its affiliates may have with respect to the related properties or borrowers (such as an interest of a Rialto client as a lender on other debt) or any investment in the pool. In these or similar circumstances, RCA or the other party that is acting as special servicer would be required to put the interests of all classes of investors in the pool of mortgage loans ahead of the interests of only our company, and the special servicer may be required to take certain actions that would be adverse to our interests. Any such conflicts of interest would need to be resolved in accordance with the applicable mechanisms in the relevant pooling and servicing agreement, such as those pertaining to the resignation of the special servicer. Pooling and servicing agreements entered into starting with the third quarter of 2015 require the special servicer to recuse itself by resigning as special servicer with respect to the loan in connection with which the conflict arose.
The interests and incentives of property managers and borrowers may not always be aligned with our interests.
Many property managers for the properties securing our loans or their affiliates may manage additional properties, including properties that may compete with those properties. Affiliates of the property managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the properties securing our loans may accordingly experience conflicts of interest in the management of those properties. There can be no assurance that a property manager will not divert potential tenants from a property owned or managed by it and securing one of our loans to a competing property that is owned or managed by it or an affiliate.
Many of the borrowers under our loans may own other properties and, in some cases, those other properties may compete with the property securing a loan we hold. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a property owned by such borrower and securing one of our loans to a competing property that is owned by such borrower or one of its affiliates.
If a property is leased in whole or substantial part to the borrower under a loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant will not adversely impact the value of the related loan we hold (or in a CMBS pool for which we hold certificates). Insofar as a borrower affiliate leases space at a property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the loan, as it can directly interrupt the cash flow from the property if the borrower’s or its affiliate’s financial condition worsens.
Our adviser and the sub-adviser face conflicts of interest relating to the fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
We pay our adviser a base management fee and administrative services fee regardless of the performance of our portfolio. Our adviser shares the fees it receives from us with the sub-adviser. Our adviser’s entitlement to the base management fee and administrative services fee, which is not based upon performance metrics or goals, might reduce our adviser’s or the sub-adviser’s incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the base management fee and administrative services fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
The performance fee we may pay to our adviser is based on our “Core Earnings” (see “Compensation — Advisory Fees”). The sub-adviser is entitled to receive a portion of the performance fee. The performance fee may create an incentive for our adviser or the sub-adviser to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee.
Because the base management fee and administrative services fee are based on our NAV, our adviser and sub-adviser may also be motivated to accelerate investments in order to increase NAV or, similarly, delay or curtail share repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to our adviser.
The fees we pay in connection with our operations and this offering and the agreements entered into with our adviser, and dealer manager were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The advisory agreement and dealer manager agreement were negotiated between related parties. Consequently, their terms, including fees payable to our adviser and dealer manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third parties. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the advisory agreement and dealer manager agreement because of our desire to maintain our ongoing relationship with our adviser and its affiliates. Any such decision, however, may breach our fiduciary obligations to our stockholders.
Pursuant to the advisory agreement, we have agreed to indemnify our adviser and the sub-adviser for certain liabilities, which may lead our adviser or the sub-adviser to act in a riskier manner on our behalf than it would when acting for its own account.
Under the advisory agreement, our adviser and the sub-adviser will not assume any responsibility to us other than to render the services called for under the agreement, and neither of them will be responsible for any action of our board of directors in following or declining to follow our adviser’s advice or recommendations. Under the terms of the advisory agreement, our adviser, its officers, members, personnel, and any person controlling or controlled by our adviser, and under the sub-advisory agreement, the sub-adviser, its officers, members, personnel, and any person controlling or controlled by the sub-adviser, will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except those resulting from acts constituting bad faith, fraud, misfeasance, intentional misconduct, gross negligence or reckless disregard of our adviser’s duties under the advisory agreement. In addition, we have agreed to indemnify our adviser and the sub-adviser and each of their respective officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the advisory agreement, provided that the following conditions are met: (i) the adviser, sub-adviser or their affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest, (ii) the adviser, sub-adviser or their affiliates were acting on our behalf or performing services for us, (iii) such liability or loss was not the result of negligence or misconduct by the adviser, sub-adviser or their affiliates and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. These protections may lead our adviser or the sub-adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.
Because the dealer manager is an affiliate of our adviser, you will not have the benefit of an independent due diligence review of us, which is customarily performed in firm commitment underwritten offerings.
The dealer manager is an affiliate of our adviser. As a result, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a firm commitment underwritten public securities offering, which may increase the risks and uncertainty you face as a stockholder.

Risks Related to Our Investment Activities
We may not be able to identify assets that meet our investment criteria.
We cannot assure you that we will be able to identify assets that meet our investment criteria, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.
The lack of liquidity in our investments may adversely affect our business.
The lack of liquidity of the investments we make in real estate loans and investments, other than certain of our investments in CMBS and RMBS, may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in transactions that are exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, subordinated loans and transitional and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our adviser has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.
Our investments may be concentrated and are subject to risk of default.
While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors, which we adopted without your consent. Therefore, our investments in our target assets may at times be secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of shares of our common stock and accordingly reduce our ability to make distributions to our stockholders.
Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.
Our portfolio includes transitional loans to borrowers who are typically seeking relatively short-term funds to be used in an acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a transitional loan often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.
In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it would adversely affect our results of operations and financial condition.
During periods in which there are decreases in demand for certain properties as a result of macroeconomic factors, reductions in the financial resources of tenants and defaults by borrowers or tenants, borrowers face additional challenges in transitioning properties. Market downturns or other adverse macroeconomic factors may affect transitional loans in our portfolio more adversely than loans secured by more stabilized assets.
Construction loans involve an increased risk of loss.
We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.
Construction loans are funded in tranches, usually based on completion by the borrower of certain construction milestones. We will need to maintain a certain amount of funds available for future disbursements that could otherwise be used to acquire assets, invest in future business opportunities or make distributions to stockholders or we may be forced to sell assets at depressed prices or borrow funds to fund our loan commitment. This could have an adverse effect on our results of operations and ability to make distributions to our stockholders.
We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these assets.
We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Further, rapid advances in artificial intelligence may intensify competition and disrupt traditional operating models, creating pressures and operational uncertainties across industries. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
The commercial mortgage loans we intend to originate and acquire and the mortgage loans underlying investments in CMBS are subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.
Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,
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tenant mix;

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success of tenant businesses;

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property management decisions;

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property location, condition and design;

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competition from comparable types of properties;

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changes in laws that increase operating expenses or limit rents that may be charged;

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changes in national, regional or local economic conditions, including economic impacts resulting from actual or perceived instability in the U.S. banking system, or specific industry segments, including the credit and securitization markets;

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declines in regional or local real estate values;

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declines in regional or local rental or occupancy rates;

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increases in interest rates, real estate tax rates and other operating expenses;

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inability to pass increases in costs of operations along to tenants;

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costs of remediation and liabilities associated with environmental conditions;

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the potential for uninsured or underinsured property losses;

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in the case of transitional mortgage loans, limited cash flows at the beginning;

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changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

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acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
We are currently operating in a period of capital markets disruption and economic uncertainty, which increases the risk of an investment in our company.
The U.S. and global capital markets are continuing to experience extreme volatility and disruption. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions or illiquidity could potentially have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also are expected to increase our funding costs, limit our ability to raise capital in our public offering, and limit our ability to secure new indebtedness. High interest rates have increased and could continue to increase the cost of debt financing for the transactions we pursue. These events could limit our originations of new loans, our ability to grow and our ability to pay distributions to our stockholders, and could have a material negative impact on our operating results and the values of our investments. In addition, inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates, which may result in additional liquidity concerns for us and in the broader financial services industry. Rising inflation could have an adverse impact on any floating rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than our revenue.

In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Recent or ongoing developments in banking, such as bank closures, may also have other implications for broader economic and monetary policy, including interest rate policy, and may impact the financial condition of banks and other financial institutions outside of the United States.
Investments we may make in CMBS may be subject to losses.
Investments we may make in CMBS may be subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a subordinated loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, subordinated loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed security, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.
We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.
With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.
With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.
Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).
If our adviser or the sub-adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.
Our adviser and the sub-adviser value our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. Our adviser’s and the sub-adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our adviser or the sub-adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Real estate valuation is inherently subjective and uncertain.
The valuation of real estate, and therefore the valuation of any underlying security relating to loans made by us, is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in construction loans, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.
Investments we may make in corporate bank debt and debt securities of commercial real estate operating or finance companies are subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.
We may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations. We also invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.
These investments also subject us to the risks inherent with real estate-related investments, including:
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risks of delinquency and foreclosure, and risks of loss in the event thereof;

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the dependence upon the successful operation of, and net income from, real property;

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risks generally incident to interests in real property; and

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risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.
Investment ratings that we may use are relative and subjective.
In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.
Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.
Our investments may not conform to conventional loan standards applied by traditional lenders and may be either not rated or rated as non-investment grade by one or more rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of shares of our common stock. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.
The B Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.
We may invest in B Notes. B Notes are mortgage loans typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) contractually subordinated to an

A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to B Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.
Subordinated loan assets in which we may invest involve greater risks of loss than senior loans secured by income-producing properties.
We may invest in subordinated loans, which take the form of loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our subordinated loan. If a borrower defaults on our subordinated loan or debt senior to our loan, or in the event of a borrower bankruptcy, our subordinated loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, subordinated loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to subordinated loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.
Residential mortgage loans, RMBS and other pools of residential mortgage loans that we may acquire are subject to different types of risks than commercial mortgage loans and CMBS.
We may invest directly in residential mortgage loans and may purchase RMBS and/or interests in other pools of residential mortgage loans. RMBS evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the RMBS and other pools of residential mortgage loans in which we may invest are subject to all of the risks of the respective underlying mortgage loans.
Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, actual or perceived instability in the U.S. banking system, natural disasters, environmental disasters, acts of terrorism, government shutdowns, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we may invest in non-agency RMBS, which are backed by residential real property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. In the event of any default under a mortgage loan we hold directly we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral (which, for many residential and other real estate properties, has already significantly declined and may decline further in the future) and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the return on our investments. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
We may also invest in RMBS or other pools of residential mortgage loans that include or are backed by collateral consisting of subprime residential mortgage loans. “Subprime” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have a high debt-to-income ratio, and mortgage loans made to borrowers whose income is not required to be disclosed or verified.
The RMBS and CMBS in which we invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.
The value of RMBS and CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. RMBS and CMBS are also subject to several risks created through the securitization process. Subordinate RMBS and CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate RMBS and CMBS will not be fully paid. Subordinate RMBS and CMBS are also subject to greater credit risk than those RMBS and CMBS that are more highly rated.
The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
Commercial real estate loans are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address climate-related risks or environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.
Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Though we do not intend to invest directly in residential mortgage loans, we may invest in pools of residential mortgage loans or RMBSs.
Delays in liquidating defaulted commercial real estate debt investments could reduce our investment returns.
The occurrence of a default on a commercial real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans.
Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
The success of our investment strategy depends, in part, on our ability to successfully effectuate loan modifications and/or restructurings.
In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend, in part, on our ability to effectuate loan modifications and/or restructurings with our borrowers. The activity of identifying and implementing successful modifications and restructurings entails a high degree of uncertainty, including macroeconomic and borrower-specific factors beyond our control that impact our borrowers and their operations. There can be no assurance that any of the loan modifications and restructurings we have effected will be successful or that (i) we will be able to identify and implement successful modifications and/or restructurings with respect to any other distressed loans or investments we may have from time to time, or (ii) we have sufficient resources to implement such modifications and/or restructurings in times of widespread market challenges. Further, such loan modifications and/or restructuring may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-off of the principal of such loan, debt securities or other interests. Moreover, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such real estate loan, debt securities or other interests, replacement “takeout” financing will not be available. Additionally, such loan modifications may result in our becoming the owner of underlying the real estate.
Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.
We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:
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interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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the duration of the hedge may not match the duration of the related liability or asset;

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our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

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the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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the party owing money in the hedging transaction may default on its obligation to pay; and

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we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.
Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.
Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and financial condition.
We are subject to the risk that the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Any such prepayments of our securities or loans could adversely impact our results of operations and financial condition.
We are subject to the risks relating to increases in prepayment rates of debt underlying CMBS.
CMBS are indirectly subject to the risks associated with prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on mortgage loans.
In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many CMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these CMBS may be adversely affected by changes in prepayments in any interest rate environment.
The adverse effects of prepayments may impact investments in at least two ways. First, particular investments may experience outright losses, as in the case of interest-only securities in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to hedges that may have been constructed for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many CMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. In addition, in the case of “premium” securities, prepayments at par may result in losses.
Increases in our current expected credit loss (“CECL”) reserves could have an adverse effect on our business, financial condition and results of operations.
Our CECL reserves required under the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 326 “Financial Instruments — Credit Losses,” or ASC 326, reflect our current estimate of potential credit losses related to our loans included in our consolidated balance sheets. Changes to our CECL reserves will be recognized through net income on our consolidated statements of operations. See Notes 2 and 3 to our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for further discussion of our CECL reserves.
While ASC 326 does not require any particular method for determining CECL reserves, it does specify the reserves should be based on relevant information about past events, including historical loss experience, current portfolio and market conditions, and reasonable and supportable forecasts for the duration of each respective loan. Because our methodology for determining the CECL reserves may differ from the methodologies employed by other companies, our CECL reserves may not be comparable with the CECL reserves reported by other companies. In addition, other than a few narrow exceptions, ASC 326 requires that all financial instruments subject to the CECL model have some amount of loss reserve to reflect the GAAP principal underlying the CECL model that all loans, debt securities, and similar assets have some inherent risk of loss, regardless of credit quality, subordinate capital, or other mitigating factors. We may be required to make further increases to our CECL reserves in the future, depending on the performance of our portfolio and broader market conditions, and there may be volatility in the level of our CECL reserves. If we are required to materially increase our CECL reserves for any reason, such increase could adversely affect our business, financial condition and results of operations.
CECL reserves are difficult to estimate.
Our CECL reserves are evaluated on a quarterly basis. The determination of our CECL reserves requires us to make certain estimates and judgments, which may be difficult to determine. Our estimates and judgments are based on a number of factors, including projected cash flow from the collateral securing our loans, debt structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, potential for refinancing, the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans and expected market discount rates for varying property types, all of which remain uncertain and are subjective. In determining the adequacy of our CECL reserves, we rely on our experience and our evaluation of economic conditions and market factors. If our assumptions prove to be incorrect, our CECL reserves may not be sufficient to cover losses inherent in our loan portfolio and adjustment may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase the level of our CECL reserves. Our estimates and judgments may not be correct and, therefore, our results of operations and financial condition could be severely impacted.
Risks Related to Investments in Real Property
Lease terminations or tenant defaults at our real property investments could adversely affect the income produced by these properties, which could harm our operating performance and ability to pay distributions to our stockholders.
The success of our real property investments will depend in large part on the financial viability of our tenants, and accordingly, any change in their business, including as a result of economic events, financial markets, natural disasters or public health or pandemic crises, could adversely affect the income produced by our properties. Our tenants may terminate the lease, fail to make rental payments, decline to extend or renew their lease upon expiration, or declare bankruptcy, any such action would result in loss of rental payments. In addition, in the case of termination or default, we may be unable to attract desirable tenants or lease the property for the amount previously collected. The expenses associated with owning such properties, including debt payments, real estate taxes, maintenance, and insurance, are generally fixed and do not decrease when revenues decrease.
Economic and regulatory changes that impact the real estate market could adversely affect our real property investments and overall financial performance.
We are subject to risks generally attributable to the ownership of real property, including a downturn in market conditions, adverse real estate trends such as increasing vacancy rates and declining rental rates, financial instability by our tenants, and changes in government rules and regulations. Any of these factors could have an adverse effect on our investments in real property and our financial performance.
We may be adversely affected by trends in the office real estate sector.
Many companies are moving toward telecommuting policies and there may be a decline for the demand for office space in the future. The continuation of work-from-home and other policies could lead to an overall decrease in demand for office space and thereby impact the financial performance of our investments in office properties. This would have an adverse effect on our financial condition and ability to make expected distributions to our stockholders.
Risks Related to Debt Financing
For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.
We use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings, which may include repurchase agreements and collateralized loan obligations (“CLOs”). The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in shares of our common stock. If the value of our assets increases, leverage would cause the net asset value attributable to each of the classes of our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees and administrative services fees payable to FS Real Estate Advisor.
We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our total “net assets” (as defined in our charter and in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 and amended on September 7, 2025, or the NASAA REIT Guidelines), which is generally expected to be approximately 75% of the aggregate cost of our investments. Further, we can, and have, incurred financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.
Changes in interest rates may affect our cost of capital and net investment income.
Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.
A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to FS Real Estate Advisor and may result in a substantial increase of the amount of such performance fees. See “Conflicts of Interest.”
We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.
We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than those currently utilized by us, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
We have utilized and may in the future utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.
We have utilized and may in the future utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.

We use repurchase agreements to finance our investments, which may expose us to risks that could result in losses.
We use repurchase agreements as a form of leverage to finance our purchase of commercial and multifamily real estate loans and CMBS. Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
Risks Related to Taxation
Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.
We believe that we have been organized and have operated in a manner that have enabled us to qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017 and will permit us to continue to qualify. We have not requested and do not intend to request a ruling from the Internal Revenue Service (the “IRS”) that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.
If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax and applicable state and local income tax on our taxable income at regular corporate income tax rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify.
Legislative, regulatory or administrative changes could adversely affect us, our stockholders or our borrowers.
Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our stockholders or our borrowers.
The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain tax provisions that were enacted in the Tax Cuts and Jobs Act of 2017, many of which were set to expire after December 31, 2025.
Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time.

There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to you of an investment in shares of our common stock.
You are urged to consult with your tax advisor with respect to the impact of any regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.
We may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to stockholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company (“RIC”) or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.
In addition, if we realize excess inclusion income, our stockholders will be subject to special tax rules with respect to their allocable shares of our excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our stockholders. If a stockholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income. If a stockholder is a non-U.S. person, excess inclusion income would be subject to a 30% withholding tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
We have issued CLOs through a REIT subsidiary that we hold through an intervening partnership. The CLO arrangements are taxable mortgage pools, but the subsidiary REIT structure is intended to prevent any excess inclusion income from being allocated to us or our stockholders, although the IRS might take a different view.
Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities (“MBS”), as well as stock of another REIT. The remainder of our investment in securities (other than qualified assets under the 75% asset test or securities of a taxable REIT subsidiary of ours) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. If our subsidiary REIT failed to qualify as a REIT, we would not satisfy the 10% value asset test. In addition, in general, no more than 5% of the value of our assets (other than securities that are qualified assets under the 75% asset test or securities of a taxable REIT subsidiary of ours) can consist of the securities of any one issuer, no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments,” and for taxable years ending on or before December 31, 2025, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2025, no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations — Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.
If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools and the allocation of “excess inclusion income” (see “Material U.S. Federal Income Tax Considerations — Effect of Subsidiary Entities — Taxable Mortgage Pools”), (2) we are a “pension held REIT,” (3) a U.S. tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) any residual real estate mortgage investment conduit (“REMIC”) interests we buy or taxable mortgage pool in which we hold the “equity interests” and that is treated as a qualified REIT subsidiary generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt stockholder and, in the case of condition (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.
Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.
To qualify as a REIT, we must distribute to our stockholders each year dividends equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than minimum amounts specified under U.S. federal income tax laws. We intend to make distributions to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.
Our taxable income may substantially exceed our net income as determined based on GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, MBS and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements. We may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirement in certain circumstances.
In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirement. Thus, compliance with the REIT distribution requirement may hinder our ability to grow, which could adversely affect the value of our common stock.
We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.
Certain rules in the Code may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, depreciation, amortization or depletion, business interest income and business interest expense, net operating losses, any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.
We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.
We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of the relevant debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is probable.
Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.
Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirement.

Our ownership of and relationship with any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limits could jeopardize our REIT qualification and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, for taxable years beginning on or after January 1, 2026, no more than 25% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. In addition, the TRS rules impose a 100% excise tax on IRS adjustments to certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
Any domestic TRS that we may form or acquire would pay U.S. federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us by such domestic TRS. We will monitor the value of our interests in TRSs to ensure compliance with the rule that no more than 25% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.
Liquidation of our assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.
Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.
We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.
The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in certain financial assets will not qualify as “real estate assets” or generate “qualifying income” for purposes of the 75% real estate asset and gross income qualification requirements, and, as a result, our ability to make such investments will be limited.
To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements, as described in “Material U.S. Federal Income Tax Considerations — Asset Tests” and “Material U.S. Federal Income Tax Considerations — Gross Income Tests.” Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities (“ABS”) will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.
Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.
Any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise not want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.
Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. See “Material U.S. Federal Income Tax Considerations — Taxation of REITs in General.” In addition, any domestic TRS we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through TRS. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.
The ownership limits that apply to REITs, as prescribed by the Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.
In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to be taxed as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors prospectively or retroactively, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or 9.8% in value of the outstanding shares of stock of all classes and series. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”
Dividends paid by C corporations to domestic stockholders that are individuals, trusts and estates currently are generally taxed at a maximum federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. stockholders.
We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.
Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in common stock of the REIT. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving such dividends will be required to include in income the full amount of the dividend income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.
Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain income may be dependent on the accuracy of legal opinions rendered or advice given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes and to what extent those securities constitute real estate assets for purposes of the asset tests and produce income which qualifies under the 75% gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
Our ability to invest in and dispose of “to be announced” securities could be limited by our REIT qualification requirements, and we could fail to qualify as a REIT as a result of these investments.
We may purchase RMBS issued by government-sponsored entities (“Agency RMBS”) through “to-be-announced” forward contracts (“TBAs”) or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for any dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.
Unless we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBAs and any other non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter. Furthermore, until we are advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of our total gross income for each calendar year. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.
Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter, or (ii) our income and gains from the disposition of TBAs, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.
Our investments in construction loans may require us to make estimates about the fair value of land improvements that may be challenged by the IRS.
We may invest in construction loans, the interest from which will be qualifying income for purposes of the gross income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.
There may be tax consequences to any modifications to our borrowings, any hedging transactions and other contracts to replace references to LIBOR.
Many of our loan agreements were previously linked to LIBOR, or we may have entered into derivatives and held or acquired assets with LIBOR-based terms. We have renegotiated such LIBOR-based instruments to replace references to LIBOR. Under current law, certain modifications of terms of LIBOR-based instruments may have tax consequences, including deemed taxable exchanges of the pre-modification instrument for the modified instrument. Treasury Regulations, effective March 7, 2022, treat certain modifications that would be taxable events under current law as non-taxable events. The Treasury Regulations also permit REMICs to make certain modifications without losing REMIC qualification. The Treasury Regulations do not discuss REIT-specific issues of modifications to LIBOR-based instruments. The IRS has also issued Revenue Procedure 2020-44, which provides additional guidance to facilitate the market’s transition from LIBOR rates. This guidance clarifies the treatment of certain debt instruments modified to replace LIBOR-based terms. We have attempted to migrate to a post-LIBOR environment without jeopardizing our REIT qualification or suffering other adverse tax consequences but can give no assurances that we have been successful.
Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.
If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, the operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we’ve made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be subject to corporate income tax. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as a foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from the sale of such property to be subject to the prohibited transaction tax.
Risks Related to Retirement Plans
If the fiduciary of an employee benefit plan subject ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to liability, including civil penalties.
There are special considerations that apply to investing in our shares on behalf of “benefit plan investors,” as defined in ERISA § 3(42), including a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our Class T shares, Class S shares, Class D shares, Class M shares or Class I shares, you should satisfy yourself that:
•
the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•
the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•
the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•
the investment will not impair the liquidity of the trust, plan or IRA;

•
the investment will not produce “unrelated business taxable income” for the plan or IRA;

•
our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•
the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or similar law may result in the imposition of liability, including civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount involved.
If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in our Class T shares, Class S shares, Class D shares, Class M shares or Class I shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including our adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.
Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS
The following tables set forth information about the proceeds raised in this offering for each class. Information is provided assuming that we sell the maximum amount registered in the primary offering, or $2,250,000,000, and there are no sales under our distribution reinvestment plan. The tables assume that 5% of our gross offering proceeds are from the sale of Class T shares, 45% of our gross offering proceeds are from the sale of Class S shares, 5% of our gross offering proceeds are from the sale of Class D shares, 5% of our gross offering proceeds are from the sale of Class M shares and 40% of our gross offering proceeds are from the sale of Class I shares. The amount of net proceeds may be more or less than the amount depicted in the tables below depending on the public offering prices of shares of common stock from time to time and the actual number of shares of each class of common stock we sell in this offering.
We intend to use substantially all of the proceeds from this offering, net of fees and expenses, to make investments in accordance with our investment strategy and policies described in this prospectus. We anticipate that the remainder of the proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses, the repurchase of shares under our share repurchase plan and the repayment of indebtedness under various financing arrangements we may enter into. Our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, in its sole discretion, to fund distributions from any source, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fees by FS Real Estate Advisor. Generally, our policy will be to pay distributions from our cash flows from operations. However, subject to Maryland law and the discretion of our board of directors, we may choose to use cash flows from the sale of assets, borrowings or offering proceeds, or other sources to fund distributions to our stockholders.
We have not established limits on the use of proceeds from this offering. We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment criteria, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell all the shares we are registering. Pending such use, we intend to invest the net proceeds of our offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our intention to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes.
The tables below assume that all Class T shares and Class S shares are sold with the maximum upfront selling commissions and in the case of Class T shares, maximum upfront dealer manager fees. All or a portion of the selling commissions or dealer manager fees reflected in the tables below may be reduced or eliminated in connection with certain categories of purchasers. See “Plan of Distribution.” The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.
	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$112,500,000	100.00%
Less:
Selling commissions	$3,260,870	2.90%
Dealer manager fees	$543,478	0.48%
Organization and offering expenses(2)	$1,235,170	1.10%
Net proceeds available for investments	$107,460,482	95.52%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.
	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$1,012,500,000	100.00%
Less:
Selling commissions	$34,239,130	3.38%
Organization and offering expenses(2)	$7,411,020	0.73%
Net proceeds available for investments	$970,849,850	95.89%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.
	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$112,500,000	100.00%
Less: Organization and offering expenses(2)	$1,235,170	1.10%
Net proceeds available for investments	$111,264,830	98.90%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class M shares.
	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$112,500,000	100.00%
Less:
Organization and offering expenses(2)	$1,235,170	1.10%
Net proceeds available for investments	$111,264,830	98.90%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.
	Maximum Primary Offering
	Amount	%
Gross proceeds	$900,000,000	100.00%
Less:
Organization and offering expenses(2)	$1,235,170	0.14%
Net proceeds available for investments	$898,764,830	99.86%

(1)
Gross offering proceeds include upfront selling commissions and dealer manager fees that the dealer manager is entitled to receive (including any amounts that may be reallowed to participating broker-dealers). With respect to our Class T shares, Class S shares, Class D shares and Class M shares, we pay a stockholder servicing fee over time of 0.85% of NAV per annum, 0.85% of NAV per annum, 0.3% of NAV per annum and 0.3% of NAV per annum, respectively. The stockholder servicing fee for Class T shares will be comprised of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. Shares will be subject to other fees and expenses. See “Compensation” for more information.
(2)
We reimburse our adviser for any organization and offering expenses that our adviser or the sub-adviser has advanced or incurred on our behalf, up to a cap of 0.75% of gross proceeds raised in our public offerings in excess of $250 million. See “Compensation” and “Management — The Advisory Agreement — Fees and Expenses — Expense Reimbursement” for more information.

The total underwriting compensation in connection with this offering, including selling commissions, dealer manager fees and stockholder servicing fees, cannot exceed the limitations prescribed by FINRA and, therefore, could be up to 10% of the gross offering proceeds of our primary offering. See “Plan of Distribution.”

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
Our investment objectives are to invest in assets that will enable us to:
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provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

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preserve and protect invested capital;

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realize appreciation in NAV from proactive investment management and asset management; and

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provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this prospectus.
Investment Strategy
Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. Our focus on debt investments emphasizes the payment of current income to investors and the preservation of invested capital, as well as capital appreciation. We directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this provides us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.
Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.
We are focused on senior floating-rate mortgage loans, including those that are secured by a first priority mortgage on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties involving renovation or reposition before more permanent financing is obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than comparable loan-to-value loans secured by more stabilized real estate properties or commercial real estate assets traded in the securitized markets.
In addition to transitional mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, unsecured debt of listed and non-listed REITs, CDOs and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, construction loans, RMBS and portfolios of single-family home mortgages.
We capitalize on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of December 31, 2025, Rialto’s commercial real estate platform, which had, together with the Rialto Entities, approximately 309 professionals operating from 11 offices across the United States and Europe, had approximately $21.7 billion in assets under management. From 2009 through December 31, 2025, Rialto has underwritten, purchased or originated credit investments with a total principal or face value of over $52 billion. More specifically, Rialto, on behalf of its clients or directly on its balance sheet, has invested in real estate loans at various levels of the capital structure (such as senior, senior subordinate or mezzanine) with an original principal balance of nearly $17 billion, CMBS securities with an aggregate face value of approximately $12 billion and seasoned loans with an original principal balance of over $23 billion. In addition, Rialto has securitized loans totaling $8.2 billion of original principal that it originated through its investment vehicles. Overall, Rialto and the other Rialto Entities, through its investment management and in-house asset management arms, as well as its role as Special Servicer on 172 commercial real estate securitizations, has managed approximately $200 billion of commercial real estate loans, since its inception in 2009.
Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a potential competitive advantage for us in executing upon our investment objectives.
We target investments that are secured by institutional quality real estate and that offer attractive risk-adjusted returns based on the underwriting criteria established and employed by our adviser. We focus on in-place and future cash flows, debt yields, debt service coverage ratios, loan-to-values, property quality and market and sub-market dynamics. All investment decisions are with a view to maintaining our qualification as a REIT and our exception from the definition of investment company under the 1940 Act.
Our Target Assets
The assets in which we intend to invest will include the following types of commercial real estate loans and other debt-oriented investments, including, but not limited to:
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Whole Mortgage Loans.   We may originate or purchase whole loans secured by first mortgage liens on commercial properties which provide mortgage financing to commercial property developers and owners. We will focus on loans secured by transitional properties, but we may also originate or purchase loans secured by more stabilized properties. The loans will generally have maturities ranging from one to ten years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche (“A Note”) and retaining the subordinated tranche (“B Note”). We may receive extension fees, modification fees or other similar fees in connection with our whole mortgage loans.

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Subordinated Mortgage Loans.   We may originate or acquire B Notes in negotiated transactions with the originators and in the secondary market. B Notes are typically privately negotiated loans that are secured by first mortgages on a single commercial properties or groups of related commercial properties and subordinated to A Notes secured by prior positions in the same first mortgages on the same properties or groups of properties. The subordination of a B Note typically is evidenced by an intercreditor agreement with the holder of the related A Note. A B Note is subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A Note.

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Mezzanine Loans.   We may originate or purchase mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are junior to mortgage loans secured by first or second mortgage liens on the property but are senior to the borrower’s equity in the property. Upon default, the subordinated lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage holders liens on the property. We may receive extension fees, modification or similar fees in connection with our mezzanine loans.

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CMBS.   CMBS are securities which are collateralized by commercial mortgage loans. We may invest in below investment grade CMBS (rated lower than BBB-on the S&P scale or the Fitch scale (“Baa3”) on the Moody’s scale), and unrated CMBS. We may also invest in investment grade CMBS, which are rated BBB-on the S&P scale or the Fitch scale or Baa3 on the Moody’s scale or higher. In general, we intend to invest in CMBS that will yield high current interest income and where we consider the loss adjusted yields to be in line with market and are within our return parameters. The yields on CMBS depend on the timely payment of interest and principal of the underlying mortgage loans, and defaults by the borrowers of such loans may ultimately result in underperformance or loss on the CMBS. In the event of a default of a loan by an individual borrower within a CMBS securitization, the trustee for the benefit of the holders of the CMBS typically only has recourse to the underlying mortgaged property. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, and in particular the subordination of the junior classes of the CMBS. We do not obtain appraisals on the underlying assets of CMBS.
•
Other Loans and Investments.   To a lesser extent, we may invest in other real estate-related investments, including:

•
Real Estate Securities and Non-Real Estate Securities.   We may also make investments in other real estate-related debt and equity securities, including RMBS securities, unsecured debt of listed and unlisted REITs, CDOs and equity or equity-linked securities. We may also make investments in securities not related to real estate, such as asset-backed securities, United States Treasuries, unsecured corporate debt, and credit default swaps on CMBS or corporate indexes such as CMBX and CDX. However, our investments in these types of securities will be limited by, among other things, our desire not to be required to register under the 1940 Act. We do not obtain appraisals on the underlying assets of RMBS.

•
Warehouse Loans.   We may originate or purchase loans made to originators of commercial or residential mortgage loans to enable them to accumulate mortgage loans until they can be sold for inclusion on securitizations. We may receive extension fees, modification fees or other similar fees in connection with our warehouse loans.

•
Portfolios of Single-Family Home Mortgages.   We may purchase portfolios of loans secured by mortgages on single-family homes, either to hold the loans as investment assets or with a view to selling them to sponsors of securitization vehicles.

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Acquisition of Commercial Real Estate.   We may acquire controlling or non-controlling interests in commercial real estate properties with the intent to hold or sell the property.

•
Construction Loans.   We may originate or purchase loans made in connection with properties under construction or significant rehabilitation or renovation.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets we believe are in our best interests, in each case, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exception from the definition of investment company under the 1940 Act. Such other assets may include, among other things, other real estate-related debt investments, such as loans to REITs and real estate operating companies (“REOCs”) and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps (“CDSs”) and other derivative securities; CDOs; real property investments; and non-real estate-related debt investments.
Market Opportunity
Commercial real estate is a capital-intensive business that relies heavily on debt capital to develop, acquire, maintain and refinance commercial properties. We believe that demand for commercial real estate debt financing, together with decreases in the supply of traditional financing sources, present compelling opportunities to generate attractive risk-adjusted returns for lenders with access to capital and with broad institutional capabilities. We believe that our adviser and the sub-adviser are well positioned to allow us to capitalize on these opportunities through their expertise and capabilities valuing real estate collateral and evaluating market trends in order to help us identify value and generate attractive risk-adjusted returns in opportunities that competitors might reject.
We believe that significant regulatory changes following the financial crisis of 2008 and 2009 have reduced the capacity and appetite of many traditional lenders, including banks and securitization programs, for commercial real estate debt investments. Among the factors that we expect will continue to limit lending and increase debt costs for traditional financing sources are the Dodd-Frank Act, and Basel III, which include provisions for higher bank capital charges on certain types of real estate loans and enhanced risk-retention requirements for CMBS that may increase securitization costs and reduce competition from CMBS lenders.
Given the continuous need for capital to finance commercial real estate transactions, together with the exit or retrenchment of many traditional providers of real estate financing and regulatory pressures that we expect will continue for the foreseeable future, we believe commercial real estate debt investments provide attractive stable yields. Investors with institutional resources and experienced professional management teams in place will, we believe, be well positioned to analyze and profit from opportunities that require both localized market knowledge and an understanding of the issues presented by the complex global real estate capital markets.
Temporary Strategies
As market conditions evolve over time, we expect to adjust our investment strategy to adapt to such changes as appropriate. We believe there are significant opportunities among our target assets that currently present attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to aggressively manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions. Our ability to execute our investment strategy is enhanced through our access to our sponsor’s, adviser’s and sub-adviser’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators.
Financing Strategy and Financial Risk Management
We use prudent levels of leverage as part of our financing strategy. We believe we will be able to obtain both competitive interim and term financing through our sponsor’s relationships with top tier financial institutions. We intend to continue to employ conservative levels of borrowing in order to provide more funds available for investment. See “Operating Information — Indebtedness” for information about our indebtedness.
Over time, in addition to those financings described in “Operating Information — Indebtedness,” we may use other forms of leverage, including secured and unsecured warehouse and other credit facilities, securitizations, resecuritizations, and public and private, secured and unsecured debt issuances by us or our subsidiaries.
Our leverage may not exceed 300% of our total net assets (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing unless a majority of our independent directors vote to approve any borrowing in excess of this amount. Subject to this limitation, the amount of leverage we may employ for particular assets will depend upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at that time. Our decision to use leverage to finance our assets will be at the discretion of our adviser and will not be subject to the approval of our stockholders. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.
As of December 31, 2025, our leverage was 210% of net assets. Our board of directors will continue to review our ratio of leverage to total net assets on a quarterly basis, as required by our charter.
Investment Limitations
Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities, including the following:
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We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.
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We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities).

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We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title. We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with our adviser, the sub-adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

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We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

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We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, our adviser, the sub-adviser or our affiliates.

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We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, our adviser, the sub-adviser or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our sponsor, our adviser, the sub-adviser or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.

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We will not engage in the business of underwriting or the agency distribution of securities issued by other person.

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We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

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We will not acquire equity securities not listed on a national securities exchange or traded in an over-the counter market unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares — Restrictions on Roll-up Transactions.”

Liquidity Events
We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s then-current NAV per share, plus any applicable upfront selling commissions and dealer manager fees. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, subject to limitations described elsewhere in this prospectus. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.
Many REITs that are listed on a national securities exchange are considered “self-managed,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our adviser, to perform management functions on their behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement does not prohibit us from acquiring the business conducted by our adviser (including all of its assets).
As of the date of this prospectus, our board of directors has not, and is not, contemplating any strategic transaction that would involve a merger in which stockholders would receive non-listed securities as full or partial consideration for their shares in us. Any such receipt of non-listed securities would provide limited or no liquidity to stockholders. However, our board of directors reserves the right to pursue any such strategic transaction in the future.
Operating and Regulatory Structure
REIT Qualification
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017. We believe that we have been organized and operated in a manner that allows us to qualify for taxation as a REIT under the Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our stockholders and the diversity of ownership of our stock. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Risk Factors — Risks Related to Taxation.”
1940 Act Considerations
We are not registered, and do not intend to register as an investment company under the 1940 Act. Under Section 3(a)(1) of the 1940 Act, an issuer is not deemed to be an “investment company”, in relevant part, if:
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it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

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it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities, securities issue by employees’ securities companies and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (relating to private investment companies).

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of these subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.
If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).
We expect that most of our subsidiaries will be able to rely on Section 3(c)(5)(C) of the 1940 Act for an exception from the definition of an investment company. Section 3(c)(6) or Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of non-qualifying or non-real estate-related assets). What we buy and sell is therefore limited to these criteria.
Qualifying assets for the purpose of Section 3(c)(5)(C) include mortgage loans and other assets, such as whole-pool Agency RMBS, certain other loans and Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. We also may invest in certain transitional loans, construction loans, or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. These restrictions could, however, limit our ability to invest in, among other things, mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in non-real estate-related assets.
We intend to treat first mortgage loans as qualifying real estate assets, as long as such loans are “fully secured” by real estate at the time we acquire the loan. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.
We intend to treat participation interests in whole mortgage loans as qualifying real estate assets only if the interest is a participation in a mortgage loan, such as a B Note, that meets certain criteria. Consistent with SEC staff guidance, a B Note will be treated as a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior participation at par plus accrued interest, thereby acquiring the entire mortgage loan.
We intend to treat investments in construction loans as qualifying real estate assets. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans, and any such guidance may require us to change our strategy. We will treat the other real estate-related loans described in this prospectus, such as transitional loans, as qualifying real estate assets if such loans are fully secured by real estate.
We intend to treat as real estate-related assets non-Agency RMBS, CMBS, debt and equity securities of companies primarily engaged in real estate businesses, Agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets.
Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain our ability to rely on Section 3(c)(5)(C) or Section 3(c)(6). To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

MANAGEMENT
Pursuant to our charter and bylaws, our business and affairs are managed under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The responsibilities of our board of directors include, among other things, oversight of our investment activities, oversight of our financing arrangements and corporate governance activities. Our board of directors has an audit committee and may establish additional committees from time to time as necessary, provided the majority of the members of the committee are independent. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director, nor will we ever have fewer than three directors. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director is to be removed. Neither FS Real Estate Advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of FS Real Estate Advisor, any director or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by any such persons will not be included.
Our charter has been reviewed and ratified by a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.
Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.
Board of Directors and Executive Officers
Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three. Our bylaws further provide that the number of directors may not be more than 15. We have ten directors, seven of whom are considered independent directors. For so long as the sub-advisory agreement is in effect, the sub-adviser has the right to cause our adviser to designate one person to serve on our board, subject to approval by our board of directors (which may not be unreasonably withheld or delayed.) Our charter provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director, pending the election of such independent director’s successor. An “independent director” is defined in our charter in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or executive officers, or executive officers of our adviser. At least one of our independent directors is required to have at least three years of relevant real estate experience and at least one of our independent directors is required to be a financial expert with at least three years of financial experience.
Our board of directors currently consists of Michael C. Forman, David J. Adelman, Jeffrey Krasnoff, Ryan N. Boyer, James W. Brown, Karen D. Buchholz, Terence J. Connors, John A. Fry, William P. Hankowsky and David Schiff. Ms. Buchholz and Messrs. Boyer, Brown, Connors, Fry, Hankowsky and Schiff serve as our independent directors. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under Section 402 of the Sarbanes-Oxley Act.
Through its direct oversight role, and indirectly through its committees, our board of directors performs a risk oversight function for us consisting of, among other things, the following activities: (1) at regular and special board of directors meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations; (2) reviewing and approving, as applicable, our compliance policies and procedures, including our valuation guidelines to be used in connection with the calculation of our net asset value; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our adviser, sub-adviser, dealer manager and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto. Our directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our policies and procedures to ensure that such policies and procedures are carried out. Our board of directors appointed Mr. Fry to serve as our lead independent director. Key responsibilities of our lead independent director include, among others, presiding at executive sessions of the independent directors, facilitating communications between the independent directors and the Chairman of the Board and Chief Executive Officer and calling meetings of the independent directors, as necessary. Our board of directors, after considering various factors, has concluded that this structure is appropriate given our current size and complexity.
Our directors will not be required to devote all of their time to our business and will only be obligated to devote the time to our affairs as their duties may require. It is not expected that our directors will be required to devote a substantial portion of their time to discharge their duties as directors.
Directors and Executive Officers
Information regarding our board of directors and executive officers is set forth below. The address for each director and executive officer is c/o FS Credit Real Estate Income Trust, Inc., 3025 JFK Boulevard, OFC 500, Philadelphia, Pennsylvania 19104.
NAME	AGE*	POSITION HELD
Michael C. Forman	65	Chairman, President and Chief Executive Officer
Brian Gold	43	Chief Financial Officer and Treasurer
Stephen S. Sypherd	49	Vice President and Secretary
James Volk	63	Chief Compliance Officer and Anti-Money Laundering Officer
David J. Adelman	54	Director
Jeffrey Krasnoff	70	Director
Ryan N. Boyer	53	Independent Director
James W. Brown	74	Independent Director
Karen D. Buchholz	59	Independent Director
Terence J. Connors	71	Independent Director
John A. Fry	65	Lead Independent Director
William P. Hankowsky	75	Independent Director
David Schiff	54	Independent Director

*
As of April 1, 2026.

Michael C. Forman has served as our president and chief executive officer since our inception in 2016, as our chairman since July 2017 and as the chairman and chief executive officer of FS Real Estate Advisor since its inception in August 2016. Mr. Forman also currently serves as chairman, president and/or chief executive officer of each of the other funds in the Fund Complex. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded Future Standard. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries.

Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (Executive Committee Member), the Vetri Foundation for Children (Chairman), the Children’s Hospital of Philadelphia (corporate council member), Drexel University and the Center City District Foundation. Mr. Forman serves as co-chair of the capital campaign of the Philadelphia School. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University. Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies including FS Real Estate Advisor, which serves as our adviser. As our co-founder, president and chief executive officer Mr. Forman is well-suited to serve as a member of our board of directors.
Brian Gold has served as our chief financial officer since April and as Treasurer since March 2026. Prior to joining Future Standard in April 2025, Mr. Gold served as a member of the real estate investment trust team of BrightSpire Capital, where he served as Managing Director from March 2023 to July 2024 and as Senior Vice President from June 2019 to March 2023. During his time at BrightSpire Capital, Mr. Gold led the finance and accounting team responsible for managing a diversified portfolio of commercial real estate senior mortgage loans, mezzanine loans, preferred equity, debt securities, real estate owned and net leased properties. Prior to joining BrightSpire Capital, Mr. Gold served as Vice President of Finance at Goldman Sachs from July 2015 to May 2019. In this role, was a senior member of the financial reporting team responsible for the firm’s quarterly and annual SEC filings, alternative investment portfolios, and compliance with accounting guidance. Prior to his time with Goldman Sachs, Mr. Gold spent five years with Morgan Stanley in the Finance Division, where he managed the preparation of significant disclosures under US GAAP and regulatory filings to the Federal Reserve. Mr. Gold began his career at KPMG in the Audit group. Mr. Gold received a B.S. in Accounting from Long Island University and is an active certified public accountant.
Stephen S. Sypherd has served as our vice president and secretary since our inception in 2016. Mr. Sypherd also serves as vice president, secretary and/or general counsel of each of the other funds in the Fund Complex. Mr. Sypherd has also served in various senior officer capacities for Future Standard and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of Future Standard. Prior to joining Future Standard, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal.
James Volk has served as our chief compliance officer since February 2017 and anti-money laundering officer since March 2026. Mr. Volk also serves as the chief compliance officer of each of the other funds in the Fund Complex. Before joining Future Standard and its affiliated investment advisers in October 2014, Mr. Volk worked at SEI Investments from February 1996 to October 2014, including serving as the chief compliance officer, chief accounting officer and head of traditional fund operations at the Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PricewaterhouseCoopers LLP. Mr. Volk received his B.S. in Accounting from the University of Delaware and was an active CPA from 1986-2016.
David J. Adelman has been a member of our board of directors since February 2018. Until April 2018, Mr. Adelman also served as the vice-chairman of FS Investment Corporation, FS Specialty Lending Fund (f/k/a FS Energy and Power Fund), FS Investment Corporation II, FS Credit Opportunities Corp. (f/k/a FS Global Credit Opportunities Fund (“FSGCOF”)), the FSGCOF Feeder Funds, FS Investment Corporation III, FS Investment Corporation IV and their respective investment advisers, and presided in such roles since each entity’s inception. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia based Campus Apartments, Inc. (“Campus Apartments”), a nationwide provider of on-and-off campus student housing since 1997.
In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman is also a chairman of 76 Devcorp, responsible for conceptualizing and building a $1.3 billion privately funded urban arena in the heart of Philadelphia. He recently became a partner in Harris Blitzer Sports &

Entertainment, which owns the Philadelphia 76ers, the NJ Devils and the Prudential Center. Mr. Adelman serves on the Penn Medicine Board of Trustees, University City District Board of Directors, Chairman of the Jewish Federation of Greater Philadelphia, as past chairman of the Philadelphia Holocaust Remembrance Foundation where he spearheaded the development of the Horwitz-Wasserman Holocaust Memorial Plaza on the Ben Franklin Parkway. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Future Standard with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University. Our board of directors has determined that Mr. Adelman should serve as a director in light of his extensive investment experience and management positions with affiliates of our sponsor.
Jeffrey Krasnoff has been a member of our board of directors since February 2017. Mr. Krasnoff is the Chief Executive Officer of Rialto. With over 37 years of experience in commercial and residential real estate investment, finance and management, Mr. Krasnoff has been involved in the evaluation or oversight of over $300 billion of real estate assets around the world. Mr. Krasnoff is also the co-founder of LNR Property Corporation (“LNR”) and was its President since its spinoff from Lennar Corporation (NYSE: LEN and LEN.B) (“Lennar”) as a separate public company in 1997, as well as its Chief Executive Officer from 2002 to 2007. He was instrumental in taking the company private in a $4 billion transaction in early 2005. Mr. Krasnoff joined Lennar in 1986 and from 1990 until LNR spun off from Lennar, he was responsible for the growth of Lennar’s commercial real estate and joint venture businesses, as well as the formation of LNR Partners and its loan workout and special servicing operations. Prior to LNR and Lennar, Mr. Krasnoff spent ten years with KPMG, LLC (formerly Peat Marwick) in New York and Miami specializing in real estate and mergers and acquisitions. Mr. Krasnoff received his B.A. in Accounting from Duke University. Our board of directors has determined that Mr. Krasnoff should serve as a director in light of his decades of commercial real estate experience, experience with public companies and role as the Chief Executive Officer of the sub-adviser.
Ryan N. Boyer has been a member of our board of directors since July 2021. From October 1993 to October 1994, Mr. Boyer served as Co-Founder of BRIJTS, Inc., a real estate investment company that focused on rehabbing and selling residential properties to rejuvenate and beautify neighborhoods across Philadelphia. In March 1995, Mr. Boyer joined Laborers’ Local 332 as a journeyman laborer and, in 2000, he rose to the position of Assistant to the Secretary-Treasurer. From July 2003 to August 2008, Mr. Boyer served as Secretary-Treasurer of Local 332, a union of almost 3,000 members, where he oversaw an annual budget of over $2 million and negotiated labor contracts on behalf of his membership. Since August 2008, Mr. Boyer has served as Business Manager of the Laborers District Council of the Metropolitan Area of Philadelphia and Vicinity, the parent body of four local unions with over 6,000 members. In this capacity, Mr. Boyer negotiates contracts, oversees contract compliance, and is a Trustee of the union’s pension, training, and health and welfare funds to ensure that all member unions comply with the rules and regulations that govern their existence. Mr. Boyer was elected President of the Coalition of Black Trade Unionists (“CBTU”), Southeastern Pennsylvania Chapter, in September 2014 and continues to serve in that role. CBTU is a constituency group under the AFL-CIO that is dedicated to ensuring that proper diversity and inclusion exist within the union movement and to mentor and train young minorities to assume leadership roles in their respective unions. In July 2015, Governor Tom Wolf appointed Mr. Boyer to serve as Chair of the 16 Member Board of Commissioners that oversees operations of the bi-state Delaware River Port Authority (“DRPA”), where he served until 2021. The DRPA serves as a major economic driver for the region, facilitating commerce and transporting workers between South Jersey and Philadelphia. Mr. Boyer currently serves on several boards and commissions including, Philadelphia Workforce Investment Board (Philly Works), the Philadelphia Jobs Commission and the City of Philadelphia Tax Review Board. Our board of directors has determined that Mr. Boyer should serve as a director in light of his leadership and experience.
James W. Brown has been a member of our board of directors since December 2021. Through his work in both the private and public sectors, he has developed wide experience in real estate transactions, finance and investment. He served as an attorney for the Banking Committee of the U.S. House of Representatives from 1977 to 1981 and as an associate/partner at the Dilworth Paxson law firm from 1982 to 1987. In his legal practice he represented real estate lenders, buyers, sellers and bondholders in numerous transactions. In 1987, he was confirmed as the Pennsylvania Secretary of General Services, heading the department that administers, among other matters, all Commonwealth construction, building operation and real estate leasing. He went on to serve as Chief of Staff to Pennsylvania Governor Robert P. Casey from 1989 to 1994. In addition to his regular duties in that role, he served on the boards of both state public pension funds and the Pennsylvania Housing Finance Agency and led several large economic development projects. From 1995 to 2006, he served as a founding partner of SCP Private Equity Partners, where he led a number of investments, including several hotels. In 2007, he was appointed Chief of Staff to U.S. Senator Robert P. Casey, Jr., a position he held through 2015. Mr. Brown has been a member or chair of the boards of numerous companies, both public and private and has also served on the boards of many nonprofit and charitable institutions. He is currently a director of the Hershey Trust Company, a member of the Board of Managers of the Milton Hershey School, chair of the Board of the M.S. Hershey Foundation, and formerly served as a director of the Hershey Company. He received his B.A. from Villanova University’s Honors Program and his J.D. from the University of Virginia Law School. Our board of directors has determined that Mr. Brown should serve as a director in light of his leadership and experience.
Karen D. Buchholz has been a member of our board of directors since January 2020. Ms. Buchholz serves as a Strategic Advisor at Comcast Corporation. She previously served as Executive Vice President of Administration at Comcast Corporation where she had a wide array of corporate responsibilities, including corporate real estate, facilities, aviation, corporate services, travel and security. During her more than 20 year tenue, Ms. Buchholz led many facets of the organization. She was the executive in charge of the development of the Comcast Technology Center (including the Four Seasons Philadelphia), a $1.5 billion, 60-story tower adjacent to Comcast’s corporate headquarters, the Comcast Center. Ms. Buchholz also previously oversaw the development of Comcast Center, a $750 million, 56-story tower. For close to a decade, she led the company’s Diversity, Equity, & Inclusion function. In partnership with key leaders across the business, Ms. Buchholz and her team launched and assembled the Joint Diversity Council, introduced Employee Resource Groups, and drove meaningful progress in supplier diversity, diverse programming, and community impact initiatives. She also established Comcast’s first corporate communications infrastructure, unifying communications for the entire family of Comcast companies. This included leading communications during many company acquisitions, including the company’s transformative acquisition of AT&T Broadband in 2001 – 2002. Prior to Comcast, in 1997, then-Mayor Edward G. Rendell appointed Ms. Buchholz as President of Philadelphia 2000, the organization that brought the 2000 Republican National Convention to Philadelphia and served as the City’s official Host Committee. Ms. Buchholz served as Sales Executive for Comcast-Spectacor from 1993 to 1997 to develop the Xfinity Mobile Arena (f/k/a the Wells Fargo Center), a 20,000-seat arena and home to the Comcast-owned Philadelphia Flyers and the Philadelphia 76ers. In 1991, Ms. Buchholz led the development of the Pyramid Club at the top of the Mellon Bank Center ClubCorp. She served as Special Assistant to State Treasurer Barbara Hafer during her 1990 gubernatorial bid. From 1988 – 1990, Karen was Special Assistant to United States Senator John Heinz in Washington, D.C. Ms. Buchholz received her B.A. in Political Science from Dickinson College and a M.S. from the University of Pennsylvania. She serves on WSFS Financial Corporation and Wilmington Savings Fund Society, FSB Board of Directors and the FS Credit Real Estate Income Trust, Inc. Board of Directors. She is chair of the Board of Directors for the Philadelphia Convention & Visitors Bureau, and also serves on the boards of Philadelphia Orchestra and Ensemble Arts, Drexel University, and The WICT Network.
Ms. Buchholz was inducted into the Broadcasting+Cable Hall of Fame in 2024. She has received numerous awards, including: 2018 Police Athletic League of Philadelphia’s PAL Award; 2016 Philadelphia Magazine’s Trailblazer Award; 2014 United Way of Greater Philadelphia and Southern New Jersey Women’s Initiative Award; 2012 Multichannel News Wonder Women Award; 2009 Pennsylvania’s Best 50 Women in Business Award; and 2008 American Heart Association “Go Red for Women” Woman of Heart Award. Our board of directors has determined that Ms. Buchholz should serve as a director in light of her leadership and business experience
Terence J. Connors has been a member of our board of directors since July 2017. Mr. Connors brings to the board nearly 41 years of public accounting experience. Mr. Connors retired in September 2015 from KPMG LLP, where he served as Professional Practice Partner, with technical oversight of all Pennsylvania audit clients, including real estate companies. He also served as SEC Reviewing Partner and as a member of KPMG’s board of directors (2011 – 2015), where he chaired the Audit, Finance & Operations Committee. Prior to joining KPMG in 2002, he was a partner with another large international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. Mr. Connors currently serves as a board member and audit committee chairman of both Suburban Propane Partners L.P. (NYSE) and AdaptHealth Corp. (NASDAQ) and previously served as a director and audit committee chairman of Cardone Industries, Inc. Mr. Connors previously served as a trustee of St. Joseph’s Preparatory School in Philadelphia and he also previously served as Chairman and President of the Philadelphia Chapter of the National Association of Corporate Directors (NACD). Mr. Connors received his B.S. in Accounting from LaSalle University. Our board of directors has determined that Mr. Connors should serve as a director in light of his extensive public accounting experience.
John A. Fry has been a member of our board of directors since July 2017 and as lead independent director since April 2022. Mr. Fry currently serves as President of Temple University in Philadelphia, Pennsylvania since November 2024, and has previously served as the President of Drexel University in Philadelphia, Pennsylvania from 2010 to October 2024. Prior to becoming President of Drexel University, Mr. Fry served as President of Franklin & Marshall College in Lancaster, Pennsylvania from 2002 until 2010. From 1995 to 2002, he was Executive Vice President of the University of Pennsylvania and served as the Chief Operating Officer of the University and as a member of the executive committee of the University of Pennsylvania Health System. Mr. Fry is a member of the Board of Trustees of Delaware Investments, an asset management firm, with oversight responsibility for all of the portfolios in that mutual fund family. He also serves on its nominating and corporate governance committee. Mr. Fry also serves as a director of Drexel Morgan & Co., Community Health Systems, where he also serves on the compensation committee and chairs the governance committee, and vTv Therapeutics. Mr. Fry received his M.B.A. from the NYU Stern School of Business, and received his B.A. in American Civilization from Lafayette College. Our board of directors has determined that Mr. Fry should serve as a director in light of his leadership experience and experience serving as a board member for other investment and management operations.
William P. Hankowsky has been a member of our board of directors since 2024. Mr. Hankowsky was Chairman, President and Chief Executive Officer of Liberty Property Trust, until February 2020. Mr. Hankowsky joined Liberty in 2001 as Chief Investment Officer, in 2002 was named President, and in 2003 appointed Chief Executive Officer and elected Chairman of Liberty’s Board of Trustees. He grew Liberty to be one of the nation’s leading REITs with 112 million square feet logistic portfolio across 24 US markets and the United Kingdom. Liberty was acquired by Prologis in February, 2020 for $13 billion. Prior to joining Liberty, he served for 11 years as president of the Philadelphia Industrial Development Corporation (PIDC) and before that served as the city of Philadelphia’s Commerce Director. During that time, Mr. Hankowsky worked on a number of noteworthy transactions including the Pennsylvania Convention Center, the Xfinity Mobile Arena (f/k/a the Wells Fargo Center), the Navy Base, and new stadiums for the Philadelphia Phillies and Eagles. Prior to PIDC, Mr. Hankowsky worked for the Reading Company, Amtrak, and the City of Camden, N.J. Mr. Hankowsky currently serves on the boards of Citizens Financial Group Inc. (NYSE:CFG), the Greater Philadelphia Chamber of Commerce, Delaware River Waterfront Corporation, Philadelphia Convention and Visitors Bureau, Philadelphia Shipyard Development Corporation, and the Pennsylvania Academy of Fine Arts and is a Senior Advisor to the Alterra Property Group. Mr. Hankowsky received a Bachelor of Arts degree in economics from Brown University. Our board of directors has determined that Mr. Hankowsky should serve as a director in light of his leadership and experience.
David Schiff has been a member of our board of directors since December 2022. Mr. Schiff has an over 25-year career building businesses and investing in the credit and real estate markets. Mr. Schiff is a founding partner and CEO of Innovatus Capital Partners LLC, and since 2016, has served as Chairman of the Investment Committee. As Chairman of the Innovatus Investment Committee, Mr. Schiff leads discussion on all investments presented and has veto authority over an investment. He manages the senior investment team, and is responsible for the investment process and overseeing the sourcing, structuring and performance of the team. Mr. Schiff serves on the Board of Directors of several portfolio investments including Guerdon LLC and Certor Sports LLC as well as other portfolio investments. From 2008 to 2016, Mr. Schiff was a Partner at Perella Weinberg Partners and the Portfolio Manager of the Asset Backed Value Funds that had approximately $2.3 billion of equity under management at peak AUM. Through Mr. Schiff’s and the Asset Based Value investment team’s leadership, over a dozen different operating businesses and joint ventures have been launched, employing over 1,250 people. In 2007, Mr. Schiff was the CEO and CIO of Broadworth Capital, an asset-backed focused investment vehicle for two high net worth families. In 2006, he was a

Managing Director at Amaranth Advisors, where he was responsible for the construction of its non-mortgage ABS portfolio, and subsequently oversaw the liquidation of that portfolio. From 2003 to 2005, Mr. Schiff was a Director at Wachovia Securities, where he was responsible for developing various structured principal finance opportunities. From 1993 to 2001, Mr. Schiff held various senior management positions while he was at JPMorgan in the Asset Backed Securities and Securitization groups. Mr. Schiff serves on the board of directors of several portfolio investments of Innovatus Capital Partners LLC including Meet The People, Certor Sports, LLC and Guerdon, LLC. Mr. Schiff received a B.S. with distinction in Consumer Economics and Housing from Cornell University. Our board of directors has determined that Mr. Schiff should serve as a director in light of his extensive credit and real estate markets experience.
Committees of the Board of Directors
Our board of directors has established the following committee:
Audit Committee
The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. It is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent and internal accountants (including compensation therefor), overseeing the integrity and audits of our financial statements reviewing the independence and performance of our independent accountants, reviewing the adequacy of our internal controls over financial reporting and overseeing our cybersecurity risks. The members of the audit committee are Messrs. Brown, Connors and Fry, each of whom are independent. Mr. Connors serves as the chairman of the audit committee. Our board of directors has determined that Mr. Connors is an “audit committee financial expert” as defined under SEC rules.
Compensation of Directors
Each of our directors who do not serve in an executive officer capacity for us, FS Real Estate Advisor or Rialto are entitled to receive annual retainer fees and annual fees for serving as a committee chairperson.
We compensate each of our independent directors with an annual retainer of $150,000. In addition, the chairperson of our audit committee receives an annual retainer of $25,000, the lead independent director receives an additional retainer of $20,000, and each member of the audit committee (other than the chairperson) receives an annual retainer of $10,000. We pay 40% of such compensation in cash and 60% in restricted Class I shares, provided that each of our independent directors may elect to receive up to 50% of their compensation in cash and 50% in restricted Class I shares. We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.
The restricted Class I shares will be granted under, and subject to the terms and conditions of, our independent director restricted share plan, which is described below, on the first calendar day of the second month following the calendar quarter to which the compensation relates. We will determine the number of restricted shares to grant by dividing the portion of the quarterly compensation to be paid in restricted Class I shares by the current transaction price of the Class I shares, rounding to the nearest whole number. The restricted Class I shares will vest on the one-year anniversary of the grant date, provided that the independent director remains on the board of directors on such vesting date, or upon the earlier occurrence of his or her termination service due to his or her death or disability or a change in our control.
Independent Director Restricted Share Plan
We have adopted a restricted share plan for our independent directors in order to increase the interest of our directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our restricted share plan is administered by the board of directors. The board of directors has the full authority to: (1) administer and interpret the restricted share plan; (2) determine the number of shares of Class I common stock to be covered by each award; (3) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the restricted share plan); (4) make determinations of the fair market value of shares; (5) waive any provision, condition or limitation set forth in an award agreement; (6) delegate its duties under the restricted share plan to such agents as it may appoint from time to time; and (7) make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of Class I common stock that may be issued under the restricted share plan will not exceed 5.0% of the total shares common stock available in connection with our primary offering, and in any event will not exceed 200,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). The maximum aggregate number of Class I shares associated with any award granted under the plan in any calendar year to any one independent director is 10,000.
Restricted share awards entitle the recipient to Class I shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s service with us or our affiliates. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Vested shares are not subject to any repurchase limitations. Pursuant to the form of award agreement approved by the board of directors, holders of restricted shares may receive distributions prior to the time that the restrictions on the restricted shares have lapsed, but such distributions shall be subject to the same restrictions as the underlying restricted shares.
Compensation of Executive Officers
Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of FS Real Estate Advisor or by individuals who were contracted by us or by FS Real Estate Advisor to work on our behalf pursuant to the advisory agreement. Each of our executive officers is an employee of FS Real Estate Advisor, and the day-to-day investment operations and administration of our portfolio are managed by FS Real Estate Advisor. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of FS Real Estate Advisor, from Future Standard or its affiliates. As executive officers, these individuals will serve to manage our day-to-day affairs and carry out the directions of our board of directors in the review, selection and recommendation of investment opportunities and in monitoring the performance of these investments to ensure that they are consistent with our investment objectives.
Our Adviser
Our adviser is FS Real Estate Advisor. Our adviser has no other experience managing a public company. Our adviser has contractual and fiduciary responsibilities to us and our stockholders. Certain of our officers and directors are also officers and key personnel of our adviser.
Adviser Key Personnel
The management of our investment portfolio is the responsibility of FS Real Estate Advisor and its investment committee, the current members of which are Michael Kelly, Robert Lawrence and Jane Kitain. FS Real Estate Advisor’s investment committee must approve investments that we make. The members of FS Real Estate Advisor’s investment committee are not employed by us and receive no direct compensation from us. See “— The Advisory Agreement” for additional information regarding the compensation payable to FS Real Estate Advisor. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the investment advisers that manage Future Standard’s affiliated registered investment companies and BDCs. Future Standard and its affiliated investment advisers have under management in the Fund Complex approximately $93 billion in assets as of December 31, 2025.
Below is biographical information relating to the members of FS Real Estate Advisor’s investment committee and certain members of its management team. The backgrounds of Mr. Forman, chief executive officer of FS Real Estate Advisor, and Mr. Sypherd, managing director and general counsel of FS Real Estate Advisor, are described in “— Directors and Executive Officers” above.
Michael Kelly currently serves as chief investment officer and co-president of Future Standard and its other affiliated investments advisers, and has presided in such roles since January 2015. Among other things, Mr. Kelly oversees the investment management function at Future Standard and its affiliated investment advisers, including FS Real Estate Advisor. Before joining Future Standard and its affiliated investment advisers, Mr. Kelly was the chief executive officer of ORIX USA Asset Management, where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. Mr. Kelly then helped build and lead the hedge fund firm, FrontPoint Partners, where he first served as chief investment officer and eventually co-chief executive officer. Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a co-founder and board member of the Spotlight Foundation, and serves as a trustee of the Tiger Foundation and the Stanford Business School Trust.
Robert Lawrence serves as managing director and global head of real estate at Future Standard, responsible for overseeing all real estate-related business and strategies. Before joining Future Standard, Mr. Lawrence served as Executive Managing Director at Singer & Bassuk, a boutique real estate finance firm. Prior to joining Singer & Bassuk, he was Senior Managing Director and Co-Head of Origination at Guggenheim Commercial Real Estate Finance, where he led and managed the origination platform for CMBS and affiliated life companies. Previously, Mr. Lawrence held several high-level positions at JPMorgan Chase and Bear Stearns. At JPMorgan Chase, he served as Managing Director and Head of the Securitized Products Group in Asia. Prior to the merger with JPMorgan Chase in 2008, he was Senior Managing Director and Co-Head of Origination at Bear Stearns, and a founding member of the firm’s Global CMBS department. Mr. Lawrence received a Bachelor of Science in Business Administration from the University of Vermont and a Master of Science in Real Estate Investment and Development from New York University. Mr. Lawrence is a member of the Urban Land Institute, the Young Presidents’ Organization, and the Nassau County Disaster Action Team for the American Red Cross.
Jane Kitain serves as a senior vice president within the Investment Management Group of Future Standard and its other affiliated investment advisers. In her role, she is involved with the firm’s management of FS Credit Real Estate Investment Trust, Inc. Ms. Kitain has also served in various capacities for Future Standard and its affiliated investment advisers since July 2017, including the firm’s management of interval funds and mutual funds. Ms. Kitain has been with Future Standard since 2017. Prior to joining Future Standard, she was an analyst at PNC Bank, working in the bank’s Institutional Asset Management Group. Ms. Kitain received her B.A. in Economics from the University of Pennsylvania.
The Sub-Adviser
Our adviser has engaged Rialto Capital Management, a leading real estate investment and asset management operating business, to perform services on behalf of our adviser for us primarily related to the selection of our investments and the day-to-day management of our investment portfolio. Notwithstanding the engagement by our adviser of the sub-adviser, our adviser retains ultimate responsibility for the performance of the matters entrusted to it under the advisory agreement. See “— Advisory Agreement” below. Investment recommendations are made by the sub-adviser to our adviser and our adviser approves all investments and presents to our board of directors only those investments that fall outside of the scope of the authority granted to it by our board of directors.
Sub-Adviser Key Personnel
Rialto’s team of dedicated investment professionals provide assistance to FS Real Estate Advisor pursuant to the sub-advisory agreement. Below is biographical information relating to certain key personnel involved in rendering such services. The background for Mr. Krasnoff, Chief Executive Officer of Rialto, is described in “— Directors and Executive Officers” above.
Jay Mantz joined Rialto in 2011 and serves as President. Mr. Mantz oversees the Investment Management and Capital Raising initiatives as part of his many roles. Prior to Rialto, Mr. Mantz worked for Morgan Stanley from 1993 to 2011. At Morgan Stanley, Mr. Mantz was the Head of Real Estate Investing from 2000 to 2005, co-head of the Real Estate Department in 2006, and served as Global Co-Head of Morgan Stanley’s Merchant Bank Group, which included Morgan Stanley Real Estate Investing Funds, the Morgan Stanley Infrastructure Fund and other Private Equity Funds from 2007 to 2009. Mr. Mantz was a member of Morgan Stanley’s Management Committee from 2008 to 2010. Mr. Mantz graduated class valedictorian from the Questrom School of Business at Boston University and earned his MBA from The Wharton School of the University of Pennsylvania. Among other affiliations, Mr. Mantz is on the Dean’s Advisory Board of the Questrom School of Business and the Nolan School of Hotel Administration at Cornell University.
Cory Olson joined Rialto in 2015 as a senior advisor and served as Executive Vice President and subsequently Chief Operating Officer before taking on the role of Vice Chairman. Mr. Olson is engaged in the investment management business and other strategic roles with a focus on overseeing Rialto’s process of sourcing, underwriting, executing and managing investments for us. Prior to joining Rialto, Mr. Olson was President of LNR Property LLC, where he headed the Real Estate Investing and Servicing Segment of Starwood Property Trust (NYSE: STWD). Prior to being appointed president in May 2013, Mr. Olson held the positions of Chief Operating Officer and Chief Financial Officer. Prior to LNR, Mr. Olson was a Co-founder and Managing Partner at AllBridge Investments, a boutique private equity firm which was sold to Ares Capital. Mr. Olson was formerly Senior Vice President of Finance and Treasurer of Dean Foods Company, one of the leading food and beverage companies in the United States. Prior to Dean Foods, Mr. Olson was a Managing Director at Bank One Capital Markets and its predecessor, First Chicago Capital Markets. Prior to Bank One Capital Markets, Mr. Olson was a product management officer for Gainer Bank Corporation. Mr. Olson received his B.A. in Liberal Arts from Wabash College in Crawfordsville, Indiana.
Phil Orban joined Rialto in 2015 and serves as a Managing Director on the Investment Management team, which includes structured credit and equity investing. Prior to joining Rialto, Mr. Orban spent nine years, most recently as a principal, at Glenmont Capital Management, a real estate private equity firm focused on opportunistic, middle market investments throughout the United States. At Glenmont, Mr. Orban was responsible for sourcing and executing opportunistic investments across all real estate asset types on behalf of the firm’s discretionary investment vehicles and completed more than $1 billion in total transactions. Prior to joining Glenmont, Mr. Orban was an assistant vice president at The Weitzman Group, a boutique real estate advisory firm that worked with private sector developers, pension and private equity funds, institutions, and government agencies. At The Weitzman Group, Mr. Orban focused on investment analysis and advisory on behalf of a large pension fund seeking to make direct investments in commercial real estate. Mr. Orban received his B.S. from Cornell University with a concentration in Finance and Real Estate.
Josh Cromer joined Rialto in 2009 and serves as Head of Rialto’s Investment Management Credit business, which oversees CMBS bonds, floating rate whole loans, mezzanine loans, b-notes, and preferred equity investing. Mr. Cromer has been vital in sourcing and executing Rialto’s CMBS investments, which total over $100 billion in pool balance. Mr. Cromer has also been instrumental in the development and creation of Rialto’s $1.5 billion direct lending platform. Prior to joining Rialto, Mr. Cromer worked at Glenmont Capital Management, a boutique real estate private equity firm, where he focused on distressed debt investing. Before that, Mr. Cromer work at Nomura Securities ranging in a variety of real estate and corporate finance roles, including originating, underwriting, and securitizing commercial mortgages and CRE CDO’s. Mr. Cromer received a B.A. in Business Administration from the University of Wisconsin-Madison Wisconsin School of Business where he majored in Real Estate Finance and Urban Land Economics. Mr. Cromer currently serves on the Rising Leaders committee for the New York Cares charity.
Joe Bachkosky joined Rialto in 2010 and currently serves as the Head of Special Situations of Rialto’s Investment Management credit business, which includes CMBS and mezzanine investing. He has been vital in sourcing, underwriting, closing, and overseeing Rialto’s CMBS investments, which have encompassed acquiring interests in securities with almost $60 billion in underlying loans. He has also had a key role in structuring and making attractive mezzanine and preferred equity investments. Through innovative and unique structuring, Mr. Bachkosky has been key in Rialto’s involvement with the NPL securitization market, issuing over $800 million of notes in its seven NPL securitizations to date. Prior to joining Rialto, Mr. Bachkosky held various roles in finance and consulting where he focused on financial and operational restructuring. In 2009, Mr. Bachkosky served as a Summer Associate at Lazard Frères where he worked on the restructuring and eventual sale of a $2 billion global automotive supply company. From 2005 to 2008, Mr. Bachkosky served as a consultant with The Brooks Group. He also worked as an Associate Consultant at Accenture from 2003 to 2005. Mr. Bachkosky received an MBA from the Yale School of Management and a B.S. in Engineering from the University of Pittsburgh.
The Advisory Agreement
Our board of directors have at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our business. Pursuant to the advisory agreement, our board of directors has delegated to our adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that our adviser has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the advisory agreement.
Services
Pursuant to the terms of the advisory agreement, our adviser is responsible for, among other things:
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managing and supervising the development of this offering, and any subsequent offerings, including determination of the specific terms of our securities, approval of marketing materials and negotiating and coordinating the other agreements and services related to our offering;

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serving as an investment and financial advisor to us and obtaining market research and economic and statistical data in connection with our investment objectives and policies;

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identifying, sourcing, evaluating and monitoring our investment opportunities consistent with our investment objectives and policies, including but not limited to, locating, analyzing and selecting potential investments and, within the discretionary limits and authority granted to our adviser by the board of directors, making investments in and dispositions of our assets;

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structuring and conducting negotiations on our behalf with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

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providing us with portfolio management and other related services;

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serving as our adviser with respect to decisions regarding any of our financings and hedging strategies;

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engaging and supervising, on our behalf and at our expense, various service providers;

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providing asset management services, including but not limited to, daily management services, monitoring and supervising our investments and our management and operational functions;

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providing accounting and administrative services, including but not limited to, the performance of administrative functions required for our day-to-day operations, including the calculation at the end of each month of our NAV; and

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managing our communications with our stockholders, including written and electronic communications, and establishing technology infrastructure to assist in supporting and servicing our stockholders.

The above summary is provided to illustrate the material functions which our adviser will perform for us and it is not intended to include all of the services which may be provided to us by our adviser.
Term and Termination Rights
The term of the advisory agreement is for one year, subject to renewals by mutual consent of us and our adviser for an unlimited number of successive one-year periods. Our independent directors evaluate the performance of our adviser before approving the renewal of the advisory agreement. The advisory agreement may be terminated:
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immediately by us (1) for “Cause,” (2) upon the bankruptcy of our adviser, or (3) upon a material breach of the advisory agreement by our adviser;

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upon 60 days’ written notice by us without Cause or penalty upon the vote of a majority of our independent directors;

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upon 60 days’ written notice by our adviser; or

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immediately by our adviser for “Good Reason.”

“Cause” is defined in the advisory agreement to mean (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our adviser, (ii) a material breach of the advisory agreement by our adviser, (iii) a failure by our adviser to dedicate the personnel and financial resources necessary to effectively manage us, or perform its respective duties and obligations under the advisory agreement, or (iv) a sustained material degradation in the brand or reputation of our adviser’s parent and sponsor, Franklin Square Holdings, L.P.
“Good Reason” is defined in the advisory agreement to mean any material breach of the advisory agreement by us of any nature whatsoever.
In the event the advisory agreement is terminated, our adviser will be entitled to receive from us, within thirty (30) days after the effectiveness of such termination, all unpaid reimbursements of expenses and all earned but unpaid fees payable to our adviser prior to the termination of the advisory agreement. In addition, upon the termination or expiration of the advisory agreement, our adviser will cooperate with us in order to provide an orderly transition of advisory functions.
Fees and Expenses
Base Management Fee.   As compensation for the services provided pursuant to the advisory agreement, we pay our adviser a base management fee of 1.25% of NAV per annum attributable to the shares subject to the management fee payable quarterly and in arrears. In calculating our management fee, we use our NAV before giving effect to accruals for the base management fee, the performance fee, the administrative services fee, the stockholder serving fee or any distributions payable on our shares. Class F shares and Class Y shares do not pay the base management fee. Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of all base management fees payable to our adviser.
Performance Fee.   As compensation for services provided pursuant to the advisory agreement, we will also pay our adviser a performance fee. The performance fee is calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined in “Compensation — Operational Stage”) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.50%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of shares of our common stock other than Class F shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser will be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings. Class F shares do not pay the performance fee. Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of all performance fees payable to our adviser.
Administrative Services Fee.   As compensation for the non-investment advisory services performed by our adviser, the sub-adviser or their affiliates pursuant to the advisory agreement (without duplication to any fees or reimbursements paid thereunder), we pay our adviser an administrative services fee equal to 1.0% of our NAV per annum attributable to all shares of common stock, before giving effect to any accruals for the base management fee, the performance fee, the administrative services fee, the stockholder servicing fee or any distributions. The administrative services fee will be payable quarterly and in arrears in the cash equivalent number of Class I RSUs based on the then-current Class I transaction price as of the last day of such quarter. Class I RSUs in payment of the administrative services fee will provide our adviser the right to receive a number of Class I shares equivalent to the number of Class I RSUs, subject to the terms and conditions set forth in the Class I RSU agreement. Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of the administrative services fee payable to our adviser.
Origination Fees.   Our adviser and the sub-adviser may retain origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing. Such origination fees will only be retained to the extent they are paid by the borrower, either directly to our adviser or the sub-adviser or indirectly through us. We expect that these origination fees generally will be paid directly to our adviser or the sub-adviser by the borrower.
Expense Reimbursement.   The advisory agreement provides that we will reimburse our adviser and the sub-adviser for out-of-pocket costs and expenses each of them incurs in connection with the services provided to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of our registration statement, registration and qualification of our shares of our common stock for sale with the SEC and in the various states and filing fees incurred by our adviser, (2) the actual out-of-pocket cost of goods and services used by us and obtained from third parties, including audit, accounting, legal, brokerage, underwriting, listing and registration fees, (3) expenses of managing, improving, developing, operating and selling our direct and indirect investments and of other transactions related thereto, including prepayments, maturities, workouts and other settlements of such investments, (4) subject to limitations in our charter, expenses related to the acquisition and disposition of our investments, including the selection and evaluation of investment assets, and (5) out-of-pocket expenses in connection with (i) our compliance with applicable law and regulations, (ii) communications and services provided to our stockholders, (iii) insurance required in connection with our business or by our directors and executive officers, and (iv) payments to our directors and meetings of our directors and of our stockholders. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, expenses and taxes related to the filing, registration and qualification of the sale of shares of our common stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees).
The advisory agreement provides that we will reimburse our adviser or the sub-adviser for reimbursable expenses no less than quarterly. Our adviser will prepare a statement documenting our quarterly expenses and deliver such statement to us within 45 days after the end of each quarter. Notwithstanding the foregoing, pursuant to the advisory agreement, our adviser advanced all of our offering and organizational costs until we raised $250 million in aggregate gross proceeds from our public offerings. In April 2020, our adviser and the sub-adviser agreed to defer the recoupment of any organization and offering expenses that was reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determined that we had achieved economies of scale sufficient to ensure that we could bear a reasonable level of expenses in relation to our income. In September 2020, we began reimbursing our adviser, and as such, our adviser is reimbursed for any organization and offering expenses that our adviser or the sub-adviser has advanced or incurred on our behalf, up to a cap of 0.75% of gross proceeds raised in our public offerings in excess of $250 million. As of December 31, 2025, our adviser has incurred $3.0 million of organization and offering expenses on our behalf that have not been repaid.
Total base management fee, performance fee, administrative services fee, and total expense and cost reimbursement paid to the adviser, sub-adviser and affiliates thereof for the year ended December 31, 2025 was equal to 2.24% of our NAV as of December 31, 2025.
Limitations on Reimbursement.   Notwithstanding the foregoing, to the extent that our total operating expenses in any four consecutive fiscal quarters exceed the 2%/25% limitation set forth in our charter we will not reimburse our adviser or the sub-adviser unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or we will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Each such determination will be recorded in the minutes of a meeting of our board of directors.
Reimbursement by our Adviser.   The advisory agreement provides that within 60 days after the end of the month in which our primary offering terminates, to the extent we have incurred total organization and offering expenses, selling commissions, dealer manager fees and stockholder servicing fees in excess of 15.0% of the gross proceeds from our primary offering, our adviser will reimburse us for such excess amount.
Indemnification.   In addition to the base management fee, the performance fee, the administrative services fee and expense reimbursements, we have agreed to indemnify and hold harmless our adviser, the sub-adviser and their respective affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “— Indemnification” below.
Method of Payment.   Pursuant to the advisory agreement, the base management fee and the performance fee may be paid, at our adviser’s election, in (i) cash, (ii) Class I shares, (iii) Class I PCRs or (iv) any combination of cash, Class I shares or Class I PCRs. Our adviser will be paid its base management fee and performance fee in cash unless it elects to receive Class I shares or Class I PCRs by providing written notice to us within 10 days following the end of the applicable quarter or year when such fee was earned (the date of such election is the “Election Date”). Class I PCRs will provide our adviser the right to receive from us a number of Class I shares equivalent to the number of Class I PCRs upon satisfaction of the performance conditions set forth in the Class I PCR agreement. Our adviser may elect, at a later date, to have us repurchase some or all of the Class I shares issued to our adviser in accordance with the advisory agreement, including Class I shares issued pursuant to any Class I PCRs or Class I RSUs at a per share price equal to the then-current Class I share transaction price. Such Class I shares will not be subject to the repurchase limits of our share repurchase plan or any reduction or penalty for an early repurchase, provided that the approval of our independent directors is required for any repurchase request of our adviser or the sub-adviser for Class I shares received as payment for advisory fees that, when combined with any stockholder repurchase requests submitted through our share purchase plan, would cause us to exceed the monthly and quarterly repurchase limitations of our share repurchase plan, and any such approval must find that the repurchase would not impair our capital or operations and be consistent with the fiduciary duties of our independent directors. Our adviser will have no registration rights with respect to such Class I shares. In addition, the sub-adviser agreed to receive the base management fees and performance fees it receives from our adviser in the same proportion of cash, Class I shares and Class I PCRs as elected by our adviser for a given period. Any such Class I shares, Class I PCRs and Class I RSUs issued to the sub-adviser will have the same rights and conditions as those issued to our adviser.
Class I PCR Agreement.   Under the Class I PCR agreement between us, our adviser and the sub-adviser, management and performance fees may be payable to our adviser and the sub-adviser (the “Adviser Entities”), in the form of Class I PCRs to the extent that distributions paid to stockholders in the applicable fiscal quarter exceed our Adjusted Core Earnings. “Adjusted Core Earnings” means: the net income (loss) attributable to stockholders, computed in accordance with GAAP, including (i) realized gains (losses) not otherwise included in GAAP net income (loss), (ii) stockholder servicing fees, and (iii) reimbursements for organization and offering expenses, and excluding (A) non-cash equity compensation expense, (B) non-cash equity based administration fees, (C) depreciation and amortization, (D) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (E) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items. Thereafter, Class I shares will become issuable in extinguishment of Class I PCRs upon the achievement of the following conditions in any fiscal quarter following the initial issuance of the Class I PCRs (together, the “Performance Conditions”): (a) Adjusted Core Earnings for the quarter exceed distributions paid to stockholders during such quarter (such difference, the “Excess Distributable Income”), and (b) the annualized distribution yield on the Class I shares (measured over such quarter) is at least at the yield target determined by management given then-current market conditions (the “Yield Target”). The initial Yield Target will be a 6.0% annualized yield on the Class I shares.

On the last day of any fiscal quarter in which we achieve the Performance Conditions (the “Performance Achievement Date”), Class I shares will become issuable to the Adviser Entities in extinguishment of Class I PCRs. On the first calendar day of the second month following the Performance Achievement Date (the “Closing Date”), we will issue to the Adviser Entities their respective potion of the number of Class I shares equal in value to the Excess Distributable Income as of the Performance Achievement Date in respect of any outstanding Class I PCRs. The transaction price used to calculate the number of Class I Shares issued under Class I PCR agreement will equal the then-current transaction price as of the Closing Date. The Adviser Entities, and their respective affiliates and employees, may not request repurchase by us of any Class I shares issued under the Class I PCR agreement for a period of six months from the date of issuance.
Thereafter, upon ten days’ written notice to us, we must repurchase any Class I shares requested to be repurchased by the Adviser Entities at the then-current Class I share transaction price; provided that no repurchase will be permitted that would jeopardize our qualification as a REIT or violate Maryland law. If, prior to the Performance Achievement Date, (i) the advisory agreement is terminated in accordance with Section 12(b) of the advisory agreement (other than Section 12(b)(iii) thereof) or (ii) the sub-advisory agreement is terminated in accordance with Section 9(b) thereof (other than Section 9(b)(v) thereof), any rights related to the Class I PCRs evidenced hereby by the terminated party as of the date of such termination will immediately vest and we will issue the number of Class I shares issuable upon such vesting. If, prior to the Performance Achievement Date, either of the Adviser Entities resigns as our adviser or sub-adviser, respectively, then any rights related to the Class I PCRs evidenced thereby as of the date of such resignation will remain outstanding and Class I shares issuable in respect thereof will be issued upon achievement of the Performance Conditions.
Class I RSU Agreement.   Under the Class I RSU agreement between us and the Advisor Entities, and in accordance with our advisory agreement, the administrative services fee will be payable quarterly in arrears on the last day of each quarter in the cash equivalent number of Class I RSUs based on the then-current Class I share transaction price as of the last day of such quarter. On the last day of each quarter, we will issue to the Advisor Entities the cash equivalent number of Class I RSUs to which each is entitled. The Class I RSU Agreement provides that (i) RSUs granted after March 31, 2025 will vest ratably over four years starting after the second anniversary of the grant date and (ii) previously issued and outstanding RSUs are eligible to vest proportionally on the first calendar day of the month following the anniversary of the applicable grant date in each of 2026, 2027, 2028 and 2029, as provided below:
Grant Year	2026	2027	2028	2029
2022	1/2	1/2	—	—
2023	1/3	1/3	1/3	—
2024	1/4	1/4	1/4	1/4
Furthermore, (i) 100% of our adviser’s Class I RSUs will immediately vest upon the renewal or termination of the advisory agreement pursuant to Section 12(b)(ii), Section 12(b)(iii) or Section 12(b)(iv) thereof; (ii) 100% of the sub-adviser’s Class I RSUs will immediately vest upon the nonrenewal or termination of the sub-advisory agreement pursuant to Section 9(b)(i), Section 9(b)(iii), Section 9(b)(iv), Section 9(b)(v) or Section 9(b)(vi) thereof; (iii) 100% of our adviser’s unvested Class I RSUs will be automatically forfeited upon termination of the advisory agreement pursuant to Section 12(b)(i) thereof; and (iv) 100% of the sub-adviser’s unvested Class I RSUs will be automatically forfeited upon termination of the sub-advisory agreement pursuant to Section 9(b)(ii) thereof. If either of the Adviser Entities resigns as our adviser or sub-adviser, respectively, then any rights related to the Class I RSUs evidenced thereby as of the date of such resignation will remain outstanding and Class I shares issuable in respect thereof will be issued upon the applicable vesting date. If we declare a cash distribution on the Class I shares underlying unvested Class I RSUs, then we will credit the account of the Adviser Entities with the applicable distribution equivalents, which will be subject to the same vesting and forfeiture restrictions as the Class I RSUs. The Adviser Entities, and their respective affiliates and employees, may not request repurchase by us of any Class I shares issued under the Class I RSU agreement for a period of six months from the date of issuance. Thereafter, upon ten days’ written notice to us, we must repurchase any Class I shares requested to be repurchased by the Adviser Entities at the most recently published transaction price per Class I share; provided that no repurchase will be permitted that would jeopardize our qualification as a REIT or violate Maryland law.

Other Services.   In addition to the fees and expenses paid to our adviser pursuant to the advisory agreement, we may retain our adviser, the sub-adviser or their respective affiliates, for necessary services relating to our investments or our operations, including capital markets restructuring services, valuation services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/ brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. The sub-adviser provides periodic valuations of certain investments held by us and is entitled to a fee of $1,000 per valuation. as well as services related to mortgage servicing, group purchasing, healthcare, consulting/ brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to our adviser, the sub-adviser, or their affiliates for any such services will not reduce the advisory fees or the administrative services fees. Actual amounts depend on whether such affiliates are actually engaged to perform such services.
Expense Limitation Agreement
We have entered into an expense limitation agreement with our adviser and the sub-adviser, pursuant to which our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses (defined below) for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. “Ordinary operating expenses” for each class of common stock consist of all ordinary expenses attributable to such class, including administration fees, transfer agent fees, fees paid to our independent directors, loan servicing expenses, administrative services fees and expenses, acquisition-related expenses, and expenses associated with legal, regulatory compliance and investor relations, but excluding the following: (a) management fees and performance fees paid to our adviser pursuant to the advisory agreement, (b) interest expense and other financing costs, (c) taxes, (d) distribution or stockholder servicing fees and (e) unusual, unexpected and/or nonrecurring expenses. We will repay our adviser or the sub-adviser on a quarterly basis any ordinary operating expenses previously waived or paid, but only if the reimbursement would not cause the then-current expense limitation, if any, to be exceeded. In addition, the reimbursement of expenses will be made only if payable not more than three years from the end of the fiscal quarter in which the expenses were paid or waived.
The expense limitation agreement has a one-year term, subject to annual renewals by a majority of the board of directors and by our adviser and the sub-adviser. The expense limitation agreement may not be terminated by our adviser or the sub-adviser, but may be terminated by our board of directors on written notice to our adviser and the sub-adviser.
Our adviser and the sub-adviser each agreed to waive the recoupment of any amounts that may be subject to conditional reimbursement to our adviser or the sub-adviser, respectively, during the quarterly period ending March 31, 2020. To the extent that the conditions to recoupment are satisfied in a future quarter (prior to the expiration of the three-year period for reimbursement set forth in the expense limitation agreement), such expenses may be subject to conditional recoupment in accordance with the terms of the expense limitation agreement. As of December 31, 2025, we accrued $338,000 for expense recoupments payable to the adviser or the sub-adviser.
Initial Investment
Michael C. Forman and David J. Adelman, principals of Future Standard, have contributed an aggregate of $200,000 to us (the “Initial Investment”), in exchange for the initial issuance of shares of our common stock. These individuals may not sell any shares of our common stock purchased with the Initial Investment while our adviser acts in an advisory capacity to us. The restrictions included in the foregoing sentence do not apply to shares of our common stock acquired by our adviser or its affiliates other than that acquired through the Initial Investment. The advisory agreement prohibits our adviser and any of its affiliates from voting any shares of our common stock that they own, or hereafter acquire on matters submitted to our stockholders regarding (i) the removal of our adviser or any of its affiliates as our adviser, (ii) the removal of any member of our board of directors, or (iii) any transaction by and between us and our adviser, a member of our board of directors or any affiliate of our adviser.

Limitation on Liability
Our charter limits the personal liability of our directors and executive officers to us and our stockholders for monetary damages, to the maximum extent permitted by Maryland law and our charter. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and executive officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or executive officers to the corporation or its stockholders:
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to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

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to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, we intend to obtain directors and officers liability insurance.
Indemnification
Under the Maryland General Corporation Law, a Maryland corporation is required (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and may indemnify its directors, executive officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter obligates us, to the maximum extent permitted by Maryland law and our charter, to indemnify (i) any present or former director or executive officer, (ii) any individual who, while a director or executive officer and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, or (iii) FS Real Estate Advisor or any of its affiliates acting as an agent for us, or Rialto or any of its affiliates acting on our behalf, from and against any claim or liability to which the person or entity may become subject or may incur by reason of their service in that capacity, and to pay or reimburse their reasonable expenses as incurred in advance of final disposition of a proceeding. However, we may indemnify a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for liability or loss suffered by them or hold such persons harmless for liability or loss suffered by us only if all of the following conditions are met:
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we have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

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we have determined, in good faith, that the party seeking indemnification was acting on behalf of or performing services for us;

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the liability or loss was not the result of the indemnitee’s negligence or misconduct in the case that the party seeking indemnification is FS Real Estate Advisor or any of its affiliates, an executive officer of us, or an officer of FS Real Estate Advisor or an affiliate of FS Real Estate Advisor, and gross negligence or willful misconduct in the case that the party seeking indemnification is our director (and not also our executive officer or an officer of FS Real Estate Advisor or an affiliate of FS Real Estate Advisor); and

•
such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Furthermore, under our charter, any director, FS Real Estate Advisor or any of its affiliates, or Rialto or any of its affiliates shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:
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there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

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such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

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a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Under our charter, the advancement of our funds to a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for legal expenses and other costs, as incurred, as a result of any legal action for which the indemnification is being sought is permissible only if all the following conditions are satisfied:
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the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

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the indemnitee provides us with written affirmation of such indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

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the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder and a court of competent jurisdiction specifically approves of such advancement; and

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the indemnitee or its affiliates undertake to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such indemnitee is found not to be entitled to indemnification.

The advisory agreement provides that FS Real Estate Advisor and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent will not be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FS Real Estate Advisor or such other person, nor will FS Real Estate Advisor or such other person be held harmless for any loss or liability suffered by us, unless: (1) FS Real Estate Advisor or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (2) FS Real Estate Advisor or such other person was acting on behalf of or performing services for us; (3) the liability or loss suffered was not the result of negligence or misconduct by FS Real Estate Advisor or such other person acting as our agent; and (4) the indemnification or agreement to hold FS Real Estate Advisor or such other person harmless for any loss or liability is only recoverable out of our net assets and not from our stockholders.
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.
Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter and bylaw provisions do not reduce the exposure of directors and executive officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an executive officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Determinations by Our Board of Directors
Our charter contains a provision that codifies the authority of our board of directors to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our board of directors owes to us or our stockholders pursuant to our charter and under Maryland law. Further, it would not restrict the ability of a stockholder to challenge an action by our board of directors which was taken in a manner that is inconsistent with our charter or the board of directors’ duties under Maryland law or which did not comply with the requirements of the provision.
The Dealer Manager
The dealer manager for this offering is FS Investment Solutions. The dealer manager was formed and registered as a broker-dealer with the SEC and FINRA in 2007. The dealer manager is an affiliate of our adviser and Future Standard. The dealer manager coordinates the distribution of our shares in this offering, manages our relationship with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing this offering.
To the extent permitted by law and our charter, we will indemnify the dealer manager, licensed securities broker-dealers and registered investment advisers against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations, warranties, covenants and agreements contained in the dealer manager agreement.

COMPENSATION
We currently have no employees. FS Real Estate Advisor manages our day-to-day affairs.
We pay our adviser, the sub-adviser and our dealer manager the fees and expense reimbursements described in the table below in connection with performing services for us. Our adviser has engaged the sub-adviser to perform certain services for us on our adviser’s behalf. Our adviser compensates the sub-adviser for such services, and we reimburse the sub-adviser for certain expenses incurred by the sub-adviser in performing services for us to the extent such expenses are reimbursable pursuant to the advisory agreement. We do not intend to pay acquisition, disposition or financing fees to our adviser or the sub-adviser in connection with the purchase or sale of our investments, although our charter permits us to do so.
Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Organization and Offering Stage
Upfront Selling Commissions and Dealer Manager Fees — The Dealer Manager
We pay the dealer manager upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price per Class T share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). We pay the dealer manager upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.
No selling commissions or dealer manager fees are payable on the sale of Class D shares, Class M shares or Class I shares or on shares of any class sold pursuant to our distribution reinvestment plan.

Actual amounts depend upon the number of Class T shares and Class S shares sold and the transaction price of each Class T share and Class S share.
Aggregate upfront selling commissions and dealer manager fees will equal approximately $37.5 million and $0.5 million, respectively, if we sell the maximum amount in our primary offering and 5% and 45% of our offering proceeds are from the sale of our Class T shares and Class S shares, respectively.

Stockholder Servicing Fees — The Dealer Manager	Subject to limitations described below, we pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders by participating	Actual amounts depend upon the NAV of our Class T shares, Class S shares, Class D shares and Class M shares, the number of Class T shares, Class S shares,

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

broker-dealers or by broker- dealers servicing investors’ accounts, referred to as servicing broker-dealers:
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with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

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with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV our outstanding S shares;

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with respect to our outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares; and

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with respect to our outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares.

We do not pay a stockholder servicing fee with respect to our Class I shares, Class F shares or Class Y shares.
Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial
Class D shares and Class M shares outstanding and when such shares are purchased. For Class T shares, Class S shares, Class D shares and Class M shares, stockholder servicing fees will equal approximately $0.9 million, $8.3 million, $0.3 million and $0.3 million per annum, respectively, if we sell the maximum amount in our primary offering, assuming that 5%, 45%, 5%, 5% and 40% of our offering proceeds are from the sale of each of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, respectively, NAV per share remains constant and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.
Because stockholder servicing fees are a class-specific expense and are calculated based on the NAV of our Class T shares, Class S shares, Class D shares and Class M shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying stockholder servicing fees with respect to any Class T shares and Class S shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to any Class M shares and Class D shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

fees paid with respect to such account would exceed 7.25% and 1.25%, respectively (or a lower limit for shares sold by certain participating broker-dealers or financial institutions), of the gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap.
At the end of such month that the sales charge cap is reached, each Class T share, Class S share, Class D share or Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to Class T shares over approximately 6.5 years from the date of purchase, with respect to Class S shares over approximately 6.5 years from the date of purchase, with respect to Class D shares over approximately 4.2 years from the date of purchase and with respect to Class M shares over approximately 24.2 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.
In addition, we will cease paying stockholder servicing fees on each Class T share, Class S share, Class D share and Class M share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

substantially all of our assets or our merger or consolidation with or into another entity, in a transaction in which holders of Class T shares, Class S shares, Class D shares and Class M shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for stockholder servicing fees or distributions payable on our shares.
For a description of the services required from the participating broker-dealer or servicing broker-dealer, see “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Stockholder Servicing Fees — Class T Shares, Class S Shares, Class D Shares and Class M Shares.”

Organization and Offering Expenses — Our Adviser	We reimburse our adviser for any organization and offering expenses that our adviser or the sub-adviser has advanced or incurred on our behalf, up to a cap of 0.75% of gross proceeds raised in our public offerings in excess of $250 million. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers	If we sell the maximum amount in our primary offering, we estimate our organization and offering expenses with respect to this offering will be $12.4 million. As of March 31, 2026, our adviser has incurred $2.8 million in organization and offering expenses on our behalf in connection with our public offerings that remains subject to reimbursement.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude selling commissions, dealer manager fees and stockholder servicing fees. See “Management — The Advisory Agreement — Fees and Expenses — Expense Reimbursement” for more information.
After the termination of this offering, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses (including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation) that we incur exceed 15% of our gross proceeds from this offering.

Operational Stage
Operating Expenses — Our Adviser and the Sub-Adviser
We reimburse any operating expenses paid by or on behalf of our adviser, the sub-adviser or their respective affiliates, subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fees) during any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors. We do not reimburse our adviser or the sub-adviser for any services for which it receives a separate fee.
Our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a
Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. See “Management — Expense Limitation Agreement.”
Advisory Fees — Our Adviser
Base management fee:   Our adviser receives a base management fee equal to 1.25% of our NAV per annum for our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, payable quarterly and in arrears. The payment of all or any portion of the base management fee accrued with respect to any quarter may be deferred by our adviser, without interest, and may be taken in any such other quarter as our adviser may determine. In calculating our base management fee, we use our NAV before giving effect to accruals for such fee, stockholder servicing fees or distributions payable on our shares. The base management fee is a class-specific expense. No base management fee is paid on our Class F shares or Class Y shares.
Performance fee:   Our adviser may be entitled to a performance fee, which is calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted

Actual amounts of the base management fee depend upon the aggregate NAV of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. The base management fee attributed to shares sold in this offering will equal approximately $27.6 million per annum if we sell the maximum amount in our primary offering, assuming that 5%, 45%, 5%, 5% and 40% of our offering proceeds are from the sale of each of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, respectively, NAV per share remains constant and none of our stockholders participate in our distribution reinvestment plan.
Actual amounts of the performance fee depend upon our Core Earnings and, therefore, cannot be determined at this time.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

capital” means cumulative net proceeds generated from sales of shares of our common stock other than Class F shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to stockholders of Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, computed in accordance with GAAP (provided that net income (loss) attributable to Class Y stockholders shall be reduced by an amount equal to the base management fee that would have been paid if Class Y shares were subject to such fee), including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

(v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our adviser and our independent directors and approved by a majority of our independent directors.
The performance fee is a class-specific expense. No performance fee is paid on our Class F shares.
Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of all base management fees and performance fees payable to our adviser.
Our adviser may elect to receive its base management fee and performance fee in (i) cash, (ii) Class I shares, (iii) Class I PCRs, or (iv) a combination of cash, Class I shares, or Class I PCRs.
See “Management — The Advisory Agreement — Fees and Expenses” for more information.

Administrative Services Fee — Our Adviser	As compensation for the non-investment advisory services, our adviser receives an administrative services fee equal to 1.0% of our NAV per annum attributable to all shares of our common stock, before giving effect to any accruals for the base management fee, the performance fee, the administrative services fee, the stockholder servicing fee or any distributions. Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of the administrative services fee payable to our adviser. The administrative services fee is payable quarterly and in arrears in the cash equivalent number of Class I RSUs, subject to the terms and conditions set forth in the Class I RSU agreement. See	Actual amounts depend upon our aggregate NAV. The administrative services fee attributed to shares sold in this offering will equal approximately $22.1 million per annum if we sell the maximum amount in our primary offering, assuming that 5%, 45%, 5%, 5% and 40% of our offering proceeds are from the sale of each of our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, respectively, NAV per share remains constant and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation — Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
“Management — The Advisory Agreement — Fees and Expenses” for more information.
Acquisition Expense Reimbursement — Our Adviser and the Sub-Adviser	We reimburse our adviser and the sub-adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired. In no event shall such expenses exceed an amount equal to 6% of the loan amount or contract purchase price of the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Origination Fees — Our Adviser and the Sub-Adviser	Our adviser or the sub-adviser may retain from the borrower origination fees up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing.	Actual amounts depend on the dollar value of loans originated where origination fees are paid to our adviser or the sub-adviser.
Fees from Other Services — Our Adviser, the Sub-Adviser and/or their affiliates	We may retain third parties, or our adviser, the sub-adviser or their respective affiliates, for necessary services relating to our investments or our operations, including capital markets restructuring services, valuation services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. The sub-adviser provides periodic valuations of certain investments held by us and is entitled to a fee of $1,000 per valuation. Any fees paid to our adviser, the sub-adviser, or their affiliates for any such services will not reduce the advisory fees or the administrative services fees. Any such arrangements will be at market terms and rates.	Actual amounts depend on the number of valuations performed by the sub-adviser and whether our adviser, the sub-adviser or their affiliates are actually engaged to perform any additional services.

Performance Fee Example
The following example illustrates how we calculate the performance fee payable to our adviser at the end of each quarter based on the assumptions set forth in the table below.
Adjusted Capital at beginning of quarter	$100,000,000
Changes to Adjusted Capital during quarter	$0
Adjusted Capital used to calculate Hurdle Amount(1)	$100,000,000
Core Earnings(2)	$2,000,000
Hurdle Amount(3)	$1,625,000
Catch-Up Ceiling(4)	$1,806,000
Performance Fee for the Quarter(5)	$200,000

(1)
Adjusted Capital used to calculate Hurdle Amount is equal to the average of Adjusted Capital during the quarter.

(2)
The components of Core Earnings are described in the compensation table set forth above.

(3)
Hurdle Amount is equal to the adjusted capital multiplied by the quarterly hurdle rate of 1.625%, which is an annualized hurdle rate of 6.5%.

(4)
Catch-Up Ceiling is equal to the adjusted capital multiplied by the quarterly catch up of 1.806%, which is equal to 7.222% annually.

(5)
Because Core Earnings is greater than the Hurdle Amount, our adviser is entitled to a performance fee for the quarter. The performance fee is equal to the difference between the Catch-Up Ceiling and the Hurdle Amount, plus 10% of the difference between Core Earnings and the Catch-Up Ceiling.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 1, 2026, the beneficial ownership of shares of our common stock for each director and executive officer, all directors and executive officers as a group and any person or group that holds more than 5% of outstanding shares of our common stock. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons listed in the table below is c/o FS Credit Real Estate Income Trust, Inc., 3025 JFK Boulevard, OFC 500, Philadelphia, PA 19104.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares
Directors and Executive Officers
Michael C. Forman(1)	71,564	*
Brian Gold	—	*
Edward T. Gallivan, Jr.(2)	—	*
Stephen S. Sypherd	12,554	*
James Volk	—	*
David J. Adelman	8,805	*
Ryan N. Boyer	14,350	*
James W. Brown	13,519	*
Karen D. Buchholz	17,780	*
Terence J. Connors	20,911	*
John A. Fry	16,466	*
William P. Hankowsky	5,452	*
Jeffrey Krasnoff(3)	606,429	*
David Schiff	10,827	*
All directors and executive officers as a group	795,323	*

*
Less than one percent.

(1)
As of April 1, 2026, Franklin Square Holdings, L.P. owned 68,231 Class I shares, which are deemed beneficially owned by Mr. Forman.

(2)
Mr. Gallivan resigned as the Company’s chief financial officer effective April 1, 2025.

(3)
As of April 1, 2026, Rialto Capital Management, LLC owned 544,415 Class I shares, which are deemed beneficially owned by Mr. Krasnoff.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our adviser, the sub-adviser and certain of their affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.
Investments in Other Real Estate Programs
All the members of our senior management have ownership and financial interests in, or are employed by, our adviser or its affiliates. Members of our senior management also serve as principals of other investment managers affiliated with our adviser that manage, or may in the future manage, investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors, members of our adviser and members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our adviser and its affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objectives. These funds and vehicles may directly compete with us for investment opportunities because of the similarities between their investment objectives and ours. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by our adviser, the members of its investment committee or its affiliates. However, in order to fulfill its fiduciary duties to each of its clients, our adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with our adviser’s allocation policy, investment objectives and strategies so that we are not disadvantaged in relation to any other client. See “Risk Factors — Risks Related to Conflicts of Interest.”
Our adviser and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involving the acquisition of assets of the type in which we intend to invest.
Allocation of FS Real Estate Advisor’s Time
We rely on FS Real Estate Advisor to manage our day-to-day activities and to implement our investment strategies. FS Real Estate Advisor and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, FS Real Estate Advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. FS Real Estate Advisor and its employees will devote only as much of its or their time to our business as FS Real Estate Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, FS Real Estate Advisor, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.
However, we believe that the members of FS Real Estate Advisor’s senior management and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our adviser and our executive officers devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary over time and depend on our business activities at the given time. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of programs sponsored by Future Standard are very similar, there are significant efficiencies created by the same team of individuals at our adviser providing services to multiple programs.
Conflicts Involving Rialto
We rely on Rialto to assist our adviser in identifying investment opportunities and making investment recommendations to FS Real Estate Advisor. Rialto, its affiliates and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. Rialto and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us or may involve substantial time and resources of Rialto, except that during the term of the sub-advisory agreement, Rialto is not permitted to advise any entity that it is not currently advising that invests primarily in transitional first priority mortgage loans with a risk profile consistent with leveraged yields of 15% or less, which we refer to as the Primary Assets. All of these factors could be viewed as creating a conflict of interest in that the time, effort and ability of the members of Rialto, its affiliates and their officers and employees will not be devoted exclusively to our business but will be allocated between us and the management of the assets of other advisees of Rialto and its affiliates.
We are entitled to all investment opportunities originated or sourced by Rialto in the Primary Assets. Rialto manages or advises a number of funds and other vehicles that invest in real estate-related debt and real estate-related assets other than the Primary Assets. Rialto’s agreements with some of those funds or other investment vehicles grant exclusivity to these funds and other investment vehicles, and thereby prohibit Rialto from presenting those investments to us, unless the investment committee or similar investor group for such fund or other investment vehicle decides that the fund or other investment vehicle should not make all or a portion of such investment. These agreements and any similar agreements Rialto may enter into from time to time may prevent Rialto from presenting to our adviser investment opportunities other than in the Primary Assets that might be appropriate for us.
Rialto allocates investment opportunities in a manner consistent with its fiduciary duty to us and its fiduciary obligations and the governing documents of its relationship to each of its other clients, or governing documents. Rialto seeks to allocate investment opportunities fairly and equitably among its clients, including our company. If a client has exclusivity with respect to a certain category of investments and rejects an investment presented by Rialto in that specific category, Rialto may present such investment to other clients or may invest in that specific opportunity itself.
From time to time, Rialto may be presented with an investment opportunity that is appropriate for one or more clients. In such a case, Rialto shall allocate an investment opportunity between such parties in accordance with the investment allocation provisions of the applicable governing documents. To the extent discretion is permitted under the applicable investment allocation provisions of the governing documents, Rialto will allocate the opportunity on a basis that it determines in good faith to be fair and equitable taking into account any factors enumerated in such provisions, as well as other considerations deemed relevant by Rialto in good faith. For this purpose, Rialto created an allocation committee (the “Allocation Committee”) that is responsible for determining the allocation of investment opportunities among eligible clients of Rialto, based upon criteria such as targeted internal rate of return, taxes, cash flows, the multiple on invested capital, the approximate size of the investment opportunity, the asset class or type of the investment opportunity, the nature of the investment in relation to the activities and focus of the relevant parties, the geographic location(s) of the investment opportunity, the available capital and projected future capacity for investment of the relevant parties, the availability of other suitable investment opportunities for the relevant parties, the timing of the transaction and other factors that may be deemed relevant by the Allocation Committee in good faith.
The Allocation Committee may determine that an investment opportunity that would be suitable for one client may be allocated in whole or in part to other Rialto clients; provided that the Allocation Committee will seek to allocate investment opportunities on a fair and equitable basis over time.
An investment opportunity that is suitable for multiple clients of the sub-adviser may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors. There can be no assurance that the sub-adviser’s efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
Rialto’s clients, including its separate accounts and clients, may invest or co-invest in the same, different or overlapping levels of the capital structures (including both debt and equity) of an issuer. This could present conflicts if the issuer becomes distressed, goes into bankruptcy, or is otherwise unable to meet its payment obligations. For example, actions taken or not taken to protect the interests of one client could adversely affect the interests of another.
We may invest in asset-backed securities transactions, including CMBS transactions, in which certain affiliates of the sub-adviser or other clients will directly or indirectly sell commercial mortgage loans or other assets (and, therefore, certain affiliates of the sub-adviser will participate in such asset-backed securities transactions as a sponsor and/or mortgage loan seller). In addition, the investor in the B-piece of a CMBS pool typically has the right to appoint the special servicer for the loans that are serviced under that pool’s pooling and servicing agreement. It is expected that RCA, an affiliate of the sub-adviser, will be appointed as the special servicer for asset-backed securities transactions in which the Company invests. Typically, the special servicer is primarily responsible for making decisions and performing certain servicing functions with respect to mortgage loans as to which specified events (such as a default or an imminent default) have occurred and for reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions. RCA is remunerated for these services, and such remuneration will not offset other fees payable to our adviser, the sub-adviser or their respective affiliates. Affiliates of RCA may also be entitled to fees where an affiliate serves as a sponsor of a CMBS pool, and such remuneration will not offset other fees payable to the sub-adviser and its affiliates from us. Affiliates of the sub-adviser also may participate in asset-backed securities transactions in which we invest in other capacities or roles. As it is expected that affiliates of the sub-adviser will participate in asset-backed securities transactions in which we invest as a mortgage loan seller, a sponsor, a special servicer and/or in other capacities or roles, affiliates of the sub-adviser will derive ancillary benefits from such transactions, and their respective incentives may not be aligned with our interests. In particular, in such transactions affiliates of the sub-adviser will receive compensation, commissions, payments, rebates, remuneration and/or business opportunities in connection with or as a result of their participation in such asset-backed securities transactions (which may continue even after an investment is disposed of).
The pooling and servicing agreements of CMBS pools and other pools of mortgage loans typically require the special servicer to service and administer loans in such pools in the best interest of all classes of certificate holders and without regard to any other relationship or interest that the special servicer or any of its affiliates may have with respect to the related properties or borrowers (such as an interest of a Rialto client as a lender on other debt) or any investment in the pool. In these or similar circumstances, RCA or the other party that is acting as special servicer would be required to put the interests of all classes of investors in the pool of mortgage loans ahead of the interests of only our company, and the special servicer may be required to take certain actions that would be adverse to our interests. Any such conflicts of interest would need to be resolved in accordance with the applicable mechanisms in the relevant pooling and servicing agreement, such as those pertaining to the resignation of the special servicer. Pooling and servicing agreements entered into starting with the third quarter of 2015 require the special servicer to recuse itself by resigning as special servicer with respect to the loan in connection with which the conflict arose.
Policies and Procedures for Managing Conflicts
Our adviser and its affiliates have procedures and policies in place that are designed to manage the potential conflicts of interest between our adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and their other clients. An investment opportunity that is suitable for multiple clients of our adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors. There can be no assurance that our adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”
Affiliated Dealer Manager
FS Investment Solutions, the dealer manager, is an affiliate of FS Real Estate Advisor and also serves or has served as the dealer manager in connection with the continuous public offerings of shares by other investment funds sponsored by Future Standard. These relationships may create conflicts in connection with the dealer manager’s due diligence obligations under the federal securities laws. Although the dealer manager will examine the information in this prospectus for accuracy and completeness, due to its affiliation with FS Real Estate Advisor, no independent review of us will be made in connection with the distribution of our shares in this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in this offering do not have the benefit of an independent due diligence review and investigation except to the extent that such a review and investigation is performed by other broker-dealers participating in this offering. In addition, the dealer manager is entitled to compensation in connection with this offering. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers.”
Fees and Other Compensation to Our Adviser and Our Dealer Manager
The agreements between us and our adviser and our dealer manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including our advisory agreement and our dealer manager agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.
The timing and nature of the fees our adviser and dealer manager will receive from us could create a conflict of interest between our adviser and our stockholders. Specifically, our adviser is responsible for the calculation of our NAV, and the base management fee we pay our adviser and the fees we pay our dealer manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our adviser’s personnel with respect to:
•
the continuation, renewal or enforcement of our agreements with our adviser and its affiliates, including the advisory agreement and the dealer manager agreement;

•
the decision to adjust the value of our investment portfolio or the value of certain portions of our portfolio of real estate-related assets, or the calculation of our NAV; and

•
public offerings of equity by us, which may result in increased advisory and administrative services fees to our adviser and increased dealer manager fees to our dealer manager.

We pay advisory and administrative services fees to our adviser regardless of the quality of the services it provides during the term of the advisory agreement. Our adviser, however, has a fiduciary duty to us. If our adviser fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our adviser on 60 days’ notice.
Valuation Conflicts
The base management fees and administrative services fees payable to our adviser and the sub-adviser are based on our NAV, which our adviser is responsible for calculating. Valuations of certain of our real estate-related investments, which are used to calculate the value of our assets, are estimates and may not correspond to the amount that may be realized by us upon a sale of these investments. The sub-adviser performs valuation services in connection with our investments. Our adviser and the sub-adviser may be motivated to establish asset values at higher amounts than amounts that could actually be realized upon a sale because higher asset values will result in higher compensation to them.
We also compensate third-party valuation services for assisting in the valuation of our investments. The compensation we pay to third-party valuation services is based on standard market terms. Such compensation is comprised of a fixed fee based upon the type of investment being valued, plus any out-of-pocket expenses. The compensation is not based on the value of the investment.
Joint Ventures with Affiliates of Our Adviser or the Sub-Adviser
We may enter into joint ventures with other programs sponsored by Future Standard or Rialto (as well as other parties) for the acquisition of real estate-related investments. Our adviser, the sub-adviser and their affiliates may have conflicts of interest in determining whether, and if so, which program sponsored by Future Standard or Rialto should enter into any particular joint venture agreement. If a program sponsored by Future Standard or Rialto enters into a joint venture with us, such co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our adviser may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our adviser and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. We also may from time to time co-invest with Rialto or in programs Rialto sponsors or in investments other Rialto programs also invest in with regard to particular opportunities. These transactions may give rise to conflicts between our interests and the interest of other clients or affiliates of the sub-adviser.
Receipt of Fees and Other Compensation by Our Adviser, the Sub-Adviser and Their Affiliated Third Parties
The sale of our shares in this offering, transactions involving the purchase and sale of debt and other investments and the management of such investments, may result in the receipt of commissions, fees and other compensation by our adviser and its affiliates, including selling commissions, dealer manager fees, real estate brokerage commissions, base management fees and performance fees. In addition, FS Real Estate Advisor and Rialto and their affiliates receive origination fees with respect to transactions originated and structured by FS Real Estate Advisor or Rialto. FS Real Estate Advisor also has received fees for capital markets restructuring services. These fees are payable directly to FS Real Estate Advisor, Rialto or their respective affiliates persons other than our company and will be retained by FS Real Estate Advisor or Rialto. Origination fees retained by FS Real Estate Advisor or Rialto reduce the amounts we would have otherwise received in connection with the originated investments. Subject to oversight by our board of directors, our adviser will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our adviser and the sub-adviser may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will be payable to our adviser, sub-adviser or their affiliates regardless of the quality of the investments acquired or the services provided to us. See the section entitled “Compensation” in this prospectus.
Certain Conflict Resolution Procedures
Review of Transactions by the Independent Directors of the Board of Directors
Every transaction that we enter into with our adviser, the sub-adviser, or their respective affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate of our adviser in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our adviser or any of its affiliates.
In order to reduce or eliminate certain potential conflicts of interest, our charter requires that certain transactions are to be reviewed by our independent directors. Our independent directors are permitted to retain their own legal and financial advisors in connection with any review that they are obligated to undertake pursuant to the terms of our charter.
Among the matters we expect our independent directors to review are:
•
the continuation, renewal or enforcement of our agreements with our adviser and its affiliates, including the advisory agreement;

•
the continuation, renewal or enforcement of our agreements with our dealer manager and its affiliates, including the dealer manager agreement;

•
public offerings of securities;

•
transactions with affiliates;

•
compensation of our executive officers and directors who are affiliated with our adviser; and

•
whether and when we seek to complete a liquidity event.

Our charter contains many other restrictions relating to conflicts of interest including the following:
Adviser Compensation.   Our independent directors must evaluate at least annually whether the fees and expenses of the company, including the compensation that we contract to pay to our adviser and its affiliates are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs, and in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors supervise the performance of our adviser and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. Our independent directors base this evaluation on the factors set forth below as well as any other factors they deem relevant, and such findings will be recorded in the minutes of the board of directors:
•
the amount of the fees paid to our adviser and its affiliates in relation to the size, composition and performance of our investments;

•
the success of our adviser in generating appropriate investment opportunities;

•
the rates charged to other REITs and others by advisors performing similar services;

•
additional revenues realized by our adviser and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•
the quality and extent of service and advice furnished by our adviser and its affiliates;

•
the performance of our investment portfolio; and

•
the quality of our portfolio relative to the investments generated by our adviser for its own account and for its other clients.

Term of Advisory Agreement.   According to our charter, each contract for the services of our adviser may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The independent directors of our board of directors or our adviser may terminate the advisory agreement without cause or penalty on 60 days’ written notice. For purposes of that charter provision, “without penalty” means that we can terminate our adviser without having to compensate our adviser for income lost as a result of the termination of the advisory agreement.
Mortgage Loans Involving Affiliates.   Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor, our adviser or our directors or any of their respective affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our adviser, our directors or any of our affiliates.
Other Transactions Involving Affiliates.   According to our charter, a majority of the members of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction must conclude that all other transactions, including sales and acquisitions of assets and any joint ventures, between us and our sponsor, our adviser, our directors or any of their respective affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
In the case of an asset purchase, a majority of our disinterested directors, including a majority of our disinterested independent directors, must also determine that the purchase is at a price to us no greater than the cost of the asset to our sponsor, our adviser, the director or the affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event will the purchase price paid by us for any such asset exceed the asset’s current appraised value.
Limitation on Operating Expenses.   According to our charter, our adviser must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of

2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. Any findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the board. Within 60 days after the end of any of our fiscal quarters for which total operating expenses exceeded 2% of average invested assets or 25% of net income, whichever is greater, we shall send to the stockholders a written disclosure of such fact together with an explanation or the factors the independent members of our board of directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the independent members of our board of directors do not determine such excess expenses are justified, our adviser shall reimburse us at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by us exceed the limitation provided herein. “Average invested assets” means, for any period, the average of our aggregate book value of the assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting reserves for depreciation or bad debts or other similar non-cash reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses of every character paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding; (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees to the extent permitted by our charter; (f) acquisition fees and expenses; (g) real estate commissions and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of our investments (including insurance premiums and legal services). For the avoidance of doubt, our board of directors has passed resolutions that: (1) we will not read the defined term “total operating expenses” in our charter (including exclusions therefrom) in a manner that is inconsistent with the NASAA REIT Guidelines and that “total operating expenses” shall include any company-level management fees; and (2) we will not read or apply the defined term “acquisition expenses” or “contract price of the property” in our charter in a manner that is inconsistent with the NASAA REIT Guidelines and that we will pay any “acquisition expenses” in compliance therewith.
Issuance of Options and Warrants to Certain Affiliates.   According to our charter, we may not issue options or warrants to purchase our stock to our sponsor, our adviser, our directors or officers or any of their respective affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of a majority of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our sponsor, our adviser, our directors or any of their respective affiliates shall not exceed an amount equal to 10% of our outstanding stock on the date of grant.
Repurchase of Our Shares.   Our charter prohibits us from paying a fee to our adviser or our directors or officers or any of their affiliates in connection with the repurchase of our stock.
Loans.   We will not make any loans to our sponsor, our adviser or our directors or any of their respective affiliates except for certain mortgage loans described above and loans to wholly owned subsidiaries. In addition, we will not borrow from these affiliates unless a majority of our independent directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These charter restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our adviser or its affiliates.

Reports to Stockholders.   Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our board of directors will take reasonable steps to ensure that these requirements are met. Among the matters that must be included in the annual report are:
•
financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•
the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

•
our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•
a report from our independent directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year.

Voting of Shares Owned by Affiliates.   According to our charter, our adviser or a director or any of their respective affiliates may not vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which these persons may not vote or consent, any shares owned by any of them will not be included.
Ratification of Charter Provisions.   Our board of directors, including a majority of the independent directors, have reviewed and ratified our charter by the vote of a majority of its members, as required by our charter.

INVESTMENT PORTFOLIO
Loan Portfolio Overview
The following table details activity in our loans receivable portfolio for the periods indicated ($ in thousands):
	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Loan fundings(1)	$698,078	2,400,194
Loan repayments(2)(3)	(457,962)	(1,853,203)
Total net repayments	$240,116	$546,991

(1)
Includes new loan originations and additional fundings made under existing loans.

(2)
Excludes payment held by servicer and recorded as “Receivable for investments sold and repaid” as of December 31, 2025.

(3)
Inclusive of $40,676 of amortized cost for a loan modification accounted for as a new loan for GAAP purposes. Effective on March 27, 2026, a new collateral secured loan with a new borrower was entered into from a previously owned risk rated 3 senior loan with a principal balance of $40,680. As a part of the new agreement, the new borrower agreed to pay us an amount equal to $180. The new loan has a risk rating of 3 as of March 31, 2026.

The following table details overall statistics for our loans receivable portfolio as of the date indicated ($ in thousands):
	March 31, 2026	December 31, 2025
Number of loans	143	140
Principal balance	$8,085,566	$7,845,350
Net book value	$8,027,088	$7,764,337
Unfunded loan commitments(1)	$362,672	$332,562
Weighted-average cash coupon(2)	+3.22%	+3.31%
Weighted-average all-in yield(2)(3)	+3.31%	+3.41%
Weighted-average maximum maturity (years)(4)	2.5	2.5

(1)
We may be required to provide funding when requested by the borrower in accordance with the terms of the underlying agreements.

(2)
Our floating rate loans are expressed as a spread over the Secured Overnight Financing Rate (“SOFR”). In addition to cash coupon, all-in yield includes accretion of discount (amortization of premium) and accrual of exit fees. For loans placed on non-accrual, the interest rate used in calculating weighted-average cash coupon and weighted-average all-in yield is 0%.

(3)
As of March 31, 2026 and December 31, 2025, the one-month SOFR rate was 3.66% and 3.69%, respectively.

(4)
Maximum maturity assumes all extension options are exercised by the borrowers; however loans may be repaid prior to such date.

The following table provides details of our loan receivable, held-for-investment portfolio, on a loan-by-loan basis, as of March 31, 2026:
	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type
Multifamily
1	Senior Loan	6/9/2022	$365,110	$358,849	$360,233	+3.30%	+3.35%	6/9/2027	Various	Multifamily
2	Senior Loan	7/14/2023	$156,500	$156,500	$156,673	+3.40%	+3.44%	7/9/2028	Various	Multifamily
3	Senior Loan	6/8/2022	144,160	144,160	144,980	+3.89%	+4.02%	6/9/2027	New York, NY	Multifamily
4	Senior Loan	6/4/2025	135,200	135,200	135,193	+2.55%	+2.55%	6/9/2030	Chicago, IL	Multifamily
5	Senior Loan	11/20/2025	118,000	118,000	117,979	+2.25%	+2.26%	12/9/2030	Las Colinas, TX	Multifamily
6	Senior Loan	12/21/2021	93,900	91,261	91,201	+3.80%	+3.80%	1/9/2027	Houston, TX	Multifamily
7	Senior Loan	11/18/2024	92,500	92,500	89,272	+2.50%	+4.25%	12/5/2026	Queens, NY	Multifamily
8	Senior Loan	2/10/2026	89,510	86,765	87,319	+2.75%	+3.25%	2/9/2030	Mesa, AZ	Multifamily
9	Senior Loan	5/13/2022	89,500	89,500	89,857	+4.25%	+4.35%	5/9/2027	New York, NY	Multifamily
10	Senior Loan	2/4/2022	89,000	89,000	89,000	+3.85%	+4.15%	4/1/2026	Temecula, CA	Multifamily
11	Senior Loan	4/29/2022	85,000	85,000	84,983	+3.55%	+3.55%	5/6/2027	Reseda, CA	Multifamily
12	Senior Loan	5/13/2022	83,885	83,885	84,220	+4.25%	+4.35%	5/9/2027	New York, NY	Multifamily
13	Senior Loan	2/14/2025	75,000	75,000	74,984	+3.00%	+3.01%	2/9/2030	Davenport, FL	Multifamily
14	Senior Loan	2/10/2026	73,820	71,898	72,077	+2.75%	+3.25%	2/9/2030	Phoenix, AZ	Multifamily
15	Senior Loan	12/15/2021	73,620	73,620	73,492	+3.10%	+3.10%	12/9/2026	Sunny Isles Beach, FL	Multifamily
16	Senior Loan	12/24/2025	69,600	69,600	69,576	+2.75%	+2.76%	1/9/2031	Venice, FL	Multifamily
17	Senior Loan	4/26/2022	68,498	66,424	66,404	+3.82%	+3.82%	5/9/2027	Tucson, AZ	Multifamily
18	Senior Loan	9/10/2021	68,291	68,291	68,155	+3.15%	+3.15%	10/9/2027	Richardson, TX	Multifamily
19	Senior Loan	4/27/2022	67,940	65,443	65,523	+4.00%	+4.05%	5/9/2027	Indianapolis, IN	Multifamily
20	Senior Loan	2/28/2022	66,869	66,869	66,869	5.25%	5.25%	9/9/2028	Atlanta, GA	Multifamily
21	Senior Loan	10/2/2025	66,428	66,428	66,407	+3.25%	+3.26%	10/9/2030	Jacksonville, FL	Multifamily
22	Senior Loan	12/24/2025	66,100	66,100	66,076	+2.85%	+2.86%	1/9/2031	Venice, FL	Multifamily
23	Senior Loan	4/26/2021	66,000	66,000	65,981	+3.40%	+3.40%	5/9/2026	Las Vegas, NV	Multifamily
24	Senior Loan	7/29/2021	62,500	62,500	62,550	+3.65%	+3.65%	8/9/2026	Maitland, FL	Multifamily
25	Senior Loan	8/2/2021	58,947	58,947	59,205	+2.91%	+3.02%	8/9/2027	Austin, TX	Multifamily

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type
26	Senior Loan	5/12/2022	58,165	57,148	57,145	+3.35%	+3.35%	5/9/2027	Aurora, CO	Multifamily
27	Senior Loan	12/17/2025	58,100	58,100	58,078	+2.80%	+2.82%	1/9/2031	Indian Land, SC	Multifamily
28	Senior Loan	4/13/2022	57,168	56,730	56,690	5.50%	5.99%	5/9/2027	Houston, TX	Multifamily
29	Senior Loan	2/17/2022	55,400	53,746	53,880	+4.10%	+4.16%	3/9/2027	Indianapolis, IN	Multifamily
30	Senior Loan	12/21/2022	55,000	55,000	55,071	+3.95%	+4.03%	12/9/2027	San Bernardino, CA	Multifamily
31	Senior Loan	12/19/2024	54,500	54,500	54,485	+3.30%	+3.31%	1/14/2030	New York, NY	Multifamily
32	Senior Loan	8/17/2022	54,283	54,283	54,332	+2.50%	+2.55%	9/9/2027	Austin, TX	Multifamily
33	Senior Loan	12/13/2024	54,075	54,075	54,017	+3.50%	+3.55%	12/9/2028	Jacksonville, FL	Multifamily
34	Senior Loan	3/7/2022	52,385	50,186	50,059	+3.50%	+3.55%	3/9/2027	Humble, TX	Multifamily
35	Senior Loan	2/5/2026	52,000	52,000	51,981	+2.75%	+2.76%	2/9/2031	Mount Pleasant, SC	Multifamily
36	Senior Loan	3/22/2022	50,750	50,750	50,750	+3.60%	+3.60%	4/9/2027	Humble, TX	Multifamily
37	Senior Loan	12/15/2021	49,000	49,000	48,977	+3.45%	+3.50%	12/9/2026	Charleston, SC	Multifamily
38	Senior Loan	6/23/2021	48,944	48,944	48,905	+2.91%	+2.92%	7/9/2026	Roswell, GA	Multifamily
39	Senior Loan	7/29/2021	47,500	47,500	47,535	+3.65%	+3.65%	8/9/2026	Clearwater, FL	Multifamily
40	Senior Loan	12/10/2025	47,000	47,000	46,977	+2.50%	+2.60%	12/9/2030	Justin, TX	Multifamily
41	Senior Loan	11/23/2021	45,445	45,445	45,444	+3.05%	+3.13%	12/9/2026	Dallas, TX	Multifamily
42	Senior Loan	2/7/2025	44,320	41,700	41,688	+2.65%	+2.66%	2/9/2030	Jacksonville, FL	Multifamily
43	Senior Loan	8/9/2021	44,000	44,000	43,992	+2.50%	+2.50%	3/9/2030	Philadelphia, PA	Multifamily
44	Senior Loan	8/25/2022	44,000	44,000	44,448	+3.50%	+3.81%	9/9/2027	McKinney, TX	Multifamily
45	Senior Loan	12/10/2024	43,100	36,752	36,737	+3.00%	+3.01%	12/9/2029	Jacksonville, FL	Multifamily
46	Senior Loan	8/19/2021	43,000	43,000	42,995	+2.80%	+3.08%	11/9/2026	Omaha, NE	Multifamily
47	Senior Loan	7/28/2021	42,801	42,801	42,760	+3.11%	+3.12%	8/9/2026	Sandy Springs, GA	Multifamily
48	Senior Loan	8/9/2021	42,660	42,522	42,482	+3.16%	+3.17%	8/9/2026	Southaven, MS	Multifamily
49	Senior Loan	7/21/2021	41,100	41,100	41,064	+2.91%	+2.92%	8/9/2026	Evanston, IL	Multifamily
50	Senior Loan	8/25/2021	40,799	40,799	40,761	+3.50%	+3.50%	9/9/2026	Cypress, TX	Multifamily
51	Senior Loan	3/14/2022	40,500	40,500	40,676	+2.00%	+2.07%	3/9/2030	Dallas, TX	Multifamily
52	Senior Loan	11/10/2021	40,342	39,737	39,480	+4.10%	+4.30%	11/9/2027	Various	Multifamily

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type
53	Senior Loan	6/24/2021	38,600	38,600	38,595	+4.86%	+5.22%	1/9/2027	Austin, TX	Multifamily
54	Senior Loan	3/29/2023	37,306	37,306	37,424	+2.25%	+2.16%	10/9/2027	Various	Multifamily
55	Senior Loan	11/4/2021	37,300	37,300	37,160	+3.45%	+3.45%	11/1/2026	Boca Raton, FL	Multifamily
56	Senior Loan	4/29/2022	37,135	36,006	36,056	+3.75%	+3.95%	5/9/2027	Euless, TX	Multifamily
57	Senior Loan	12/21/2021	32,200	32,200	32,132	+3.00%	+3.00%	1/9/2027	Hackensack, NJ	Multifamily
58	Senior Loan	5/8/2025	31,500	31,500	31,481	+2.65%	+2.67%	5/9/2030	New York, NY	Multifamily
59	Senior Loan	1/28/2022	$31,229	$31,229	$31,361	+3.81%	+3.93%	9/9/2026	Dallas, TX	Multifamily
60	Senior Loan	3/31/2025	31,024	31,024	28,771	+1.36%	+3.19%	6/1/2029	New York, NY	Multifamily
61	Senior Loan	11/23/2021	30,506	30,506	30,505	+3.05%	+3.13%	12/9/2026	Dallas, TX	Multifamily
62	Senior Loan	12/16/2021	29,500	29,500	29,436	+3.55%	+3.55%	1/9/2027	Fort Worth, TX	Multifamily
63	Senior Loan	6/20/2025	28,534	25,550	25,534	+2.75%	+2.78%	7/9/2030	Las Vegas, NV	Multifamily
64	Senior Loan	12/15/2021	27,991	27,592	27,589	+3.30%	+3.40%	12/15/2026	Arlington, TX	Multifamily
65	Senior Loan	1/28/2022	24,489	24,489	24,591	+3.81%	+3.93%	9/9/2026	Mesquite, TX	Multifamily
66	Senior Loan	1/28/2022	22,149	22,149	22,232	+3.81%	+3.93%	9/9/2026	Dallas, TX	Multifamily
67	Senior Loan	8/26/2021	20,955	20,755	20,833	+3.21%	+3.26%	9/9/2026	Seattle, WA	Multifamily
68	Senior Loan	7/20/2021	20,136	19,785	19,819	+3.50%	+3.60%	8/9/2026	Las Vegas, NV	Multifamily
69	Senior Loan	11/18/2024	18,750	18,750	18,422	+3.00%	+3.85%	10/5/2027	Atlanta, GA	Multifamily
70	Mezz Loan	6/8/2022	15,840	15,840	15,930	+7.50%	+7.63%	6/9/2027	New York, NY	Multifamily
71	Mezz Loan	2/14/2020	15,000	15,000	14,721	+5.90%	+5.90%	12/5/2026	Queens, NY	Multifamily
72	Senior Loan	11/18/2024	13,444	13,444	13,203	+3.25%	+4.04%	11/9/2026	Kent, WA	Multifamily
73	Senior Loan	3/25/2021	12,500	12,500	12,503	+3.36%	+3.41%	8/9/2026	Lithonia, GA	Multifamily
74	Senior Loan	3/19/2021	12,200	12,200	12,293	+5.00%	+5.15%	4/9/2026	Brooklyn, NY	Multifamily
75	Senior Loan	11/18/2024	11,044	11,044	11,096	+3.00%	+3.38%	6/1/2027	Hollywood, FL	Multifamily
76	Mezz Loan	2/10/2026	8,578	8,332	8,332	+7.61%	+8.11%	2/9/2030	Mesa, AZ	Multifamily
77	Mezz Loan	2/10/2026	7,078	6,905	6,905	+7.61%	+8.11%	2/9/2030	Phoenix, AZ	Multifamily
78	Mezz Loan	5/12/2022	5,785	5,785	5,785	+10.50%	+10.50%	5/9/2027	Aurora, CO	Multifamily
	Subtotal Multifamily		$4,332,988	$4,294,349	$4,292,327

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type
Hospitality
79	Senior Loan	4/28/2022	$195,000	$195,000	$195,477	+2.40%	+2.45%	5/9/2027	New York, NY	Hospitality
80	Senior Loan	11/15/2022	146,200	146,200	146,200	+4.46%	+4.46%	11/9/2027	Nashville, TN	Hospitality
81	Senior Loan	2/24/2025	130,000	130,000	129,986	+3.65%	+3.65%	3/9/2028	San Diego, CA	Hospitality
82	Senior Loan	11/26/2024	102,500	102,500	102,535	+3.25%	+3.36%	12/9/2029	Cambridge, MA	Hospitality
83	Senior Loan	2/5/2025	90,000	90,000	90,000	+3.60%	+3.69%	2/9/2030	New York, NY	Hospitality
84	Senior Loan	9/8/2022	87,000	87,000	87,013	+4.25%	+4.32%	9/9/2027	Washington, DC	Hospitality
85	Senior Loan	11/3/2022	73,000	63,000	63,172	+3.75%	+3.80%	11/9/2029	Adairsville, GA	Hospitality
86	Senior Loan	5/20/2022	62,373	62,373	62,372	+4.15%	+4.15%	5/9/2027	Montauk, NY	Hospitality
87	Senior Loan	12/19/2025	49,000	49,000	48,977	+3.10%	+3.12%	1/9/2031	Miami, FL	Hospitality
88	Senior Loan	1/7/2022	38,000	38,000	38,290	+3.75%	+3.93%	3/9/2027	Miami, FL	Hospitality
89	Senior Loan	6/28/2019	25,400	25,400	25,531	+4.50%	+4.61%	7/9/2026	Davis, CA	Hospitality
90	Senior Loan	7/18/2018	22,500	22,500	22,563	+5.36%	+5.49%	4/30/2026	Gaithersburg, MD	Hospitality
91	Senior Loan	6/27/2024	14,870	14,870	14,737	+2.25%	+2.60%	2/6/2027	Mesa, AZ	Hospitality
92	Senior Loan	6/27/2024	11,145	11,145	10,990	+3.25%	+3.41%	6/18/2026	Macon, GA	Hospitality
	Subtotal Hospitality		$1,046,988	$1,036,988	$1,037,843
Office
93	Senior Loan	1/30/2026	$181,050	$149,600	$149,575	+3.00%	+3.01%	2/9/2031	San Francisco, CA	Office
94	Senior Loan	12/17/2025	150,000	150,000	149,976	+2.70%	+2.71%	1/9/2031	New York, NY	Office
95	Senior Loan	3/31/2022	125,470	110,997	110,992	+3.65%	+3.65%	4/9/2028	Addison, TX	Office
96	Senior Loan	12/31/2025	98,470	77,740	77,716	+2.75%	+2.76%	1/9/2031	Coral Gables, FL	Office
97	Senior Loan	11/13/2025	83,000	65,623	65,600	+3.60%	+3.70%	11/9/2030	Miami, FL	Office
98	Senior Loan	12/22/2021	81,500	78,343	78,802	+4.75%	+4.86%	1/9/2027	Dallas, TX	Office
99	Senior Loan	10/30/2025	67,860	58,500	58,478	+2.80%	+2.81%	11/9/2030	Coral Gables, FL	Office
100	Senior Loan	2/27/2026	56,000	28,878	28,848	+2.95%	+2.98%	3/9/2031	San Francisco, CA	Office
101	Senior Loan	3/12/2021	52,250	35,049	35,034	+5.86%	+5.87%	4/30/2026	San Francisco, CA	Office
102	Senior Loan	11/1/2021	47,913	47,913	47,836	+3.81%	+3.81%	11/9/2026	Fort Lauderdale, FL	Office
103	Senior Loan	1/28/2022	43,650	37,567	37,577	+5.00%	+5.05%	2/9/2027	Milwaukee, WI	Office

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type
104	Senior Loan	2/18/2022	40,240	26,524	26,463	+3.90%	+3.90%	3/9/2028	Atlanta, GA	Office
105	Senior Loan	11/30/2021	36,410	36,212	36,316	+5.00%	+5.43%	12/9/2026	Memphis, TN	Office
106	Senior Loan	5/4/2021	30,000	26,578	26,719	7.50%	7.61%	3/9/2028	Richardson, TX	Office
107	Senior Loan	12/18/2020	28,440	25,289	25,289	+4.61%	+4.61%	4/9/2026	Rockville, MD	Office
108	Senior Loan	5/28/2021	26,500	26,500	26,489	+5.11%	+5.12%	6/9/2026	Austin, TX	Office
109	Senior Loan	6/27/2024	3,876	3,876	3,615	+1.90%	+3.28%	8/1/2029	Bronx, NY	Office
	Subtotal Office		$1,152,629	$985,189	$985,325
Industrial
110	Senior Loan	12/30/2024	$108,875	$100,417	$100,400	+2.55%	+2.56%	1/9/2030	Sunrise, FL	Industrial
111	Senior Loan	4/2/2025	80,270	58,937	58,985	+2.40%	+2.49%	4/9/2030	Bayonne, NJ	Industrial
112	Senior Loan	8/15/2024	79,790	75,397	75,384	+2.75%	+2.76%	9/9/2029	Various	Industrial
113	Senior Loan	2/13/2026	66,400	54,898	54,898	+2.65%	+2.65%	3/9/2031	West Windsor, NJ	Industrial
114	Senior Loan	12/19/2025	64,700	59,700	59,677	+2.50%	+2.51%	1/9/2031	Sparks, NV	Industrial
115	Senior Loan	12/11/2025	62,800	58,000	57,981	+2.40%	+2.41%	12/9/2030	Detroit, MI	Industrial
116	Senior Loan	2/25/2025	48,500	40,883	40,901	+3.50%	+3.60%	3/9/2030	Sandy Springs, GA	Industrial
117	Senior Loan	9/29/2025	45,000	40,732	40,712	+2.70%	+2.72%	10/9/2030	Valley Cottage, NY	Industrial
118	Senior Loan	10/8/2025	43,571	42,720	42,720	+2.70%	+2.70%	10/9/2030	Gilbert, AZ	Industrial
119	Senior Loan	4/27/2021	37,250	34,430	34,377	+3.26%	+3.60%	5/9/2027	Jamaica, NY	Industrial
120	Senior Loan	12/23/2025	35,800	34,200	34,181	+2.75%	+2.76%	1/9/2031	Atlanta, GA	Industrial
121	Senior Loan	4/27/2022	31,300	29,933	29,921	+4.30%	+4.30%	5/9/2027	Morrow, GA	Industrial
122	Senior Loan	6/10/2025	27,200	23,881	23,875	+2.75%	+2.76%	6/9/2030	Delanco, NJ	Industrial
123	Senior Loan	1/17/2025	22,540	22,540	22,524	+2.50%	+2.52%	2/9/2030	Glen Allen, VA	Industrial
124	Senior Loan	3/28/2024	20,265	20,265	20,521	+3.00%	+3.09%	4/9/2029	Various	Industrial
125	Mezz Loan	2/21/2020	18,102	18,102	18,102	10.00%	10.00%	3/1/2030	Various	Industrial
126	Senior Loan	2/26/2021	17,706	17,706	17,661	+3.61%	+3.95%	3/9/2027	Elizabeth, NJ	Industrial
127	Senior Loan	2/16/2024	14,700	14,700	14,699	+3.00%	+3.42%	3/9/2029	Cedar Hill, TX	Industrial
	Subtotal Industrial		$824,769	$747,441	$747,519

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type
Mixed Use
128	Senior Loan	12/18/2025	$235,000	$210,000	$209,975	+2.85%	+2.85%	1/9/2031	New York, NY	Mixed Use
129	Senior Loan	3/13/2026	117,205	117,205	117,205	+3.46%	+3.46%	4/30/2026	Philadelphia, PA	Mixed Use
130	Senior Loan	12/9/2025	113,000	108,400	108,377	+2.55%	+2.56%	12/9/2030	Northridge, CA	Mixed Use
131	Senior Loan	12/4/2023	110,000	110,000	110,197	+2.90%	+3.32%	12/9/2028	Washington, DC	Mixed Use
132	Senior Loan	11/13/2025	69,650	55,182	55,159	+2.70%	+2.71%	11/9/2030	Burlington, MA	Mixed Use
133	Mezz Loan	10/20/2022	30,842	30,670	30,685	+6.50%	+6.50%	4/30/2026	Philadelphia, PA	Mixed Use
134	Senior Loan	2/19/2020	16,600	13,000	13,004	+3.75%	+3.75%	4/30/2026	West Hollywood, CA	Mixed Use
	Subtotal Mixed Use		$692,297	$644,457	$644,602
Retail
135	Senior Loan	5/2/2025	$81,000	$78,212	$78,212	+3.00%	+3.00%	5/9/2030	Westminster, CO	Retail
136	Senior Loan	3/23/2026	74,478	67,686	67,661	+2.40%	+2.41%	4/9/2031	Charlottesville, VA	Retail
137	Senior Loan	12/19/2024	70,045	58,200	58,184	+3.60%	+3.61%	1/9/2030	Chula Vista, CA	Retail
138	Senior Loan	11/20/2025	58,600	58,600	58,577	+3.25%	+3.26%	12/9/2030	Yonkers, NY	Retail
139	Senior Loan	6/27/2024	3,548	3,548	3,524	+3.00%	+3.12%	1/2/2027	Brooklyn, NY	Retail
140	Senior Loan	6/27/2024	2,912	2,912	2,886	+3.25%	+3.33%	8/1/2027	New York, NY	Retail
141	Senior Loan	6/27/2024	1,034	1,034	1,023	+3.25%	+3.60%	7/28/2027	New York, NY	Retail
	Subtotal Retail		$291,617	$270,192	$270,067
Various
142	Senior Loan	11/7/2025	$91,000	$91,000	$91,000	+2.70%	+2.70%	11/9/2030	Santa Barbara, CA	Various
Self Storage
143	Senior Loan	1/28/2021	$15,950	$15,950	$16,031	+5.50%	+5.79%	4/9/2026	Philadelphia, PA	Self Storage
	Total/Weighted Average		$8,448,238	$8,085,566	$8,084,714	+3.22%	+3.31%
	CECL Reserve				(57,626)
	Loans receivable, net				$8,027,088

(1)
Date loan was originated or acquired by us, and the loan to value (“LTV”), as of such date. Dates and LTV are not updated for subsequent loan modifications or upsizes.

(2)
The weighted-average cash coupon and all-in yield are expressed as a spread over the relevant floating benchmark rate, which is SOFR. In addition to cash coupon, all-in yield includes accretion of discount (amortization of premium) and accrual of exit fees. For loans placed on non-accrual, the interest rate used in calculating weighted-average cash coupon and weighted-average all-in yield is 0%.

(3)
Maximum maturity assumes all extension options are exercised by the borrower, however loans may be repaid prior to such date.

Real Estate Portfolio Overview
Investment in real estate, held-for-investment, consisted of the following as of March 31, 2026 and December 31, 2025 ($ in thousands):
	March 31, 2026	December 31, 2025
Building and building improvements	$401,576	$323,519
Land and land improvements	114,722	91,318
Furniture, fixtures and equipment	8,297	7,312
In-place lease intangibles	52,184	47,952
Total	576,779	470,101
Accumulated depreciation and amortization	(58,383)	(46,738)
Investments in real estate, held-for-investment	$518,396	$423,363
The following table details our future amortization of intangible assets for each of the next five years and thereafter as of March 31, 2026 ($ in thousands):
Amortization
2026 (remaining)	$4,499
2027	5,098
2028	3,879
2029	3,803
2030	3,010
Thereafter	1,519
Total	$21,808
The following table presents the future minimum lease payments to be collected under non-cancellable operating leases, excluding tenant reimbursements of expenses as of March 31, 2026 ($ in thousands):
Contractual Lease Payments
2026 (remaining)	$25,996
2027	19,034
2028	16,864
2029	16,386
2030	16,728
Thereafter	6,930
Total	$101,938
Portfolio Update
We generated positive total returns across all share classes in April as monthly distributions offset NAV depreciation of approximately $0.01 across all share classes. The annualized distribution rate as of April 14, 2026 7.43% for Class I shares, 6.91% for Class D shares, 6.89% for Class M shares, 6.29% for Class S shares, 6.36% for Class T shares, 8.28% for Class F shares and 8.75% for Class Y shares based on the June 1, 2026 transaction price.
We believe our portfolio is well positioned to deliver an attractive, high level of income and preserve capital driven by the:
•
Debt-focused nature of our strategy as we believe forward returns in CRE will largely be driven by income generation compared to price appreciation.

•
Relative level of income above cash yields.   As noted, the level of excess income our distribution provides over risk-free rates has increased materially on both a nominal and real basis as the Fed has cut short-term rates. In addition, the tax-advantaged nature of our distributions allows individual investors to deduct up to 20% of qualified REIT dividends under Section 199A, resulting in a highly attractive tax-equivalent and after-tax yield that compares favorably with many corporate private credit investments.

•
Available liquidity for new investments.   We have maintained a strong liquidity profile which-when combined with proceeds from our continuous offering, and the natural turnover of the portfolio positions us to capitalize on a robust new origination pipeline.

•
Continued strong performance of the portfolio.   We have generated positive total returns in 97 out of 99 months; our largest monthly drawdown was just -0.27% in March 2020.

•
High level of equity cushion beneath our loans.   As a senior lender, the loans in our portfolio receive priority. They are first to be paid from rental income and are last to absorb losses if property values decline. Approximately 87% of our portfolio is comprised of private senior loans that are held to maturity at amortized cost and subject to impairment. Therefore, the net asset value is determined primarily on fundamental value rather than market sentiment.

•
Deep experience of Future Standard and Rialto managing through CRE market cycles.   We continue to monitor the portfolio and are proactively engaged with our borrowers. We remain focused on reducing the level of loans on nonaccrual in the portfolio and maximizing shareholder value for the select number of foreclosed properties

•
Geographically diversified composition of our approximately $9.7 billion portfolio, weighted to multifamily properties.

•
The long-term nature of our borrowings.   Approximately 94% of our borrowings are financed through matched-term facilities, and approximately 85% through matched-term, non-mark-to-market facilities. This financing approach helps stabilize performance across changing rate environments, manage risk and support long-term returns.

OPERATING INFORMATION
Status of our Offerings
From September 11, 2017 until March 2, 2021, we conducted our initial public offering of up to $2,750,000,000 in shares of our common stock. We received gross proceeds of approximately $388,266,269.
From March 2, 2021 until November 4, 2022, we conducted our second public offering of up to $2,750,000,000 in shares of our common stock. We received gross proceeds of approximately $2,195,508,595.
From November 4, 2022 until [      ], we conducted our third public offering of up to $2,750,000,000 in shares of our common stock. We received gross proceeds of approximately [      ].
On [      ], we commenced our fourth public offering of up to $2,500,000,000 in shares of our common stock, consisting of up to $2,250,000,000 in shares of common stock in our primary offering and up to $250,000,000 in shares of common stock pursuant to our distribution reinvestment plan.
We are offering in our primary offering any combination of five classes of our common stock, Class T shares, Class S shares, Class D shares, Class M shares or Class I shares, with a dollar value up to the maximum offering amount. In addition, we will sell Class F shares and Class Y shares pursuant to our distribution reinvestment plan. This offering will terminate no later than [      ], unless extended in accordance with applicable SEC rules and any such extension will be disclosed in a supplement to this prospectus. We reserve the right to terminate our public offering at any time and to extend our offering term to the extent permissible under applicable law.
It is our intent to conduct a continuous public offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, other regulators, review our subsequent registration statements or amendments thereto until such filings are declared effective, if at all.
We previously conducted private offerings of our Class F shares and Class Y shares to certain accredited investors. As of May 15, 2026, we had issued 2,731,097 Class F shares and 1,036,671 Class Y shares pursuant to our private offerings and pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $93,336,164.
In January 2022, we commenced the Class I Private Offering. As of May 15, 2026, we had issued 1,519,803.31 Class I shares in the Class I Private Offering, resulting in gross proceeds to us of approximately $36,922,332.
Historical NAV per Share
April 30, 2026 NAV per Share
Our adviser calculates the NAV per share in accordance with the valuation guidelines approved by our board of directors for the purposes of establishing a price for shares sold in our public offering as well as establishing a repurchase price for shares repurchased pursuant to our share repurchase plan. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.fscreit.com and is made available on our toll-free telephone line at 877-628-8575. We have included a breakdown of the components of total NAV and NAV per share for April 30, 2026.

The following table provides a breakdown of the major components of our total NAV as of April 30, 2026 ($ in thousands):
Components of NAV	April 30, 2026
Loans receivable	$8,161,708
Investment in real estate	682,236
Mortgage-backed securities held-to-maturity	118,100
Mortgage-backed securities, at fair value	365,544
Cash and cash equivalents	186,557
Restricted cash	37,405
Other assets	133,636
Collateralized loan obligation, net of deferred financing costs	(3,360,330)
Repurchase agreements payable, net of deferred financing costs	(2,128,834)
Credit facility payable, net of deferred financing costs	(1,008,586)
Mortgage note, net of deferred financing costs	(124,700)
Accrued stockholder servicing fees(1)	(2,068)
Other liabilities	(83,465)
Net asset value	$2,977,203
Number of outstanding shares	121,959,556

(1)
Stockholder servicing fees only apply to Class S, Class T, Class D and Class M shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a daily basis as such fee is accrued. Under GAAP, we accrue future stockholder servicing fees in an amount equal to our best estimate of fees payable to the dealer manager at the time such shares are sold. As of April 30, 2026, we accrued under GAAP $86,748 of stockholder servicing fees payable to the dealer manager. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class. The dealer manager does not retain any of these stockholder servicing fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers.

The following table provides a breakdown of our total NAV and NAV per share by share class as of April 30, 2026 ($ in thousands, except per share data):
NAV Per Share	Class S Shares	Class T Shares	Class D Shares	Class M Shares	Class I Shares	Class F Shares	Class Y Shares	Total
Net asset value	$1,654,908	$16,494	$8,847	$86,935	$1,175,297	$14,594	$20,128	$2,977,203
Number of outstanding shares	66,748,244	672,281	359,804	3,525,745	49,229,705	580,119	843,658	121,959,556
NAV per Share as of April 30, 2026	$24.7933	$24.5339	$24.5878	$24.6571	$23.8737	$25.1575	$23.8585

Historical NAV Per Share
The following table sets forth the NAV per share for each of our classes of common stock as of the last calendar day of each month for the past three years of operations:
	NAV/Share
Class	Class T	Class S	Class D	Class M	Class I	Class F(1)	Class Y(1)
CUSIP	ZFRETX 302950100	ZFRTCX 302950704	ZFREDX 302950209	ZFREMX 302950308	ZFREIX 302950407	ZFRESX 302950506	ZFREYX 302950605
Date
4/30/23	$24.79	$25.03	$24.83	$24.90	$24.23	$25.00	$24.17
5/31/23	$24.82	$25.06	$24.86	$24.93	$24.24	$25.05	$24.19
6/30/23	$24.81	$25.05	$24.84	$24.92	$24.23	$25.06	$24.18
7/31/23	$24.86	$25.09	$24.91	$24.96	$24.26	$25.14	$24.22
8/31/23	$24.83	$25.07	$24.88	$24.94	$24.23	$25.13	$24.19
9/30/23	$24.85	$25.09	$24.90	$24.96	$24.25	$25.18	$24.20
10/31/23	$24.86	$25.10	$24.91	$24.96	$24.24	$25.20	$24.20
11/30/23	$24.85	$25.08	$24.90	$24.95	$24.22	$25.20	$24.18
12/31/23	$24.80	$25.04	$24.85	$24.90	$24.17	$25.17	$24.14
1/31/24	$24.83	$25.06	$24.88	$24.93	$24.19	$25.22	$24.15
2/29/24	$24.84	$25.07	$24.89	$24.94	$24.20	$25.25	$24.16
3/31/24	$24.82	$25.06	$24.87	$24.92	$24.18	$25.25	$24.13
4/30/24	$24.83	$25.06	$24.88	$24.93	$24.18	$25.28	$24.14
5/31/24	$24.85	$25.08	$24.90	$24.95	$24.19	$25.31	$24.15
6/30/24	$24.86	$25.09	$24.91	$24.96	$24.19	$25.34	$24.15
7/31/24	$24.87	$25.10	$24.92	$24.97	$24.20	$25.37	$24.17
8/31/24	$24.84	$25.07	$24.89	$24.94	$24.17	$25.35	$24.14
9/30/24	$24.83	$25.07	$24.89	$24.94	$24.17	$25.35	$24.14
10/31/24	$24.85	$25.09	$24.91	$24.96	$24.19	$25.37	$24.16
11/30/24	$24.80	$25.04	$24.86	$24.90	$24.14	$25.34	$24.11
12/31/24	$24.84	$25.09	$24.91	$24.96	$24.19	$25.39	$24.16
1/31/25	$24.86	$25.10	$24.92	$24.97	$24.20	$25.41	$24.17
2/28/25	$24.73	$24.97	$24.78	$24.83	$24.07	$25.28	$24.04
3/31/25	$24.73	$24.98	$24.79	$24.84	$24.07	$25.29	$24.04
4/30/25	$24.73	$24.98	$24.78	$24.84	$24.06	$24.30	$24.04
5/30/25	$24.73	$24.97	$24.78	$24.84	$24.06	$25.29	$24.03
6/30/25	$24.70	$24.95	$24.75	$24.81	$24.03	$25.27	$24.01
7/31/25	$24.70	$24.95	$24.75	$24.81	$24.03	$25.27	$24.01
8/31/25	$24.70	$24.95	$24.75	$24.82	$24.04	$25.28	$24.01
9/30/25	$24.64	$24.89	$24.69	$24.75	$23.98	$25.23	$23.96
10/31/25	$24.62	$24.86	$24.67	$24.73	$23.96	$25.21	$23.94
11/30/25	$24.61	$24.86	$24.66	$24.73	$23.95	$25.21	$23.93
12/31/25	$24.59	$24.85	$24.64	$24.71	$23.93	$25.20	$23.91
1/31/26	$24.58	$24.84	$24.64	$24.70	$23.92	$25.19	$23.90
2/28/26	$24.54	$24.80	$24.60	$24.66	$23.88	$25.15	$23.87
3/31/26	$24.54	$24.80	$24.59	$24.67	$23.88	$25.16	$23.87
4/30/26	$24.53	$24.79	$24.59	$24.66	$23.87	$25.16	$23.86

(1)
We are offering Class F shares and Class Y shares in this offering only pursuant to our distribution reinvestment plan.

Limits on the Calculation of Our Per Share NAV
Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. FS Real Estate Advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event in a prospectus supplement and FS Real Estate Advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, FS Real Estate Advisor or a third-party valuation service will perform a new valuation of the investment. It is not known whether any resulting disparity will benefit stockholders whose shares are or are not being repurchased or purchasers of our common stock.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV does not represent the fair value of our assets less liabilities under GAAP. We do not represent, warranty or guarantee that:
•
a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•
a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•
shares of our common stock would trade at per share NAV on a national securities exchange;

•
a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV; and

•
NAV would equate to a market price for an open-end real estate fund.

Indebtedness
The following table presents summary information with respect to our outstanding financing arrangements as of March 31, 2026 ($ in thousands).
	As of March 31, 2026
Arrangement	Weighted Average Spread(1)	Amount Outstanding(2)	Amount Available	Maturity Date	Carrying Amount of Collateral	Fair Value of Collateral
Collateralized Loan Obligations
2021-FL2 Notes	+1.96%(3)	$313,813	$—	May 5, 2038	$452,176	$454,949
2021-FL3 Notes	+1.81%(3)	524,403	—	November 4, 2036	732,403	728,511
2024-FL9 Notes	+1.96%(3)	746,894	—	October 21, 2039	788,422	788,273
2025-FL10 Notes	+1.59%(3)	890,237	—	August 19, 2042	991,540	991,171
2026-FL11 Notes	+1.61%(3)	897,561	—	January 22, 2044	1,034,368	1,034,488
		3,372,908	—		3,998,909	3,997,392
Repurchase Agreements
WF-1 Facility	+1.56%(4)	67,944	432,056	November 26, 2026	87,093	86,422
GS-1 Facility	+1.93%(5)	261,257	338,743	April 25, 2028	335,622	339,769
BB-1 Facility	+1.50%(3)	43,918	656,082	February 21, 2028	54,898	54,899
MS-1 Facility	+1.67%(6)	144,000	206,000	December 9, 2030	179,975	180,000
RBC Facility	+1.12%(6)	51,196	—	N/A	69,586	69,619
NTX-1 Facility	+1.29%(4)	62,480	137,520	December 29, 2029	78,071	78,100
BMO-1 Facility	+1.60%(4)	37,120	18,492	April 16, 2027	46,382	46,400
Lucid Facility	+0.74%	100,342	—	N/A	133,130	133,808
WF-2 Facility	+2.00%(4)	104,388	109,040	October 21, 2026	149,482	148,782
Finance Blue Facility	+1.60%(4)	32,413	22,918	February 17, 2028	42,726	43,032
CB-1 Facility	+1.91%(4)	547,892	210,489	September 9, 2028	771,115	764,942
JP-1 Facility	+1.95%(4)	568,618	43,694	October 15, 2030	717,502	716,585
CO-1 Facility	+1.37%(4)	144,869	205,131	November 19, 2026	181,025	181,086
Citi Facility	+0.59%	59,316	—	N/A	76,023	76,171
		2,225,753	2,380,165		2,922,630	2,919,615
Revolving Credit Facility
MM-1 Facility	+2.05%(7)	848,503	651,497	September 17, 2034	1,213,901	1,223,351
Barclays Facility(8)		—	400,000	April 24, 2027	—	—
		848,503	1,051,497		1,213,901	1,223,351
Mortgage Loan	+2.15%(7)	124,700	2,000	July 9, 2026	148,209	185,000
Total		$6,571,864	$3,433,662		$8,283,649	$8,325,358

(1)
The rates are expressed over the relevant floating benchmark rates, which include Term SOFR and SOFR Average (compounded average of SOFR over a rolling 30-day period).

(2)
The amount outstanding under the facilities approximates their fair value.

(3)
Term SOFR or SOFR Average (compounded average of SOFR over a rolling 30-day period), subject to a 0.00% floor.

(4)
Benchmark rate is subject to a 0.00% floor. SOFR benchmark rate is selected with respect to a transaction as set forth in the related transaction confirmation for the underlying transaction.

(5)
Term SOFR is subject to a 0.00% floor. GS-1 and Goldman Sachs may mutually agree on rates outside this range or a different floor on an asset by asset basis.

(6)
Borrowings under the RBC Facility consists of one or more floating and fixed rate transactions. Fixed rate transactions are reflected as a spread over the relevant floating benchmark rate.

(7)
Term SOFR is subject to a 0.00% floor.

(8)
Borrowings under the Barclays Facility bear interest, at our election, at either a base rate plus a spread of 1.25% per annum or one-, three- or six-month Term SOFR plus a spread of 2.25% per annum and a credit spread adjustment of 0.10% per annum.

Our average borrowings and weighted average interest rate, including the effect of non-usage fees, for the three months ended March 31, 2026 were $6,481,008 and 5.54%, respectively. Our average borrowings and weighted average interest rate, including the effect of non-usage fees, for the year ended December 31, 2025 were $5,827,732 and 6.24%, respectively. Under our financing arrangements, we have made certain representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar financing arrangements. We were in compliance with all covenants required by our financing arrangements as of March 31, 2026.
On April 2, 2025, we amended the Barclays repurchase agreement to, among other things, extend the availability period from May 22, 2025 to February 21, 2028.
On April 17, 2025, we amended the BMO-1 Facility to, among other things, extend the termination date from February 27, 2026 to April 16, 2027.
On April 25, 2025, we amended the GS-1 Facility to, among other things, extend the availability period expiration date from January 26, 2026, to April 25, 2028.
CLO Transactions
We financed certain pools of loans through CLOs, which include which include 2021-FL2, 2021-FL3, 2024-FL9, 2025-FL10 and 2026-FL11. The following table outlines the number of loans, including partial loans, and the principal balance of the collateralized pool of interests for each CLO ($ in thousands).
	As of March 31, 2026
Collateral Assets	Total Count	Principal Balance
2021-FL2	14	$356,590
2021-FL3	18	732,448
2024-FL9	19	788,499
2025-FL10	25	991,794
2026-FL11	23	1,034,653
Total	99	$3,903,984
Deferred financing costs and discounts related to the collateralization of the CLO notes are amortized to interest expense over the remaining life of the loans. The following table outlines the net book value of our CLOs on our consolidated balance sheets ($ in thousands).
	March 31, 2026	December 31, 2025
Face value	$3,372,908	$2,524,778
Unamortized deferred financing costs	(16,421)	(11,498)
Unamortized discount	(2,882)	(3,120)
Net book value	$3,353,605	$2,510,160

Repurchase Agreements
We have entered into, and maintain in effect, fourteen repurchase facilities. We, through direct or indirect wholly owned subsidiaries, entered into repurchase agreements with Wells Fargo (the “WF-1 Facility and WF-2 Facility”), Goldman Sachs (the “GS-1 Facility”), Royal Bank of Canada (the “RBC Facility”), Barclays Bank PLC (the “BB-1 Facility” and “Finance Blue Facility”), Citibank N.A. (the “CB-1 Facility”), Morgan Stanley Bank, N.A. (the “MS-1 Facility”), Natixis, New York Branch (the “NTX-1 Facility”), Bank of Montreal (the “BMO-1 Facility”), Lucid Prime Fund ( the “Lucid Facility”), JP Morgan Chase Bank, N.A. (the JP-1 Facility”), Capital One, N.A. (the “CO-1 Facility”), and CitiGroup Global Markets (the “Citi Facility”). We use repurchase facilities for multiple purposes, including, but not limited to, (i) financing the acquisition and origination of (a) real estate loans or senior controlling participation interests in such loans, (b) pari passu participation interests in mortgage loans and (c) mezzanine loans, and (ii) repurchase transactions of securities and financial instruments. Each repurchase facility is subject to certain representations, warranties, covenants, events of default and indemnities unique to each facility but customary for agreements of this type. Further, we have entered into guarantees with respect to each of the repurchase facilities in which we guarantee obligations of the facility. Each transaction under each repurchase facility has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.
We incurred deferred financing costs in connection with each repurchase facility, which costs are being amortized to interest expense over the life of that repurchase facility. The following table outlines the net book value of our repurchase facilities on our consolidated balance sheets as of March 31, 2026 and December 31, 2025 ($ in thousands).
	March 31, 2026	December 31, 2025
Face value	$2,225,753	$2,671,716
Unamortized deferred financing costs	(8,035)	(7,788)
Net book value	$2,217,718	$2,663,928
Revolving Credit Facilities
We have entered into, and maintain in effect, two revolving credit facilities, the Barclays Facility and the MM-1 Facility (each as defined below).
On August 1, 2022, we, as borrower, entered into a senior secured revolving credit facility (the “Barclays Facility”) with Barclays, as administrative agent, and the lenders party thereto for the purpose of financing our and our subsidiaries’ operating expenses and general corporate purposes. The Barclays Facility is utilized for purposes of financing the operating expenses and general corporate purposes of us and our subsidiaries.
On September 20, 2021, FS CREIT Finance MM-1 LLC, one of our indirect wholly owned, special-purpose financing subsidiaries, entered into a loan and servicing agreement for the purposes of financing the acquisition and origination of commercial mortgage loan assets meeting specified eligibility criteria and concentration limits, pay transaction costs and fund distributions to FS CREIT Finance Holdings, LLC (and ultimately to us) (the “MM-1 Facility”). The MM-1 Facility is utilized for the purposes of financing the acquisition and origination of commercial mortgage loan assets meeting specified eligibility criteria and concentration limits, paying transaction costs and funding distributions to FS CREIT Finance Holdings, LLC (and ultimately to us).
We incurred deferred financing costs in connection with each revolving credit facility, which costs are being amortized to interest expense over the life of that facility. The following table details the net book value of our revolving credit facilities on our consolidated balance sheets ($ in thousands).
	March 31, 2026	December 31, 2025
Face value	$848,503	$1,063,776
Unamortized deferred financing costs	(19,992)	(20,818)
Net book value	$828,511	$1,042,958

Mortgage Loan
On June 23, 2022, we entered into a mortgage loan related to 555 Aviation. We incurred deferred financing costs, which are being amortized to interest expense over the life of the facility. The following table details the net book value of our mortgage loan on our consolidated balance sheets ($ in thousands).
March 31, 2026
Face value	$124,700
Unamortized deferred financing costs	—
Net book value	$124,700
Distributions
The following table reflects the cash distributions per share that we paid on our common stock during the year ended December 31, 2025:
Record Date	Class F	Class Y	Class T	Class S	Class D	Class M	Class I
January 30, 2025	$0.1799	$0.1799	$0.1362	$0.1362	$0.1477	$0.1477	$0.1539
February 27, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
March 28, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
April 29, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
May 29, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
June 27, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
July 30, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
August 28, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
September 29, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
October 30, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
November 26, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
December 30, 2025	0.1799	0.1799	0.1362	0.1362	0.1477	0.1477	0.1539
Total	$2.1588	$2.1588	$1.6344	$1.6344	$1.7724	$1.7724	$1.8468
The following table summarizes the cash distributions per share that we paid on our common stock during the three months ended March 31, 2026.
Record Date	Class F	Class Y	Class T	Class S	Class D	Class M	Class I
January 29, 2026	$0.1799	$0.1799	$0.1362	$0.1362	$0.1477	$0.1477	$0.1539
February 26, 2026	0.1736	0.1739	0.1300	0.1300	0.1415	0.1415	0.1479
March 30, 2026	0.1736	0.1739	0.1300	0.1300	0.1415	0.1415	0.1479
Total	$0.5271	$0.5277	$0.3962	$0.3962	$0.4307	$0.4307	$0.4497
The following table reflects the cash distributions per share that we declared and paid on our common stock during the three months ended March 31, 2026 and year ended December 31, 2025, as well as the source of such distributions ($ in thousands):
	March 31, 2026	December 31, 2025
Distributions:
Paid or payable in cash	$27,807	$109,284
Reinvested in shares	26,067	107,208
Total distributions	$53,874	$216,492

	March 31, 2026	December 31, 2025
Source of distributions:
Cash flows from operating activities(1)	$53,874	$216,492
Offering proceeds	—	—
Total sources of distributions	$53,874	$216,492
Net cash provided by (used in) operating activities(2)	$37,694	$190,638

(1)
As of March 31, 2026 and December 31, 2025, respectively, our inception to date cash flows from operating activities have funded 100% of its distributions.

(2)
Cash flows from operating activities are supported by expense support payments from FS Real Estate Advisor and Rialto pursuant to our expense limitation agreement.

The timing and amount of distributions are at the discretion of our board of directors and, as such, no assurance can be made as to the amount of any future distributions.
Share Repurchase Plan
We have adopted a share repurchase plan. See “Share Repurchases” for more information about the share repurchase plan. During the year ended December 31, 2025 and the three months ended March 31, 2026, we repurchased $488,796,914 and $6,043,890 shares of common stock under the share repurchase plan, respectively, which represented all repurchase requests received in good order and eligible for repurchase through the March 2026 repurchase date. We funded the share repurchases during the year ended December 31, 2025 and the three months ended March 31, 2026 from cash flow from operating activities.
	For the year ended December 31, 2025	For the three months ended March 31, 2026
Number of shares requested for repurchase	19,910,966	6,043,890
Number of shares repurchased	19,910,966	6,043,890
% of shares requested that were repurchased	100%	100%
Average repurchase price per share	$24.55	$24.34
See “Share Repurchases — Repurchase Limitations” for additional information about our share repurchase plan.
Our Net Tangible Book Value Per Share
As of March 31, 2026, our net tangible book value per share was $22.50. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the March 31, 2026 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs and acquired in-place lease value) net of liabilities to be assumed, by the number of shares of our common stock outstanding as of March 31, 2026. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company.
Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional shares of common stock in the future pursuant to this offering, if we sell securities that are convertible into shares of common stock or if we issue shares upon the exercise of options, warrants or other rights.
Compensation Paid to Our Adviser, the Sub-Adviser and their Affiliates
The following table sets forth the fees and expenses paid or payable (incurred) to our adviser, the sub-adviser and their affiliates, including the dealer manager, related to the year ended December 31, 2025 and the three months ended March 31, 2026 and the amount payable at December 31, 2025 and March 31, 2026, regardless of when incurred ($ in thousands).
Organization and Offering Stage	Year ended December 31, 2025	Payable at December 31, 2025	Year ended March 31, 2026	Payable at March 31, 2026
Selling commissions(1)	$997	$0	$306	$0
Dealer manager fees(1)	$4	$0	$0	$0
Stockholder servicing fees(2)	$14,663	$1,974	$3,710	$2,082
Other compensation – dealer manager	$0	$0	$0	$0
Reimbursement of organization and offering expenses	$3,345	$3,013	$502	$2,825
Acquisition and Operating Stage	Year ended December 31, 2025	Payable at December 31, 2025	Year ended March 31, 2026	Payable at March 31, 2026
Base management fees	$37,381	$3,964	$9,356	$0
Performance fees	$0	$0	$0	$0
Administrative services fees	$29,966	$0	$7,460	$0
Origination fees(3)	$21,883	$0	$4,490	$0
Capital Markets fees	$8,750	$0	$0	$0
Reimbursement of organization and offering expenses	$3,345	$3,013	$502	$2,825

(1)
The dealer manager has entered into agreements with participating broker-dealers distributing our shares in our primary offering pursuant to which all of the upfront selling commissions and dealer manager fees were reallowed (paid) to such participating broker-dealers.

(2)
The dealer manager reallowed (paid) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such entities.

(3)
Origination fees are paid directly by the borrower to our adviser or the sub-adviser and not by us.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES
Valuation Guidelines
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by FS Real Estate Advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a valuation that represents a fair and accurate estimate of the value of our investments. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV will likely differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which, for certain asset types, adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
FS Real Estate Advisor calculates the value of our assets in accordance with our valuation guidelines. Because these value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the valuation of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.
FS Real Estate Advisor will determine the NAV for each class of our common stock by subtracting liabilities attributable to such class of common stock (including accrued expenses or distributions) from the total assets attributable to such class of common stock (the value of securities, plus cash or other assets, including interest and distributions accrued but not yet received) and dividing the result by the total number of outstanding shares of such class of common stock.
Valuation of Investments
In general, our investments will be valued by FS Real Estate Advisor based on market quotations, at amortized cost or at fair value determined in accordance with GAAP. Securities and other assets for which market quotes are readily available will be valued at market value. In circumstances where market quotes are not readily available, our board of directors has adopted methods for valuing securities and other assets and has delegated the responsibility for applying the valuation methods to FS Real Estate Advisor. FS Real Estate Advisor may engage the sub-adviser to perform valuations of certain investments. At least once a year, each of our illiquid investments will be valued by a third-party valuation service.
The majority of our investments are expected to be commercial real estate debt intended to be held to maturity, which will generally be valued at amortized cost, subject to impairment testing. We believe this methodology is consistent with institutional valuation practices and provides the most appropriate valuation for purposes of pricing subscriptions and redemptions of shares of our common stock as it relates to assets that are intended to be held to maturity. To the extent we hold other illiquid assets for which there is no active secondary market, FS Real Estate Advisor will make a fair value determination. Fair value determinations will be based upon all available inputs that FS Real Estate Advisor deems relevant, including, but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by third-party valuation services. However, determination of fair value involves subjective judgments and estimates. We may invest in securities listed or traded on a recognized securities exchange or automated quotation system, or an exchange-traded security, or securities traded on a privately negotiated over-the-counter secondary market for institutional investors for which indicative dealer quotes are available, or an OTC security.
For purposes of calculating our NAV, FS Real Estate Advisor will use the following valuation methods:
•
The market value of each exchange-traded security will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded.

•
If no sale is reported for an exchange-traded security on the valuation date or if a security is an OTC security, our adviser intends to value such securities using quotations obtained from an independent third-party pricing service, which will provide prevailing bid and ask prices that are screened for validity by the service from dealers on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser intends to obtain bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities will be valued at the mid-point of the average bid and ask prices obtained from such sources.

•
Mortgage-backed securities that we do not hold for the purpose of selling in the near-term or may dispose of prior to maturity, are classified as available-for-sale or accounted for under the fair value option and are reported at fair value. On a monthly basis, our adviser values such securities using quotations obtained from an independent third-party pricing service, which provides prevailing bid and ask prices that are screened for validity by the third-party pricing service on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser obtains bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities are valued at the mid-point of the average bid and ask prices obtained from such source.

•
The majority of our investments are expected to be investments for which no active secondary market exists and, therefore, no bid and ask prices can be readily obtained. These investments will be valued as follows:

•
Commercial real estate debt and related instruments will generally be valued at amortized cost, net of unamortized acquisition premiums or discounts, loan fees, and origination costs, as applicable, unless the loans are deemed impaired. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due pursuant to the contractual terms of the loan. If a loan is determined to be impaired, the loan is written down through a charge to the provision for loan losses. Impairment of these loans, which are collateral-dependent, is measured by comparing the estimated fair value of the underlying collateral, less costs to sell (if repayment is expected through the sale of the collateral), to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plans, loan sponsorship, actions of other lenders, and other factors deemed necessary our adviser and the sub-adviser. Actual losses, if any, could ultimately differ from these estimates.

At least quarterly, our adviser, with assistance from the sub-adviser, will evaluate for impairment each loan classified as held-for-investment. In connection with this evaluation, our adviser and the sub-adviser will assess the risk factors of each loan and assign a risk rating based on a variety of factors, including, without limitation, loan-to-value ratio, debt yield, property type, geographic and local market dynamics, physical condition, cash flow volatility, leasing and tenant profile, loan structure and exit plans, and project sponsorship. Loans are rated “1” through “5”, from least risk to greatest risk, in connection with this review.
•
Mortgage-backed securities are classified as held-to-maturity when we intend to and can hold such securities until maturity and are valued at amortized cost, net of unamortized acquisition premium or discount.

•
Purchased commercial real estate property will initially be valued at cost, which is expected to represent fair value at that time. Our adviser, with assistance from the sub-adviser, expects to receive an appraisal performed by an independent third-party appraisal firm on each property purchased prior to or upon acquisition. Foreclosed properties are initially measured at fair value by the adviser. Each property will then be valued monthly, commencing with the month subsequent to acquisition, by our adviser using current market data and a valuation provided by an independent third-party valuation firm. The independent third-party valuation firm will provide a monthly valuation for each property using the discounted cash flow methodology (income approach) as the primary methodology, although other industry standard methodologies may be used, including the sales comparison and replacement cost approaches. Further, the independent third-party valuation firm will provide an annual valuation for each property, which will be consistent with its monthly valuation but will also reflect (i) property specific factors such as property income, cash flow forecasts, capital improvements and key performance indicators (e.g. occupancy rates) and (ii) market specific factors such as discount rates, capitalization rates and market sale transactions.

•
To the extent we hold other types of investments for which no secondary market exists, such as distressed or below investment grade debt or equity interests, our adviser intends to value such investments at fair value.

Fair value as determined in good faith by our adviser in accordance with our valuation guidelines. In making such determination, it is expected that our adviser may rely upon valuations obtained from an independent valuation service. Prior to engaging an independent valuation firm, FS Real Estate Advisor will review various factors, including among other things, the firm’s services, pricing and reputation. Our board of directors has determined by resolution that each of our current third-party valuation service providers is independent of FS Real Estate Advisor and its affiliates.
Below is a description of factors that may be considered when fair valuing securities for which no active secondary market exists.
•
Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, these factors may be incorporated into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt and the quality of collateral securing its debt investments.

•
For convertible debt securities, fair value will generally approximate the fair value of the debt plus the fair value of an option to purchase the underlying security (the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.

•
For equity interests, various factors may be considered in determining fair value, including multiples of earnings before interest, taxes, depreciation and amortization (“EBITDA”), cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a borrower’s or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

•
Other factors that may be considered in valuing securities include private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in companies, the acquisition price of such investment or industry practices in determining fair value. Size and scope of a company and its specific strengths and weaknesses, as well as any other factors deemed relevant in assessing fair value, may also be considered.

•
If we receive warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. Such warrants or other equity securities will subsequently be valued at fair value.

•
Securities that carry certain restrictions on sale will typically be valued at a discount from the public market value of the security, where applicable.

•
If events materially affecting the price of foreign portfolio securities occur between the time when their price was last determined on such foreign securities exchange or market and the time when our NAV was last calculated (for example, movements in certain U.S. securities indices which demonstrate strong correlation to movements in certain foreign securities markets), such securities may be valued at their fair value as determined in good faith in accordance with our valuation guidelines. For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at prevailing exchange rates as may be determined in good faith by FS Real Estate Advisor.

While our policy is intended to result in a calculation of our NAV that fairly reflects security values as of the time of pricing, there is no guarantee that the valuation determined by FS Real Estate Advisor will accurately reflect the price that we could obtain for a security if we were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). While our commercial real estate loans will generally be valued at amortized cost for purposes of calculating our NAV, our adviser may also value such investments at fair value for purposes of satisfying certain financial reporting disclosure requirements and in connection with certain situations when loans have been deemed to be impaired.
The prices we use may differ from the value that would be realized if the securities were sold. We will periodically benchmark the bid and ask prices received from the third-party pricing service and/or dealers, as applicable, and valuations received from the third-party valuation service against the actual prices at which we purchase and sell our investments. We expect these prices to be reliable indicators of fair value.
Our adviser will monitor each of our investments for events that our adviser believes may be expected to have a material impact on the most recent estimated values of such investment. If, in the opinion of our adviser, an event becomes known to our adviser that is likely to have any material impact on previously provided estimated value of the affected investment, our adviser will adjust the valuation of such investment.
Valuation of Liabilities
We expect that our liabilities will include the fees payable to our adviser and the dealer manager, accounts payable, accrued operating expenses, any portfolio-level credit facilities and other liabilities. All liabilities will be valued at amounts payable, net of unamortized premium or discount, and net of unamortized debt issuance costs. Liabilities related to stockholder servicing fees will be allocable to Class T shares, Class S shares, Class D shares and Class M shares and will only be included in the NAV calculation for that class. Liabilities related to the base management fee will be allocable to Class T shares, Class S shares, Class D shares, Class M shares and Class I shares and will only be included in the NAV calculation for those classes. Liabilities related to the performance fee will be allocable to Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares and will only be included in the NAV calculation for those classes.
NAV and NAV Per Share Calculation
We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. Each class of our common stock, including our Class F shares and Class Y shares which are only being offered pursuant to our distribution reinvestment plan, will have an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our adviser will calculate our NAV per share for each class as of the last calendar day of each month.
We will use the same methodology as set forth below to calculate our NAV for each of our share classes. Because stockholder servicing fees are a class-specific expense for Class T shares, Class S shares, Class D shares and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

In addition, because the base management fee is a class-specific expense for Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, and the performance fee is a class-specific expense for Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective as of the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV will reflect factors including, but not limited to, accruals for net portfolio income, interest expense and unrealized/ realized gains (losses) on assets, any applicable organization and offering costs and any expense reimbursements. We reimburse our adviser for any organization and offering expenses that our adviser or the sub-adviser has advanced or incurred on our behalf, up to a cap of 0.75% of gross proceeds raised in our public offerings in excess of $250 million. For purposes of calculating our NAV, (i) the organization and offering expenses paid by our adviser or the sub-adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our adviser or the sub-adviser for those costs; (ii) Class I PCRs will not be treated as a liability unless and until Class I shares are issuable pursuant to the Class I PCR agreement and (iii) the pro-rata monthly portion of Class I RSUs (as defined in the advisory agreement) that will vest as Class I shares pursuant to the Class I RSU agreement on the first calendar day of a quarter will be treated as a liability in each month during the immediately preceding quarter.
In calculating the number of shares outstanding, we include the number of estimated Class I shares, if any, issuable to our adviser and the sub-adviser pursuant to the Class I PCR agreement based on the achievement of the Performance Conditions, which estimate we will true up following the issuance of such Class I shares pursuant to the Class I PCR agreement.
Following the allocation of income and expenses as described above, NAV for each class is adjusted for additional issuances of common stock, repurchases, and class-specific expense accruals to determine the current month’s NAV, including any stockholder servicing fees, the base management fee and the performance fee. Selling commissions and dealer manager fees paid at the time of purchase have no effect on the NAV of any class. For each applicable class of shares, the stockholder servicing fee will be calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions will reduce the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV is intended to reflect our estimated value on the date that NAV is determined, and NAV of any class at any given time will not reflect any obligation to pay future stockholder servicing fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month. The combination of the Class T NAV, Class S NAV, Class D NAV, Class M NAV, Class I NAV, Class F NAV and Class Y NAV will equal the value of our assets less our liabilities, which include certain class-specific liabilities. Our adviser will calculate the value of our investments as directed by our valuation guidelines based upon values received from various sources, including independent valuation services. Our adviser will be responsible for information received from third parties that is used in calculating our NAV.
Relationship between NAV and Our Transaction Price
Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.
Limits on the Calculation of Our Per Share NAV
Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. FS Real Estate Advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event in a prospectus supplement and FS Real Estate Advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, FS Real Estate Advisor will order a new valuation of the investment, which will be prepared by the third-party valuation service. It is not known whether any resulting disparity will benefit stockholders whose shares are or are not being repurchased or purchasers of our common stock.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
We do not represent, warrant or guarantee that:
•
a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•
a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•
shares of our common stock would trade at per share NAV on a national securities exchange;

•
a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV;

•
NAV would equate to a market price for an open-end real estate fund; and

•
NAV would represent the fair value of our assets less liabilities under GAAP.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or the “Company” mean only FS Credit Real Estate Income Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
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U.S. expatriates;

•
persons who mark-to-market our common stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

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insurance companies;

•
broker-dealers;

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regulated investment companies;

•
trusts and estates;

•
holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding their interest through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in us, except to the extent discussed below in “— Taxation of Tax-Exempt U.S. Stockholders”;

•
tax-exempt organizations, except to the extent discussed below in “— Taxation of Tax-Exempt U.S. Stockholders”; and

•
non-U.S. stockholders (as defined below), except to the extent discussed below under “— Taxation of Non-U.S. Stockholders.”

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain tax provisions that were enacted in the Tax Cuts and Jobs Act of 2017, many of which were set to expire after December 31, 2025. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to you of an investment in our common stock.
You are urged to consult with your tax advisor with respect to the impact of the regulatory or administrative developments and proposals and their potential effect on investment in our common stock.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.
Taxation of the Company in General
We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2017. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Code.
We received an opinion of Alston & Bird LLP dated May 22, 2026 to the effect that, commencing with our first taxable year of operations, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Alston & Bird LLP is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in preferred stock of REITs or whole-loan mortgage securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us by law firms other than Alston & Bird in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Alston & Bird LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and gross income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we distribute and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution by the REIT.
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
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We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax unless we qualify for a safe harbor exception. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest rate.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the asset tests, as described below, other than a failure of the 5% or 10% asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT in any taxable year (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% tax may be imposed on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s length transactions involving our TRSs.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) that is allocable to any of our stockholders that are “disqualified organizations.” Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax, but the TRS would be taxable on the excess inclusion income. For a discussion of “excess inclusion income,” see “— Effect of Subsidiary Entities — Taxable Mortgage Pools.”

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We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include in taxable income its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

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We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, our Taxable REIT Subsidiaries (“TRSs”), the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)
which meets other tests described below, including with respect to the nature of its gross income and assets and the amount of its distributions; and

(8)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

Conditions (1) through (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to be taxed as a REIT has been made. We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the distributions made by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a REIT’s taxable year must be the calendar year. We satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partner Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our share of assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Ownership of Equity Interests in Partnerships.”
Tax liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
We currently own one or more TRSs and may make TRS elections with respect to certain domestic entities and non-U.S. entities we may form in the future. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the United States to trading in stock and securities for its own account whether such trading is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election, which will be organized as companies in the Cayman Islands and other foreign jurisdictions and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the gross income tests and distribution requirement. See “— Gross Income Tests” and “— Annual Distribution Requirement.”
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns for purposes of the gross income and asset tests described below. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.
Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales). If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirement.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined taxable REIT subsidiary service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiaries. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income generally means the additional gross income a taxable REIT subsidiary would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
Taxable Mortgage Pools
An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•
the entity has issued debt obligations that have two or more maturities; and

•
the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.
If a REIT is a taxable mortgage pool, or if a REIT owns all of the equity interests in a taxable mortgage pool (in which case the taxable mortgage pool would be treated as a qualified REIT subsidiary), then a portion of the REIT’s income may be treated as “excess inclusion income” and a portion of the distributions the REIT makes to its stockholders may be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (a) could not be offset by any losses otherwise available to the stockholder, (b) in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt stockholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. stockholders, and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker-dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. A REIT’s excess inclusion income will be allocated among its stockholders in proportion to the dividends it pays. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should consult with their tax advisors with respect to excess inclusion income.
We do not expect to directly enter into transactions that could result in us or any portion of our assets being treated as a taxable mortgage pool, but we engaged in a CLO transaction through a structure involving a subsidiary REIT through which we do not expect to be treated as receiving any excess inclusion income.
Gross Income Tests
In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions” (described below) and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of RMBS and CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to make or acquire the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
We have acquired and intend to continue to acquire RMBS and CMBS that are either pass-through certificates or CMOs, as well as mortgage loans and subordinated loans. We expect that the RMBS and CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, OID and market discount from our RMBS and CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS or CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. Among the assets we may hold are mezzanine loans, i.e., subordinated loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).
We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, if the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, income from the loan will be qualifying income for purposes of the 95% gross income test but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
We may purchase agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test.
We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income for purposes of such test. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.
Fee Income
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees that are not properly treated as interest for federal income tax purposes are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.
Dividend Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Income inclusions from certain equity investments in a foreign TRS or other non-U.S. corporation will be treated as qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by the Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.
Rents from Real Property
To the extent that we own any real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.
Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.
Non-Cash Taxable Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
Some of the securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield method, and income will accrue on the debt instrument based on the assumption that all future payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectibility is provable.
In addition, to the extent that we acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.
In addition, in the event that any debt instruments or securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
We may be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. We have not yet determined any material impact of this rule.
Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirement for the taxable year in which such income is recognized. See “— Annual Distribution Requirement.”
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of the company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule to our tax return for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, debt instruments issued by publicly offered REITs and certain kinds of RMBS, CMBS and mortgage loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets for taxable years ending on or before December 31, 2025. For taxable years beginning after December 31, 2025, no more than 25% of the value of our assets may be represented by securities of one or more TRSs. Fifth, not more than 25% of the value of a REIT’s assets may consist of “nonqualified publicly offered REIT debt instruments.”
A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

The 5% and 10% asset tests do not apply to stock or securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner so as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for the safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset test at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the asset test occurred) and paying a tax equal to the greater of $50,000 or the product of the highest corporate income tax rate and the amount of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test. In addition, we may purchase agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceed 25% of our gross assets.
We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not intend to obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan to value ratios for such mortgage loans. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the asset tests.
In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
Annual Distribution Requirement
In order to qualify as a REIT, we are required to distribute dividends other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)
the sum of:

•
90% of our “REIT taxable income” (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP); and

•
90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)
the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate. If such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent that we distribute dividends equal to at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
In addition, if we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built in gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirement due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed their issue prices as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. Furthermore, we may acquire assets where we elect to accrue market discount or are otherwise required to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirement, it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non cash assets at rates or times that we regard as unfavorable or make distributions in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Under current law, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements.

Additionally, the Code limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. We do not expect this rule to limit our deduction of our interest expense. This limitation does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Code will not apply to certain property used in an electing real property trade or business. In addition, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back but may be carried forward indefinitely.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax unless we qualify for a safe harbor exception. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so as to minimize or eliminate our exposure to prohibited transaction tax. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT in any taxable year (other than a failure to satisfy a gross income test or an asset test to which separate relief provisions apply), we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20% (ignoring the 3.8% Medicare tax described below), and distributions in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations assuming that we qualify to be taxed as a REIT. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:
•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
Medicare Tax
High-income U.S. individuals, estates and trusts are subject to an additional 3.8% Medicare tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for “qualified REIT dividends” described below is not taken into account in computing net investment income.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, not designated as capital gain dividends or “qualified dividend income” will generally be taken into account as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations, but non-corporate U.S. stockholders are entitled to up to a 20% deduction for qualified REIT dividends, i.e., REIT dividends that are not designated as capital gain dividends or qualified dividend income.

The amount of the deduction may be less than 20% of the amount of qualified REIT dividends received by the U.S. stockholder if the U.S. stockholder has losses from publicly traded partnerships or the U.S. stockholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. stockholder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.
In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gain and to designate such retained capital gain in a written notice to our stockholders, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% (ignoring the 3.8% Medicare tax described above) in the case of U.S. stockholders who are individuals, and 21% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(a)
the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), including any TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.
Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S.

stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.
Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us in January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to applicable limitations, our REIT taxable income and the amount of distributions that must be made in order to comply with the REIT distribution requirement. See “— Taxation of the Company in General” and “— Annual Distribution Requirement.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Although not expected, if excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “— Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Dispositions of Our Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition (except pursuant to a repurchase by us, as discussed below) of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if our common stock is held for more than 12 months and will be taxed as ordinary income rates if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the corporate income tax rate whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
U.S. stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Repurchases of Our Common Stock.   A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “— Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Passive Activity Losses, Excess Business Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Similarly, U.S. stockholders who are individuals cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.
Although not expected, to the extent that we are (or a part of us, or a disregarded subsidiary of ours, is) a TMP, or we hold residual interests in a REMIC, the portion of the dividends paid to a U.S. tax-exempt stockholder that is allocable to excess inclusion income will be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is exempt from tax under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the distributions from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT can be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on the ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock or us from becoming a pension-held REIT.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “— Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. stockholders should consult their own tax advisors concerning the U.S. federal income and estate tax consequences of ownership of our common stock.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of “United States real property interests,” or USRPIs, and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. Although not expected, if we engage in transactions that result in a portion of our dividends being considered excess inclusion income, a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless (1) our common stock constitutes a USRPI or (2) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the

United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type ( e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.
Capital Gain Dividends
Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax at the maximum federal corporate income tax rate on the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, the FIRPTA withholding tax would not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the taxable year. Instead any such capital gain dividend would be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax would not apply to such a distribution. Our common stock is not currently regularly traded on an established securities market in the United States and there is no assurance that it will be so traded in the future. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be treated as held solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Dispositions of Our Common Stock
A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition (other than a repurchase by us, as described below) of our common stock as long as: (i) we are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) we are a domestically controlled REIT. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceeded in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business. We do not expect that 50% or more of our assets will consist of United States real property interests.
Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held and freely transferable, we cannot assure our investors that we will be or that we will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. Our common stock is not currently regularly traded on an established securities market in the United States, and we do not expect that our common stock will be regularly traded on an established securities market in the United States at any future date.
If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.
Repurchases of Our Common Stock.   A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “— Taxation of Taxable U.S. Stockholders — Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of USRPI. To the extent the distribution is not attributable to gains from our dispositions of USRPI, the excess of the amount of money received in the repurchase over the non-U.S. stockholder’s basis in the repurchased shares will be treated in the manner described above under “— Dispositions of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPI (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPI. Due to the uncertainty, we may withhold at the maximum federal corporate income tax rate from all or a portion of repurchase payments to non-U.S. stockholders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.
Qualified Shareholders.   Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors in a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor)) that hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder) may be subject to FIRPTA and FIRPTA withholding.
Qualified Foreign Pension Funds.   A qualified foreign pension fund (as defined in the Code), or an entity all of the interests of which are held by a qualified foreign pension fund, that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common stock.
FATCA
Under the provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of distributions made during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to distributions made unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of distributions made to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

State, Local and Foreign Taxes
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in the company’s common stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

CERTAIN ERISA CONSIDERATIONS
An employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or an entity whose assets are considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code (any of the foregoing, a “Plan”), will generally be subject to the fiduciary rules under ERISA and the Code, as applicable. In addition to the imposition of general fiduciary standards, ERISA, together with the corresponding provisions of the Code, prohibits a wide range of transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan. These prohibitions may apply regardless of whether our assets are “plan assets,” as discussed below. Every purchaser of our shares will be responsible for ensuring, among other things, that the acquisition and holding of our shares does not and will not constitute or result in a prohibited transaction or fiduciary breach.
The U.S. Department of Labor has issued a regulation, or the Regulation, regarding what constitutes assets of a Plan for purposes of ERISA and Section 4975 of the Code. Under the Regulation, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets would include, for these purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets, unless certain specified exceptions apply. One such exception applies in the case of an “operating company,” which generally is an entity primarily engaged, directly or through majority-owned subsidiaries, in the production or sale of a product or service, other than the investment of capital.
The Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. Our shares are being sold in an offering registered under the Securities Act and have been registered under the Exchange Act.
The Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.
The Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Regulation.
We expect our shares will qualify as a “publicly offered security” as described above. However, no assurance can be given that this will be the case.
Potential Plan investors should consider, among other things, the “plan assets” rules applicable for purposes of ERISA and Section 4975 of the Code, in connection with making a decision regarding whether to acquire and hold our shares.
By investing, each investor represents that (i) we and our adviser, our sponsor, the sub-adviser (and each of their affiliates) has provided no investment advice to the investor, and either: (a) no portion of the assets used to invest constitute the assets of any “benefit plan investor,” as defined in § 3(42) of ERISA, or (b) the investment will not constitute a fiduciary breach or non-exempt prohibited transaction, and (ii) the investor has made its own discretionary decision to invest.
FIDUCIARIES OF PLANS SHOULD CONSULT WITH COUNSEL AND THEIR OTHER ADVISORS REGARDING, AMONG OTHER THINGS, CONSIDERATIONS THAT MAY ARISE UNDER ERISA AND THE CODE, AS APPLICABLE, BEFORE INVESTING IN OUR SHARES.

ACCEPTANCE OF INVESTMENTS BY PLANS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

DESCRIPTION OF SHARES
The following summary of the material terms of our shares of common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,225,000,000 shares of common stock, par value $0.01 per share, 125,000,000 of which are classified as Class T shares, 300,000,000 of which are classified as Class S shares, 125,000,000 of which are classified as Class D shares, 125,000,000 of which are classified as Class M shares, 300,000,000 of which are classified as Class I shares, 125,000,000 of which are classified as Class F shares and 125,000,000 of which are classified as Class Y shares and up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval.
Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock generally will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote) at all meetings of stockholders. However, the affirmative vote of the holders of a majority of the then outstanding shares of a particular class of common stock, with no other class of common stock voting except the applicable class, will be required to amend our charter if such amendment would materially and adversely affect the rights, preferences and privileges of only such class, on any matter submitted to stockholders that relates solely to such class or on any matter submitted to stockholders in which the interests of such class differ from the interests of any other class of common stock. Our charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding classes or series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in this offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.
We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. SS&C GIDS, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:
FS Credit REIT
c/o SS&C GIDS, Inc.
PO Box 219095
Kansas City, MO 64121-9095
Overnight Address: FS Credit REIT c/o SS&C GIDS, Inc.
801 Pennsylvania Ave
Suite 219095
Kansas City, MO 64105-1307
Toll Free Number: 877-628-8575

Class T Shares
Class T shares issued in our primary offering are subject to selling commissions of up to 3.0% of the transaction price per Class T share and dealer manager fees of 0.5% of the transaction price per Class T share, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). We pay the dealer manager upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). All selling commissions and dealer manager fee are expected to be reallowed to selected broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive. In addition, our Class T shares are subject to stockholder servicing fees equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. The representative stockholder servicing fee generally is equal 0.65% per annum and the dealer stockholder servicing fee is equal 0.20% per annum, of the aggregate NAV for each Class T share.
However, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.
We will cease paying stockholder servicing fees with respect to each Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class T share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share over approximately 6.5 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.
We will also cease paying stockholder servicing fees on each Class T share held in a stockholder’s account and such shares will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class T shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
Class T shares are subject to class-specific advisory fees as described in “Compensation.”
Class S Shares
Class S shares issued in our primary offering are subject to selling commissions of up to 3.5% of the transaction price per Class S share (subject to reductions for certain categories of purchasers). All selling commissions are expected to be reallowed to selected broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive. In addition, our Class S shares are subject to stockholder servicing fees equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.
We cease paying stockholder servicing fees with respect to each Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions and stockholder servicing fees paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class S share in such account converts into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees are paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 6.5 years from the date of purchase, assuming payment of the full selling commissions, no reinvestment of distributions and a constant NAV of $25.00 per share.
We also cease paying stockholder servicing fees on each Class S share held in a stockholder’s account and such shares convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class S shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
Class S shares are subject to class-specific advisory fees as described in “Compensation.”
Class D Shares
Class D shares issued in our primary offering are subject to stockholder servicing fees equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.
We cease paying stockholder servicing fees with respect to each Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 1.25% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class D share in such account converts into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees are paid because that will be affected by changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 4.2 years from the date of purchase, assuming no reinvestment of distributions and a constant NAV of $25.00 per share.
We also cease paying stockholder servicing fees on each Class D share held in a stockholder’s account and such shares convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class D shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus.
Class D shares are subject to class-specific advisory fees as described in “Compensation.”
Class M Shares
Class M shares issued in our primary offering are subject to stockholder servicing fees equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.
We cease paying stockholder servicing fees with respect to each Class M share held in a stockholders account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class M share in such account converts into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees are paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class M share over approximately 24.2 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.
We will also cease paying stockholder servicing fees on each Class M share held in a stockholders account and such shares convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class M shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
Class M shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class M shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class M shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus.
Class M shares are subject to class-specific advisory fees as described in “Compensation.”
Class I Shares
No selling commissions, dealer manager fees or stockholder servicing fees are charged to purchasers in connection with the sale of any Class I shares. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers or (7) other categories of investors that we identify in an amendment or supplement to this prospectus. In certain cases, including where a stockholder (i) exits a relationship with a participating broker-dealer for this offering and enters into a new relationship with a broker-dealer not participating in this offering or (ii) changes the type of account in which the stockholder’s shares are held from brokerage to advisory, such stockholder’s shares may be exchanged by us into an equivalent NAV amount of Class I shares. Before making a decision regarding this, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to exchange.
Class I shares are subject to class-specific advisory fees as described in “Compensation.”
In January 2022, we commenced the Class I Private Offering. No selling commissions, dealer manager fees or stockholder servicing fees are charged in connection with Class I shares sold pursuant to the Class I Private Offering. Shares sold in the Class I Private Offering have been, and will continue to be, sold at a price per Class I share equal to our NAV per Class I share.
Class F Shares
We previously conducted a private offering of Class F shares to certain accredited investors. Class F shares are not subject to stockholder servicing fees or advisory fees and as a result are expected to have a higher NAV per share and receive higher distributions than our other share classes.
Class Y Shares
We previously conducted a private offering of Class Y shares to certain accredited investors. Class Y shares are not subject to stockholder servicing fees or the base management fee but are subject to a performance fee as described in “Compensation.” As a result, the Class Y shares are expected to have a higher NAV per share or receive higher distributions than the Class T shares, Class S shares, Class D shares, Class M shares and Class I shares.
Rights Upon Liquidation
In the event of our voluntary or involuntary liquidation, dissolution or winding up, or any distribution of our assets, (i) the holder of each Class T share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class T shares divided by the number of Class T shares outstanding, or the net asset value per Class T share, (ii) the holder of each Class S share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class S shares divided by the number of Class S shares outstanding, or the net asset value per Class S share, (iii) the holder of each Class D share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class D shares divided by the number of Class D shares outstanding, or the net asset value per Class D share, (iv) the holder of each Class M share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class M shares divided by the number of Class M shares outstanding, or the net asset value per Class M share, (v) the holder of each Class I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to the net asset value for Class I shares divided by the number of Class I shares outstanding, or the net asset value per Class I share, (vi) the holder of each Class F share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class F shares divided by the number of Class F shares outstanding, or the net asset value per Class F share and (vii) the holder of each Class Y share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class Y shares divided by the number of Class Y shares outstanding, or the net asset value per Class Y share. If upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidating distributions, then such assets, or the proceeds thereof, will be distributed among the holders of Class T shares, Class S shares, Class D shares, Class M shares, Class I shares, Class F shares and Class Y shares ratably in the same proportion as the respective amounts that would be payable on such Class T shares, Class S shares, Class D shares, Class M shares, Class I shares, Class F shares and Class Y shares if all amounts payable thereon were paid in full.
Blank Check Stock
Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of repurchase for each class or series of our stock.
Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Meetings, Special Voting Requirements and Access to Records
An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders on a specific date which will be not less than 30 days after delivery of our annual report. The board members, including the independent directors, shall take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president. In addition, a special meeting of stockholders must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request, either in person or by mail, of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at the meeting. Upon receipt of such a written request stating the purpose(s) of the meeting, the secretary shall provide all stockholders, within ten days after receipt of said request, written notice of the meeting and the purpose of such meeting. Such meeting must be held on a date not less than fifteen nor more than sixty days after the delivery of such notice at a time and place specified in such notice, or, if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required for stockholders to elect a director.
Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. In addition, the MGCL permits us to conduct the following without stockholder approval: (a) a merger of an entity into us if the merger does not reclassify or change the terms of any class of series of shares that are outstanding or otherwise amend our charter and the number of shares of any class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares outstanding immediately before the merger becomes effective; (b) a merger with a 90% or more owned subsidiary in which we are not the successor if the charter of the successor is not amended in the merger other than to change its name, the name or other designation or the par value of any class or series of stock or the aggregate par value of its stock and the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged; and (c) a transfer of all or substantially all of our assets pursuant to (i) a transfer of assets in the ordinary course of business actually conducted by us or as a distribution, (ii) a mortgage, pledge or creation of any other security interest in any or all of the our assets, (iii) an exchange of shares through voluntary action or under any agreement with our stockholders or (iv) a transfer of assets to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by us.
Despite the above, on November 10, 2022, our board of directors adopted a resolution that requires stockholder approval to effect a share exchange under the MGCL even if we are the successor unless our charter is subsequently amended with the approval of our stockholders to delete the requirement that our board of directors may not, without stockholder approval, cause the merger or reorganization of our company.
The advisory agreement is approved annually by our board of directors, including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our adviser or to select its replacement, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.
Any stockholder will be permitted access to all of our corporate records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the Maryland General Corporation Law, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our bylaws; (ii) minutes of the proceedings of our stockholders; (iii) annual statements of affairs; and (iv) any voting trust agreements deposited with us. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our corporate records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours.
In addition to the corporate records described above, we intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of each class of our common stock held by each of them, as part of our books and records, and this list will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein. In addition to the foregoing, Rule 14a-7 under the Exchange Act provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request and impose a reasonable charge for expenses incurred in reproduction pursuant to the request. See Section 11.5 of our charter for information regarding a stockholder’s right to access the stockholder list.
Restriction on Ownership of Shares of Our Stock
For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then-outstanding stock of all classes or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then-outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of our stock that would result in the beneficial ownership of the outstanding shares of our stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Code, or (2) would otherwise cause us to fail to qualify as a REIT.
Our charter provides that the shares of our stock that, if transferred, would (1) result in a violation of the 9.8% ownership limits, (2) result in us being “closely held” within the meaning of Section 856(h) of the Code, or (3) otherwise cause us to fail to qualify as a REIT will be transferred automatically (rounded to the nearest whole share) to a share trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of stock unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code applicable to our qualification as a REIT. In addition, our charter provides that any transfer of shares of our stock that would result in shares of our stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our stock.
The trustee will acquire by transfer the shares of our stock from a person whose ownership of shares of our stock will violate the ownership limits. Within 20 days after the trustee receives notice from us that shares of our stock have been transferred to the share trust, the trustee shall sell the shares in the share trust to a person whose ownership will not violate the ownership limits. Upon any such sale, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of distributions which have been paid to the purported transferee or holder, as well as any amounts owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.
In addition, shares of our stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of distributions which has been paid to the purported transferee or holder, as well as any amounts owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts to acquire shares of our stock in violation of the foregoing restrictions or who would have owned shares of our stock that were transferred to any such share trust is required to give written notice to us of such event as soon as reasonably practicable, and any person who proposes or attempts to transfer or receive shares of our stock subject to such limitations is required to give us 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the applicable ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized.
Any person who owns more than 5% (or such lower percentage applicable under the Treasury Regulations) of the outstanding shares of our stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our stock beneficially owned.
Distributions
Subject to our board of directors’ discretion and applicable legal restrictions, we intend to declare and pay ordinary cash distributions on a monthly basis.
Distributions are expected to be made on all classes of our common stock at the same time. Because stockholder servicing fees are a class-specific expense for our Class T shares, Class S shares, Class D shares and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because the base management fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, and the performance fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. We expect that our board of directors will declare a different per share distribution amount for each share class that accounts for any applicable class-specific expenses, although our board of directors may choose any other method.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute dividends equal to at least 90% of our taxable income each year, which is determined without regard to the dividends-paid deduction, excludes net capital gains and does not necessarily equal net income as calculated in accordance with GAAP. Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions.
We are not prohibited from using our own securities as stock dividends or from distributing other securities in lieu of making cash distributions to stockholders, provided that in the case of other securities, the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list shares of our common stock on a national securities exchange, nor is it expected that a public market for shares of our common stock will develop in the foreseeable future.
We may fund our cash distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions.
Business Combinations
Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements may not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.
Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by our officers or by our employees who are also directors are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights previously have been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved, or if no such meeting is held, as of the date of the last control share acquisition.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.
Unsolicited Takeover Statutes
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds stockholder vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors provided that the number is not less than three.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, including the power of our board to issue additional shares of our common stock and to issue other classes of stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland law provisions regarding business combinations. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors — Risks Related to This Offering and Our Corporate Structure.” Our board of directors has opted out of the provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we will not currently be afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for your stock in connection with a business combination.”
Rights of Objecting Stockholders
Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the Maryland General Corporation Law, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.
Restrictions on Roll-Up Transactions
In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.
A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:
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a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

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a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our adviser; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal the choice of:
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accepting the securities of a roll-up entity offered in the proposed roll-up transaction; and

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one of the following:

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remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

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receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:
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that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

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that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

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in which investors’ rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings, Special Voting Requirements and Access to Records;” or

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in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors or (c) by a stockholder who is a stockholder of record as of the record date, at the time of giving the advance notice required by the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.
Nominations of individuals for election to our board of directors at a special meeting may be made only by or at the direction of our board of directors or provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Distribution Reinvestment Plan
We have adopted an “opt in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Any issuances of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect to terminate participation in the distribution reinvestment plan within ten business days’ notice to us. If you do not elect to participate in the distribution reinvestment plan, you will automatically receive any distributions we declare in cash.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan are equal to the transaction price at the time the distribution is payable, which is generally equal to our prior month’s NAV per share for that share class. Stockholders do not pay selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. Because the stockholder servicing fees are a class-specific expense for our Class T shares, Class S shares, Class D shares and Class M shares, they will reduce the NAV or, alternatively, the distributions payable with respect to the Class T shares, Class S shares, Class D shares and Class M shares, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, because the base management fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares and Class I shares, and the performance fee is a class-specific expense for our Class T shares, Class S shares, Class D shares, Class M shares, Class I shares and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. Shares issued pursuant to our distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of common stock of that class purchased in our primary offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants.
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each participant.

SHARE REPURCHASES
General
While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Class F shares and Class Y shares issued pursuant to private placements are eligible to participate in our share repurchase plan. There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. Due to the illiquid nature of investments in real estate-related loans, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “— Repurchase Limitations” below.
You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:
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Certain broker-dealers require that their clients make repurchase requests through their broker-dealer, which may impact the time necessary to process such repurchase request. Please contact your broker-dealer first if you want to request the repurchase of your shares.

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Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “repurchase date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) by the transfer agent on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the repurchase date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable repurchase date (which will generally be equal to our prior month’s NAV per share).

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A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free telephone line, 877-628-8575. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern Time). Repurchase requests must be withdrawn before 4:00 p.m. (Eastern Time) on the last business day of the applicable month.

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If a repurchase request is received after 4:00 p.m. (Eastern Time) by the transfer agent on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s repurchase date at the transaction price applicable to that month, unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

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Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which is available on our website, www.fscreit.com. Written requests should be sent to the transfer agent at the following address:

FS Credit REIT
c/o SS&C GIDS, Inc.
PO Box 219095
Kansas City, MO 64121-9095
Overnight Address: FS Credit REIT
c/o SS&C GIDS, Inc.
801 Pennsylvania Ave
Suite 219095
Kansas City, MO 64105-1307

Shares held in a custodial account require custodial authorization of share repurchases. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.
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For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days.

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Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

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If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.
Sources of Funds for Repurchases
We may, in our adviser’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy repurchase requests, subject to the limitation on the amount of funds we may use described below under “— Repurchase Limitations.” Potential sources of funding repurchases include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.
In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from the sale of shares in our offerings to fund all repurchase requests. If we have a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.
Repurchase Limitations
We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of shares that we will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange.
Shares held by our adviser and the sub-adviser acquired as payment of advisory fees will not be subject to our share repurchase plan, including with respect to any repurchase limitations, or any reduction or penalty for an early repurchase. Notwithstanding the foregoing, our independent directors oversee the repurchase activity of our adviser and the sub-adviser, and the approval of our independent directors is required for any repurchase request of our adviser and the sub-adviser for Class I shares received as payment for advisory fees that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the monthly and quarterly repurchase limitations of our share repurchase plan, and any such approval must find that the repurchase would not impair our capital or operations and be consistent with the fiduciary duties of the independent directors.

In December 2022, we received repurchase requests equal to 2.53% of our aggregate NAV as of the last calendar day of the previous calendar month, which would have exceeded the monthly and quarterly limits, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied. We funded the share repurchases during the year ended December 31, 2022 from cash flow from operating activities.
In February 2024, we received repurchase requests equal to 2.01% of our aggregate NAV as of the last calendar day of the previous calendar month, which would have exceeded the monthly and quarterly limits, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied.
In August 2024, we received repurchase requests equal to 2.24% of our aggregate NAV as of the last calendar day of the previous calendar month, which would have exceeded the monthly and quarterly limits, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied.
In September 2024, we received repurchase requests equal to 2.38% of our aggregate NAV as of the last calendar day of the previous calendar month, which would have exceeded the monthly and quarterly limits, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied.
For the quarter ended September 30, 2024, we received cumulative repurchase requests equal to 5.86% of our aggregate NAV as of the last calendar day of the previous calendar quarter, which would have exceeded the quarterly limits, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied.
In March 2025, we received repurchase requests equal to 3.14% of our aggregate NAV as of the last calendar day of the previous calendar month, and cumulative repurchase requests for the first quarter of 2025 equal to 6.24% of our aggregate NAV as of the last calendar day of the previous calendar quarter, which would have exceeded the monthly and quarterly limits, but our board of directors increased the limits for such period, and as a result, all repurchase requests were satisfied.
We funded the share repurchases during the year ended December 31, 2025 from cash flow from operating activities.
Items of Note
When you request that we repurchase shares, you should note the following:
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if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

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you will not receive interest on amounts represented by uncashed repurchase checks;

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under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

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all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by completing an Account Maintenance form available on www.fscreit.com or calling our customer service number at 877-628-8575, we will utilize the first-in-first-out method. For purposes of calculating your cost basis using the first-in-first-out method, tax lots of both held shares and available shares are used.
Shares repurchased under our share repurchase plan will have the status of authorized but unissued shares. Shares we acquire through the share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock. For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.
In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:
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any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

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transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

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transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:
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purchases and requests for repurchase of our shares in the amount of $2,500 or less;

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purchases or repurchases initiated by us; and

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transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

PLAN OF DISTRIBUTION
General
We are offering up to $2,500,000,000 in shares of our common stock pursuant to this prospectus through FS Investment Solutions, our dealer manager, a registered broker-dealer affiliated with our adviser. Because this is a “best efforts” offering, our dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.
We are offering to the public seven classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class M shares, Class I shares, Class F shares and Class Y shares. Class F shares and Class Y shares are only being offered pursuant to our distribution reinvestment plan. We are offering to sell any combination of Class T shares, Class S shares, Class D shares, Class M shares, Class I shares, Class F shares and Class Y shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions, dealer manager fees, minimum investment amounts and ongoing fees. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or multiple classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commissions, dealer manager fees and stockholder servicing fees attributable to the different classes of shares and whether you qualify for any discounts described below.
Class T shares and Class S shares are generally available through brokerage and transactional-based accounts. Class D shares, Class M shares and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D shares, Class M shares or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, Class M shares or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors or (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers.
The minimum initial investment amount for Class T shares, Class S shares, Class D shares, Class M shares is $5,000 and the minimum investment amount for Class I shares is $1,000,000, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates. The minimum subsequent investment in shares of any class is $500 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.
We are offering to the public a maximum of $2,250,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering beyond two years if all of the shares we have registered are not yet sold within two years. We will disclose any such extension in a prospectus supplement. With the filing of a new registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Purchase Price
The per share purchase price for each class of our shares of common stock will equal at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. Each class of shares may have a different NAV per share because stockholder servicing fees and advisory fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines — NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.
We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:
•
On each business day, our transfer agent will collect subscriptions. Notwithstanding the submission of an initial subscription, we can reject subscriptions for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription as of the first calendar day of each month, and to be accepted, a subscription must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a subscription is received less than five business days prior to the first calendar day of the month, unless waived by the dealer manager, the subscription will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your subscription is executed may be different than the price per share for the month in which you submitted your subscription.

•
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•
Subscriptions will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•
Subscribers are not committed to purchase shares at the time their subscriptions are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your subscription by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone line, 877-628-8575.

•
You receive a confirmation statement of each new purchase in your account as soon as practicable but generally not later than seven business days after the stock purchases are settled. The confirmation statement includes information on how to obtain information we have filed with the SEC and made publicly available on our website, www.fscreit.com, including supplements to the prospectus.

Our transaction price is generally based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.fscreit.com and prospectus supplement filings, you have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares do not change depending on the level of demand by investors or the volume of requests for repurchases.
Compensation of Dealer Manager and Participating Broker-Dealers
We have entered into a dealer manager agreement with the dealer manager pursuant to which the dealer manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and other financial advisors. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Summary
The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for Class T shares, Class S shares, Class D shares, Class M shares or Class I shares.
	Maximum Upfront Selling Commissions as a % of Per Share Transaction price	Maximum Upfront Dealer Manager Fees as a % of Per Share Transaction price
Class T shares	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class M shares	None	None
Class I shares	None	None
The following table shows the stockholder servicing fees we pay the dealer manager with respect to the Class T shares, Class S shares, Class D shares, Class M shares, Class I shares, Class F shares and Class Y shares on an annualized basis as a percentage of our NAV for such class. As shown below, no stockholder servicing fees are payable with respect to the Class I shares. The stockholder servicing fees will be paid monthly in arrears.

Stockholder Servicing Fees as a % of Per Share NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.3%
Class M shares	0.3%
Class I shares	None
Class F shares	None
Class Y shares	None

(1)
Consists of a representative stockholder servicing fee and a dealer stockholder servicing fee.

Upfront Selling Commissions and Dealer Manager Fees
Class T Shares.   Subject to any discounts described below, the dealer manager will be entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of 0.5%, of the transaction price per share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.
Class S Shares.   Subject to any discounts described below, the dealer manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price per share of each Class S share sold in the primary offering. The dealer manager anticipates that all of the selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.
Your ability to receive a fee waiver or fee discount may depend on the financial advisor or broker-dealer through which you purchase your Class T shares or Class S shares. Selling commissions and dealer manager fees may be lower for certain participating broker-dealers. An investor qualifying for a discount or fee waiver will receive a higher percentage return on his or her investment than investors who do not qualify for such discount or fee waiver. Accordingly, you should consult with your own financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T shares or Class S shares.
Class D Shares, Class M Shares, Class I Shares, Class F Shares and Class Y Shares.   No selling commissions or dealer manager fees will be paid with respect to Class D shares, Class M shares, Class I shares, Class F shares and Class Y shares sold in this offering.
Stockholder Servicing Fees — Class T Shares, Class S Shares, Class D Shares and Class M Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we pay the dealer manager a stockholder servicing fee over time with respect to our outstanding Class T shares, Class S shares, Class D shares and Class M shares equal to 0.85%, 0.85%, 0.3% and 0.3%, respectively, per annum of the aggregate NAV of our outstanding shares of the applicable class. The stockholder servicing fee for Class T shares will be comprised of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares, Class F shares or Class Y shares.
The stockholder servicing fees will be paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it. The stockholder servicing fees are similar to a selling commission in that the expenses borne by such participating broker-dealers with respect to such services may be different from (and may be substantially less than) the amount of stockholder servicing fees charged. Because stockholder servicing fees are a class-specific expense for our Class T shares, Class S shares, Class D shares and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.
We will cease paying stockholder servicing fees with respect to each Class T shares and Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to each Class D share and Class M share held in a stockholder’s account at the end of the month when the total underwriting compensation from the stockholder serving fee paid with respect to such account equals 1.25% and 7.25%, respectively, (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap. In the case where there is a limit lower than 8.75%, 7.25% or 1.25%, as applicable, the agreement between our dealer manager and the participating broker-dealer or financial institution of record in effect at the time such shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing.
In addition, we will cease paying stockholder servicing fees on each Class T share, Class S share, Class D share and Class M share held in a stockholder’s account and each such share will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity in a transaction in which holders of Class T shares, Class S shares, Class D shares or Class M shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.
Eligibility to receive stockholder servicing fees is conditioned on a broker-dealer or financial institution providing the following ongoing services with respect to the Class T shares, Class S shares, Class D shares and Class M shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request and assistance with share repurchase requests. If the applicable broker-dealer or financial institution is not eligible to receive the stockholder servicing fee due to failure to provide these services or otherwise declines to receive all or a portion of it, the dealer manager waives (pays back to us) the stockholder servicing fee that such broker-dealer or financial institution would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.
Other Compensation
We or our adviser may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than selling commissions, dealer manager fees and stockholder servicing fees). These expenses may include fees paid to platform services providers.
Limitations on Underwriting Compensation
The dealer manager will monitor the aggregate amount of underwriting compensation that we and our adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including selling commissions, dealer manager fees, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross proceeds from this offering. After the termination of this offering, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses (including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation) that we incur exceed 15% of our gross proceeds from this offering.
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class T shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class T shares are sold with the highest possible selling commissions and dealer manager fees and (5) NAV per share is $25.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class T share after the time the total selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such Class T share reach 8.75% of the gross proceeds from the offering of such Class T share.
Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of $2,250,000,000
Upfront selling commissions	$65,217,391.30	2.90%
Upfront dealer manager fees	10,869,565.22	0.48%
Stockholder servicing fees(1)	120,788,043.48	5.37%
Reimbursement of wholesaling activities(2)	12,000,000.00	0.53%
Other underwriting compensation(3)	4,200,000.00	0.19%
Total	$213,075,000.00	9.47%

(1)
We pay the dealer manager a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The dealer manager reallows (pays) all or a portion of the stockholder servicing fee to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.

(2)
Consists primarily of (a) commissions and non-transaction based compensation paid to registered persons associated with the dealer manager in connection with the wholesaling of our offering and (b) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities. We will reimburse the dealer manager or its affiliates for the expenses set forth above, in each case, to the extent permissible under applicable FINRA rules and our expense limitations as described in “Compensation — Organization and Offering Expenses — Our Adviser.”

(3)
Consists primarily of (a) legal fees allocable to the dealer manager, (b) platform fees of broker-dealers and (c) non-cash compensation, including gifts, training and education, sales incentives and business entertainment.

Term of the Dealer Manager Agreement
Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the stockholder servicing fees with respect to the shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (or until such shares have been converted into Class I shares, as described above in “— Stockholder Servicing Fees — Class T Shares, Class S Shares, Class D Shares and Class M shares”).
Indemnification
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we intend to use sales material in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus, as it may be supplemented and amended from time to time. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our adviser and the sub-adviser and their respective affiliates, brochures describing our recent investments and articles and publications concerning real estate-related loans. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares in this offering only by means of this prospectus, as the same may be supplemented and amended from time to time. Although the information contained in our supplemental sales materials is not expected to conflict with any of the information contained in this prospectus, as amended or supplemented, the supplemental sales materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus, or the registration statement of which this prospectus forms a part.
Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” advertisements or solicitations of interest that are limited to identifying this offering and the location of sources of further information.
REPORTS TO STOCKHOLDERS
We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:
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financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

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the ratio of the costs of raising capital during the year to the capital raised;

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the aggregate amount of the advisory fees and the aggregate amount of any other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

•
our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

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a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•
a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.fscreit.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.
Our tax accountants will prepare our federal income tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS
Certain legal matters regarding the shares of common stock offered hereby and with respect to Maryland law have been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.
EXPERTS
The consolidated financial statements of FS Credit Real Estate Income Trust, Inc. appearing in FS Credit Real Estate Income Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
PRIVACY POLICY NOTICE
To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. It describes our current privacy policy and practices.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You can access documents that are incorporated by reference into this prospectus on our website at www.fscreit.com. We incorporate by reference the documents listed below (except to the extent that any such filing or the information contained therein is deemed “furnished” and not “filed” in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 13, 2026;

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our Definitive Proxy Statement on Schedule 14A filed on April 6, 2026;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 13, 2026; and

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our Current Reports on Form 8-K filed on January 5, 2026, January 15, 2026, February 12, 2026, April 23, 2026, and April 30, 2026.

We will provide to each person, including any beneficial owner of our shares of common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
FS Investment Solutions, LLC
3025 JFK Boulevard
OFC 500
Philadelphia, PA 19104
(877) 628-8575
Attention: Investor Services
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

AVAILABLE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus forms a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
We will file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement and our other filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.
We also maintain a web site at www.fscreit.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us is routinely accessible through and posted on our website at www.fscreit.com.

APPENDIX A
Subscription agreement Class D, Class I, Class M, Class S and Class T V4.1 FS Credit Real Estate Income Trust, Inc. The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), set forth below. 1 Investment amount Subscription amount $ Additional investment to FS Account # $5,000 minimum initial investment for Classes D, M, S and T, and $1 million minimum initial investment for Class I $500 minimum additional investment 2 Share class Select only one BROKERAGE Class D Shares (Fund 4041) Class S Shares (Fund 4049) Class T Shares (Fund 4040) NAV Public offering price Public offering price Net of upfront sales charges (stockholder servicing fees still apply)* Net of upfront sales charges (stockholder servicing fees still apply)* *By a registered representative on his or her own behalf. Subject to all other fees and expenses of Class S or T Shares. Please see the Prospectus for additional information. INSTITUTIONAL Class I Shares (Fund 4045) Class M Shares (Fund 4043) 3 Ownership Select only one Please complete part A of section 5. INDIVIDUAL SINGLE OWNER Individual* NAV NAV Please complete part A of section 5. QUALIFIED PLAN ACCOUNT Traditional IRA Please complete part B of section 5. OTHER ACCOUNT Supporting documents are required MULTIPLE OWNERS Roth IRA Rollover IRA Trust† Estate Community property Tenants in common Joint tenants with rights of survivorship* SIMPLE IRA SEP IRA Beneficial IRA 401(k) Profit-sharing plan Qualified pension Other MINOR ACCOUNT UGMA: State of Other (please specify) (please specify) UTMA: State of Other (please specify) Please complete part B of section 5. LEGAL ENTITY Supporting documents are required. *To make a transfer on death (TOD) designation, attach a completed TOD form. TOD forms can be found on www.futurestandard.com. †The FS Trustee Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You can obtain this form by visiting www.futurestandard.com. 1–6 V4.1

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class D, Class I, Class M, Class S and Class T V4.1 4 Custodial arrangement If applicable Name of custodianCustodian phone # Mailing address (street)(city, state)(ZIP) To be completed by custodian above Custodian tax ID # Custodian account # 5 Investor information Please print A Individual/beneficial owner Custodian authorization: Joint/beneficial owner SSN Phone # DOB (first, middle, last) (mm/dd/yyyy) SSN Phone # DOB (first, middle, last) (mm/dd/yyyy) U.S. street address (You must include a permanent U.S. street address even if your mailing address is a P.O. Box) (city, state, ZIP) Mailing address (Leave blank if your U.S. street address and mailing address are the same) (city, state, ZIP) CITIZENSHIP U.S. citizen Resident alien U.S. street address (You must include a permanent U.S. street address even if your mailing address is a P.O. Box) (city, state, ZIP) Mailing address (Leave blank if your U.S. street address and mailing address are the same) (city, state, ZIP) CITIZENSHIP U.S. citizen Resident alien Non-resident alien (form W-8BEN is required) B Trust/Estate/401(k)/Profit-sharing/Other (country) (country) Non-resident alien (form W-8BEN is required) (country) (country) SSN/Tax IDDate of formation (mm/dd/yyyy) U.S. street address (You must include a permanent U.S. street address even if your mailing address is a P.O. Box)(city, state) Mailing address (ZIP) (Leave blank if your U.S. street address and mailing address are the same)(city, state) (ZIP) Trustee/authorized person SSN Phone # DOB (first, middle, last) (mm/dd/yyyy) Trustee/authorized person SSN Phone # DOB (first, middle, last) (mm/dd/yyyy) U.S. street address (You must include a permanent U.S. street address even if your mailing address is a P.O. Box) U.S. street address (You must include a permanent U.S. street address even if your mailing address is a P.O. Box) (city, state, ZIP) CITIZENSHIP U.S. citizen Resident alien (country) Non-resident alien (form W-8BEN is required) (country) 6 Electronic communications Initial and provide email if you wish to enroll in paperless e-delivery. Initial Email By initialing above, the investor requests to receive all shareholder communications electronically for all investment products or share classes sponsored by Future Standard or its affiliates. Communications include, but are not limited to, account statements, investor communications, annual, semi-annual and/or quarterly reports, tax forms, proxy materials and other required reports. The investor may request a paper copy of a shareholder communication, update an email address or change this election at any time by contacting Future Standard. Changes may take up to 30 days to take effect. Consent to electronic delivery is terminated by an invalid email address. Costs associated with accessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically. Timely access to materials may not be available in the event of a system failure or network outage. This electronic delivery program may be changed or discontinued and the terms may be amended at any time. In the event of discontinuation or as required by law, the investor will receive paper copies of all shareholder communications. 2–6 V4.1

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class D, Class I, Class M, Class S and Class T V4.1 7 Distributions If this election is not completed, the Company will default to sending the investor’s cash distributions out by check to his or her address of record provided in section 5 or to the custodian indicated in section 4, as applicable. I (We) acknowledge that distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through distributions will be made after payment of fees and expenses, as well as any sales load. PLEASE SELECT ONE OF THE FOLLOWING OPTIONS/PAYMENT METHODS: Payment by check or electronic deposit I (We) choose NOT to participate in the distribution reinvestment plan(s), and instead choose to have distributions paid using the payment method selected below. If no payment method is selected, the Company will mail a check to the address or custodian of record. I (We) choose to have distributions sent to me (us) at the following address: Mail check to address of record. For custodial accounts, funds will be sent to the custodian of record. Mail check to the following third party: Name of financial institutionFBOAccount # Mailing address (street)(city, state)(ZIP) I (We) choose to have distributions deposited in a checking, savings or brokerage account. I (We) authorize the Company or their respective agents to deposit my (our) distribution into the accounts indicated below. The authority will remain in force until I (we) notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my (our) account, the Company is authorized to debit my (our) account for the amount of the erroneous deposit. I (We) also hereby acknowledge that funds and/or Shares in my (our) account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuance to applicable abandoned property, escheat or similar laws. Name of financial institutionAccount type: Checking Savings Brokerage ABA routing number (if applicable)Account number Distribution reinvestment plan I (We) choose to participate in the Company’s distribution reinvestment plan. The Company requests each investor who elects to have his or her distributions reinvested pursuant to the Company’s distribution reinvestment plan to notify the Company and the broker-dealer and financial institution named in this Subscription Agreement in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum gross income and net worth standards set forth in section 8 below. 8 Investor representations Please carefully read and separately initial each of the representations below. For purposes of determining whether you satisfy the suitability standards set forth below (i) “net worth” is calculated excluding the value of an investor’s home, home furnishings and automobiles; (ii) if not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities; and (iii) “direct participation programs” includes REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce FS Credit Real Estate Income Trust, Inc. to accept this subscription, I (we) hereby represent and warrant that: Initials are required for letters a–e a) I (We) have received a Prospectus for FS Credit Real Estate Income Trust, Inc. relating to the Shares for which I am (we are) subscribing at least 5 (five) business days prior to the signing of this Subscription Agreement, wherein the terms and conditions of the offering are described, and I (we) agree to the terms and conditions therein. b) I (We) certify that I (we) have either (1) a net worth (not including home, furnishings and personal automobiles) of at least $100,000 and an annual gross income of at least $100,000, or (2) a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus for FS Credit Real Estate Income Trust, Inc. relating to the Shares under “Suitability Standards.” c) I am (We are) purchasing Shares for my (our) own account. Owner (initials) Joint owner (initials) d) e) (We) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares. I (We) understand that the transaction price per Share at which my (our) investment will be executed will be made available at www.futurestandard.com and in a Prospectus supplement filed with the SEC, available at www.sec.gov. I (We) understand that my (our) subscription will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I (We) understand that I am (we are) not committed to purchase Shares at the time my (our) subscription is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (We) understand that I (we) may withdraw my (our) subscription by notifying the transfer agent, through my (our) financial intermediary or directly on FS Credit Real Estate Income Trust, Inc.’s toll-free line, 877-628-8575. 3–6 V4.1

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class D, Class I, Class M, Class S and Class T V4.1 8 Investor representations (continued) Joint Initials are required based on State of Legal Residency f) If I am (we are) a resident of Alabama, my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of investment in FS Credit Real Estate Income Trust, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. g) f I am (we are) a resident of Arkansas, my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of investment in FS Credit Real Estate Income Trust, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. Owner (initials) owner (initials) h) i) f I am (we are) a resident of California, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or will not invest more than 10% of my (our) net worth in FS Credit Real Estate Income Trust, Inc. shares. If I am (we are) a resident of Idaho, I (we) certify that I (we) have either a net worth of at least $85,000 and annual gross income of at least $85,000 or a liquid net worth of at least $300,000. j) If I am (we are) a resident of Iowa, my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of investment in FS Credit Real Estate Income Trust, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. k) If I am (we are) a Kansas resident, I (we) understand that the Securities Commissioner of Kansas recommends that Kansas investors limit my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. and other similar investments to not more than 10% of their liquid net worth. l) If I am (we are) a resident of Kentucky, my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of investment in FS Credit Real Estate Income Trust, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. m) If I am (we are) a resident of Maine, I (we) acknowledge that the Maine Office of Securities recommends that I (we) not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, Inc. and other similar direct participation investments. n) If I am (we are) a resident of Massachusetts, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, Inc. and in other illiquid direct participation programs. o) f I am (we are) a resident of Missouri, I (we) certify that no more than ten percent (10%) of my (our) liquid net worth shall be invested in securities being registered in this offering. This concentration limit does not apply to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. p) If I am (we are) a resident of Nebraska, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or will limit my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. shares and in other non-publicly traded real estate investment trusts to 10% of my (our) net worth (exclusive of home, home furnishings and automobiles). q) f I am (we are) a resident of New Jersey, I (we) certify that (1) I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of $350,000, and (2) I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, Inc., its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools (each, a “DIP Category”), but excluding unregistered, federally and state exempt private offerings). I (we) acknowledge that if I am (we are) an accredited investor, as defined at N.J.S.A 49:3-49(p), I (we) may not invest more than ten percent (10%) of my (our) liquid net worth in each DIP Category. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. I (we) acknowledge that a gross investment of $10,350 in Class T share, $10,350 in Class S shares, $10,000 in Class D shares, $10,000 in Class M shares and $10,000 in Class I shares, assuming a constant NAV per share of $25.00 and assuming applicable stockholder servicing fees are paid until gross proceeds limit are reached, would result in total upfront selling commissions, dealer manager fees, and stockholder servicing fees of (a) $906 over 6.5 years for Class T and Class S shares, (b) $125 over 4.2 years for Class D shares, (c) $725 over 24.2 years for Class M shares, and (d) $0 for Class I shares. r) s) t) u) If I am (we are) a resident of New Mexico, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, Inc. shares, shares of its affiliates and other non-traded real estate investment trusts. f I am (we are) a resident of North Dakota, I (we) certify that I (we) have a net worth of at least ten times my (our) investment in FS Credit Real Estate Income Trust, Inc. If I am (we are) a resident of Ohio, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, Inc. shares, its affiliates and any other non-traded real estate investment trusts. If I am (we are) a non-accredited resident of Oregon, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in this offering. For these purposes, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph. v) f I am (we are) a resident of Pennsylvania, I (we) certify that I (we) will not invest more than 10% of my (our) net worth in FS Credit Real Estate Income Trust, Inc. w) If I am (we are) a resident of Puerto Rico, I (we) may not invest more than 10% of my (our) liquid net worth in the FS Credit Real Estate Income Trust, Inc., its affiliates and other non-traded REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. x) If I am (we are) a resident of Tennessee, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or that I (we) will not invest more than 10% of my (our) net worth in FS Credit Real Estate Income Trust, Inc. y) If I am (we are) a resident of Vermont, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or that I (we) will not invest more than 10% of my (our) liquid net worth in this offering. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. z) If I am (we are) a resident of Washington, my (our) aggregate investment in FS Credit Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of investment in FS Credit Real Estate Income Trust, Inc. This concentration limit does not apply to investments made through the distribution reinvestment plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. 4–6 V4.1

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class D, Class I, Class M, Class S and Class T V4.1 9 Important information Rights, certifications and authorizations Substitute IRS Form W-9 Certification: I (We) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security number/taxpayer identification number field in section 5 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a non-resident alien), and (4) the entity is exempt from FATCA reporting (if applicable). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. By signing below, you hereby acknowledge receipt of the Prospectus of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the “Prospectus”), not less than five (5) business days prior to the signing of this Subscription Agreement. The Prospectus is available at www.sec.gov. You are encouraged to read the Prospectus carefully before making any investment decisions. You agree that subscriptions may be rejected in whole or in part by the Company at its sole and absolute discretion. To be accepted, a subscription must be made with this completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You understand that you will receive a written confirmation of your purchase, subject to acceptance by the Company, and that the sale of Shares pursuant to this Subscription Agreement will not be effective until at least five (5) business days after the date you have received a Prospectus. By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment. The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then-current financial advisor. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, the Company reserves the right to take action as the Company deems appropriate, which may include closing your account. By signing below, you also acknowledge that: • FS Investment Solutions, LLC, the dealer manager for the offering of the Shares, is not acting as the broker-dealer of record. Specifically, FS Investment Solutions, LLC shall not be responsible for carrying out any broker-dealer functions in connection with your purchase of the Shares, including but not limited to: (i) opening an individual account for you, (ii) determining whether any investment in the Shares is suitable for you, or (iii) verifying your identity. You do not have a customer relationship with FS Investment Solutions, LLC and any such relationship as customer is solely between you and your financial representative (including, if such financial advisor is a registered investment advisor (“RIA”), such RIA’s custodian). The IRS does not require your consent to any provision of this Subscription Agreement other than the certifications required to avoid backup withholding. Owner or authorized person signature Date (mm/dd/yyyy) Joint owner or authorized person signature Date (mm/dd/yyyy) 10 Financial representative The undersigned confirm on behalf of the broker-dealer, financial institution or registered investment advisor that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares; and (viii) the purchase of Shares is in the best interests of the investor. The undersigned financial representative further represents and certifies that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing anti-money laundering program and customer identification program. Broker-dealer name or RIA firm name Financial representative name Mailing address Advisor/CRD number Financial representative signature 5–6 V4.1

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class D, Class I, Class M, Class S and Class T V4.1 11 Investment instructions BY WIRE TRANSFERCUSTODIAL ACCOUNTS BY MAIL (CHECKS SHOULD BE MADE PAYABLE TO “FS Credit REIT”) UMB Bank, N.A., ABA routing #101000695, FS Credit REIT Account #9871737411 Beneficial owner(s) (include in memo field) 6–6 V4.1 Forward Subscription Agreement to the custodian Future Standard c/o SS&C GIDS, Inc. 877-628-8575 Regular mail P.O. Box 219095 Kansas City, MO 64121 -9095 Express/overnight delivery 801 Pennsylvania Ave. Suite 219095 Kansas City, MO 64105-1307 SA-REIT-COMBO JN26

APPENDIX B
AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
(as amended effective April 21, 2022)
FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated Articles of Incorporation, as further amended and restated from time to time (the “Articles”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.
1.   Distribution Reinvestment.   As agent for stockholders of the Company (“Stockholders”) who purchase Class T shares (the “Class T Shares”), Class S shares (the “Class S Shares”), Class D shares (the “Class D Shares”), Class M shares (the “Class M Shares”), Class I shares (the “Class I Shares”) Class F shares (the “Class F Shares) and Class Y Shares (the “Class Y Shares”) of the Company’s common stock (the Class T Shares, Class S Shares, Class D Shares, Class M Shares, Class I Shares, Class F Shares and Class Y Shares together, the “Shares”) pursuant to the Company’s public offering which will commence immediately upon declaration of effectiveness of its Registration Statement initially filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2017 (the “Offering”) or pursuant to a private offering and who elect to participate in the DRP (the “Participants), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through the dealer manager for participating dealers registered in the Participant’s state of residence.
2.
Effective Date.   The effective date of the DRP is April 21, 2022.

3.   Procedure for Participation.   Any Stockholder may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or any participating dealer. If any Stockholder initially elects to not be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager or any participating dealer participating in the distribution of Shares for the Offering. Participation in the DRP will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are payable by the Company.
4.   Suitability.   Each Participant is requested to promptly notify the Company in writing if (i) the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus; or (ii) if any of the representations or warranties set forth in the Subscription Agreement are no longer true in any material respect with respect to such Participant. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.
5.   Purchase of Shares.   Participants will acquire Shares from the Company (including Shares purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”)) at a price equal to the transaction price for such shares on the date that the distribution is payable (calculated as of the most recent month end). No selling commissions or dealer manager fees will be payable with respect to Shares purchased pursuant to the DRP but such Shares may be subject to ongoing stockholder servicing fees or other fees described in the Company’s prospectus. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the percentage ownership and

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other limitations contained in the Articles. Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the $250,000,000 in Shares which were registered for the DRP in the Offering, (b) Shares of the Company’s common stock purchased by the Company for the DRP in a Secondary Market, or (c) Shares to be registered by the Company with the SEC in a future offering for use in the DRP.
6.   Taxes.   THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
7.   Share Certificates.   The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.
8.   Reports.   On at least a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the DRP during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the DRP. On an annual basis, tax information with respect to income earned on Shares under the DRP for the calendar year will be provided to each applicable participant.
9.   Stockholder Servicing Fees.   In connection with Class T Shares, Class S Shares, Class D Shares and Class M Shares sold pursuant to the DRP, the Company will pay stockholder servicing fees over time to the dealer manager as described in the Company’s prospectus for this Offering. No stockholder servicing fees will be paid with respect to the Class I Shares, Class F shares or Class Y shares.
10.   Termination.   A Participant may terminate participation in the DRP with ten (10) business days’ written notice to the Company at any time, without penalty. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the DRP for any prior quarter). Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant requests that the Company repurchase all of the Participant’s Shares and the Company repurchases less than all of Participant’s Shares, the Participant’s participation in the DRP will terminate. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, future Distributions will be distributed to the Stockholder in cash.
11.   Amendment, Suspension or Termination of DRP by the Company.   The Board of Directors may by majority vote amend any aspect of the DRP; provided that the DRP cannot be amended to eliminate a Participant’s right to terminate participation in the DRP and that written notice of any material amendment must be provided to Participants at least ten (10) business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the DRP for any reason upon ten (10) business days’ written notice to the Participants.
12.   Liability of the Company.   The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the SEC and certain state securities commissions, such indemnification is contrary to public policy and, therefore, unenforceable.
13.
Governing Law.   This DRP shall be governed by the laws of the State of Maryland.

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APPENDIX C
PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of FS Credit Real Estate Income Trust, Inc. and its affiliates.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•
Authorized Employees of our Adviser.   It is our policy that only authorized employees of FS Real Estate Advisor, LLC who need to know your personal information will have access to it.

•
Service Providers.   We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials.   If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

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You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
Maximum Offering of $2,500,000,000
Common Stock
FS CREDIT REAL ESTATE INCOME TRUST, INC.

PROSPECTUS

[      ]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be incurred in connection with the offering described in this registration statement (other than selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation):
SEC registration fee	$276,200
FINRA filing fee	225,500
Legal	2,000,000
Printing and mailing	1,000,000
Accounting and tax	1,000,000
Blue sky	600,000
Advertising and sales literature	2,000,000
Due diligence	1,000,000
Investor relations and administrative support	3,500,000
Technology expenses	750,000
Total	$12,351,700
The amounts set forth above, except for the SEC registration fee and FINRA filing fee, are in each case estimated and assume that the Registrant sells all of the shares being registered by this registration statement. All of the expenses set forth above will be borne by the Registrant.
Item 32:   Sales to Special Parties.
None.
Item 33.   Recent Sales of Unregistered Securities.
Class I Private Offering
In January 2022, we commenced a private offering of Class I shares to certain accredited investors pursuant to an exemption from the registration provisions of the Securities Act, by virtue of Section 4(a)(2) and Regulation D thereunder (the “Class I Private Offering”). Class I shares sold in the Class I Private Offering have been, and will continue to be, sold at a price per Class I share equal to our then-current NAV per Class I share. Set forth below are the issuances of Class I shares in the Class I Private Offering during the past three years:
Date of Sale	Aggregate Sale Proceeds (in thousands)	Number of Shares Issued	Purchase Price Per Share
6/1/2023	$60	2,476	$24.23
7/1/2023	$67	2,750	$24.24
8/1/2023	$100	4,127	$24.23
4/1/2024	$83	3,444	$24.20
5/1/2024	$1,400	57,909	$24.18
8/1/2024	$150	6,201	$24.19
1/2/2025	$5,550	227,871	$24.14
5/1/2025	$600	24,925	$24.07
7/1/2025	$3,000	124,698	$24.06
8/1/2025	$452	18,792	$24.03
1/2/2026	$700	29,231	$23.94

Item 34.   Indemnification of Directors and Officers.
The Registrant’s charter limits the personal liability of the Registrant’s directors and officers to the Registrant and its stockholders for monetary damages to the maximum extent permitted by Maryland law and our charter. The Maryland General Corporation Law, as amended (the “MGCL”) permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or officers to the corporation or its stockholders:
(a)
to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

(b)
to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, the Registrant intends to obtain director’s and officer’s liability insurance.
Under the MGCL, a Maryland corporation may indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. The Registrant’s charter obligates the Registrant, to the fullest extent permitted by Maryland law and our charter, to indemnify (i) any present or former director or officer, (ii) any individual who, while a director or officer and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, or (iii) FS Real Estate Advisor, or any of its affiliates acting as an agent for the Registrant, from and against any claim or liability to which the person or entity may become subject or may incur by reason of their service in that capacity, and to pay or reimburse their reasonable expenses as incurred in advance of final disposition of a proceeding. However, we may indemnify a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for liability or loss suffered by them or hold such persons harmless for liability or loss suffered by us only if all of the following conditions are met:
(a)
the Registrant has determined, in good faith, that the course of conduct which caused the loss or liability was in the Registrant’s best interest;

(b)
the Registrant has determined, in good faith, that the party seeking indemnification was acting on behalf of or performing services for the Registrant;

(c)
the liability or loss was not the result of the indemnitee’s negligence or misconduct in the case that the party seeking indemnification is FS Real Estate Advisor, any of its affiliates or any officer of the Registrant, FS Real Estate Advisor or an affiliate of FS Real Estate Advisor, and gross negligence or willful misconduct in the case that the party seeking indemnification is a director of the Registrant (and not also an officer of the Registrant, FS Real Estate Advisor or an affiliate of FS Real Estate Advisor); and
(d)
such indemnification or agreement to hold harmless is recoverable only out of the Registrant’s net assets and not from the Registrant’s stockholders.

Furthermore, under the Registrant’s charter, any director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates, shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:
(a)
there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

(b)
such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(c)
a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Under the Registrant’s charter and bylaws, the advancement of the Registrant’s funds to a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for legal expenses and other costs, as incurred, as a result of any legal action for which the indemnification is being sought is permissible only if all the following conditions are satisfied:
(a)
the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;

(b)
the indemnitee provides the Registrant with written affirmation of such indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

(c)
the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder and a court of competent jurisdiction specifically approves of such advancement; and

(d)
the indemnitee or its affiliates undertake in writing to repay the advanced funds to the Registrant, together with the applicable legal rate of interest thereon, in cases in which such indemnitee is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to the Registrant and the Registrant’s stockholders against the indemnified individuals. The aforementioned charter and bylaw provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant or the Registrant’s stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
The Registrant has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the terms of these indemnification agreements, the Registrant will indemnify and advance expenses and costs incurred by its directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, the Registrant’s indemnification obligation is subject to the limitations set forth in the indemnification agreements and in the Registrant’s charter.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 35.   Treatment of Proceeds from Stock Being Registered.
Not applicable.
Item 36.   Financial Statements and Exhibits.
(a)   Financial Statements
The following financial statements are incorporated into this registration statement by reference:
•
The consolidated financial statements of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 13, 2026.

•
The consolidated financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 13, 2026.

(b)   Exhibits
See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.
Item 37.   Undertakings.
(a)
The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
The Registrant hereby undertakes that, (i) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (ii) all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(c)
The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
The Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e)
The Registrant hereby undertakes that, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)
The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the adviser or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the adviser or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(g)
The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for its first full fiscal year of operations.

(h)
The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant asset not identified in the prospectus at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the adviser and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(i)
The Registrant undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(j)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018)
1.2	Form of Selected Dealer Agreement (incorporated by reference to Exhibit 1.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)
1.3	Amendment No. 1 to the Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.3 of the Registrant’s Registration Statement on Form S-11, as filed by the
Registrant with the SEC on October 19, 2022)
3.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)
3.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018)
3.3	Second Articles of Amendment (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on August 14, 2019)
3.4	Third Articles of Amendment (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 28, 2022)
3.5	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 13, 2017)
4.1*	Form of Subscription Agreement (included as Appendix A)
4.2*	Amended and Restated Distribution Reinvestment Plan (included as Appendix B)
5.1*	Opinion of Venable LLP as to Legality of Securities
8.1*	Opinion of Alston & Bird LLP as to Tax Matters
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 6, 2017)
10.2	Form of Restricted Share Award Certificate (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 6, 2017)
10.3	Independent Directors Restricted Share Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)
10.4	Master Repurchase and Securities Contract dated as of August 30, 2017 between FS CREIT
Finance WF-1 LLC and Wells Fargo Bank, National Association (incorporated by reference to
Exhibit 10.7 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)
10.5	Guarantee Agreement dated as of August 30, 2017 made by FS Credit Real Estate Income
Trust, Inc. in favor of Wells Fargo Bank, National Association (incorporated by reference to
Exhibit 10.8 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)
10.6	Mortgage Loan Purchase and Sale Agreement dated as of September 13, 2017 between Rialto Mortgage Finance, LLC and FS CREIT Originator LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 19, 2017)

Exhibit No.	Description
10.7	Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26,
2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the
Registrant with the SEC on February 1, 2018)
10.8	Guarantee Agreement dated as of January 26, 2018 made by FS Credit Real Estate Investment
Trust, Inc. in favor of Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
February 1, 2018)
10.9	Amendment No. 1 to Master Repurchase and Securities Contract dated as of April 26, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.3 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on May 14, 2018)
10.10	Amendment No. 1 to Guarantee Agreement dated as of April 26, 2018 between FS Credit Real
Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.4 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on
May 14, 2018)
10.11	Fifth Amended and Restated Advisory Agreement, dated November 13, 2025, by and between FS Credit Real Estate Income Trust, Inc. and FS Real Estate Advisor, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on November 13, 2025)
10.12	Amended and Restated Independent Director Compensation Policy (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 13, 2024)
10.13	Second Amended and Restated Expense Limitation Agreement, dated December 1, 2022, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 7, 2022)
10.14	First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of June 6, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 11, 2018)
10.15	Amendment No. 2 to Master Repurchase and Securities Contract dated as of July 24, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on July 30, 2018)
10.16	Amendment No. 3 to Master Repurchase and Securities Contract dated as of November 30, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.18 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2019)
10.17	Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of February 20, 2019 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.19 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2019)
10.18	Amendment No. 4 to Master Repurchase and Securities Contract dated as of August 1,
2019 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and
Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 6,
2019)

Exhibit No.	Description
10.19	Amendment No. 5 to Master Repurchase and Securities Contract dated as of August 29, 2019 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 29, 2019)
10.20	Indenture dated as of December 5, 2019 among FS Rialto 2019-FL1 Issuer, Ltd., FS Rialto 2019-FL1 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 11, 2019)
10.21	Third Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement dated as of December 19, 2019 among FS CREIT Finance GS-1 LLC, Goldman Sachs Bank USA and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.25 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020)
10.22	Fourth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement
and First Amendment to Fee Letter dated as of February 18, 2020 between FS CREIT Finance
GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.26 of the
Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on
March 27, 2020)
10.23	Amendment No. 3 to Guarantee Agreement, dated as of August 3, 2020 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 7, 2020)
10.24	Second Amendment to Guarantee Agreement, dated as of August 3, 2020 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 7, 2020)
10.25	Amendment No. 6 to Master Repurchase and Securities Contract dated as of August 27, 2020, among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells
Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s
Current Report on Form 8-K, as filed by the Registrant with the SEC on September 1, 2020)
10.26	Amendment No. 2 to Guarantee Agreement dated as of August 29, 2018 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.30 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)
10.27	Fifth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of December 11, 2020 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.31 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)
10.28	Sixth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement
dated as of January 21, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank
USA (incorporated by reference to Exhibit 10.34 of the Registrant’s Annual Report on
Form 10-K, as filed by the Registrant with the SEC on March 29, 2021)
10.29	Amendment No. 7 to Master Repurchase and Securities Contract dated as of July 30, 2021 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.6 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 16, 2021)

Exhibit No.	Description
10.30	Amendment No. 8 to Master Repurchase and Securities Contract dated as of February 11, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.36 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.31	Seventh Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of April 23, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.37 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.32	Eighth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of December 17, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 23, 2021)
10.33	Ninth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement
dated as of January 26, 2022 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank
USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on
Form 8-K, as filed by the Registrant with the SEC on February 3, 2022)
10.34	Master Repurchase Agreement dated as of February 22, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 25, 2021)
10.35	Guaranty Agreement dated as of February 22, 2021 made by FS Credit Real Estate Investment
Trust, Inc. in favor of Barclays Bank, PLC (incorporated by reference to Exhibit 10.2 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
February 25, 2021)
10.36	First Amendment to Master Repurchase Agreement dated as of May 20, 2021 between FS
CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.42 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.37	Second Amendment to Fee Letter and Second Amendment to Master Repurchase Agreement dated as of August 5, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 11, 2021)
10.38	Third Amendment to Master Repurchase Agreement dated as of October 7, 2021 between FS
CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.44 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.39	First Amendment to Guaranty Agreement dated as of December 17, 2021 between FS Credit
Real Estate Investment Trust, Inc. and Barclays Bank PLC (incorporated by reference to
Exhibit 10.45 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30,
2022)
10.40	Fourth Amendment to Master Repurchase Agreement dated as of January 18, 2022 between
FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to
Exhibit 10.46 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30,
2022)
10.41	Fifth Amendment to Master Repurchase Agreement dated as of February 16, 2022 between FS
CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.47 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.42	Loan and Servicing Agreement dated as of September 20, 2021 among FS CREIT Finance
MM-1 LLC, FS CREIT Finance Holdings LLC, Massachusetts Mutual Life Insurance
Company and the other lenders from time to time, and Wells Fargo Bank, National Association
(incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as
filed by the Registrant with the SEC on September 24, 2021)

Exhibit No.	Description
10.43	First Amendment to Loan and Servicing Agreement dated as of February 23, 2022 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.51 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.44	Indenture dated as of May 5, 2021 among FS Rialto 2021-FL2 Issuer, Ltd., FS Rialto 2021-FL2 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on May 11, 2021)
10.45	Indenture dated as of November 4, 2021 among FS Rialto 2021-FL3 Issuer, Ltd., FS Rialto 2021-FL3 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 10, 2021)
10.46	Master Repurchase Agreement dated as of March 2, 2020 between Royal Bank of Canada and
FS CREIT Investments LLC (incorporated by reference to Exhibit 10.54 to Registrant’s
Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.47	Amendment No. 4 to Guarantee Agreement dated as of July 30, 2021 between FS Credit Real
Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.7 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on
August 16, 2021)
10.48	Amendment No. 5 to Guarantee Agreement dated as of December 17, 2021 between FS Credit
Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.56 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.49	Third Amendment to Guarantee Agreement dated as of September 22, 2020 between FS Credit
Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to
Exhibit 10.57 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30,
2022)
10.50	Fourth Amendment to Guarantee Agreement dated as of December 17, 2021 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.58 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)
10.51	Second Amendment to Loan and Servicing Agreement dated as of March 4, 2022 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 7, 2022)
10.52	Amended & Restated Performance-Contingent Class I Share Right Agreement (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the
Registrant with the SEC on November 14, 2022)
10.53	Indenture dated as of March 31, 2022, by and among FS Rialto 2022-FL4 Issuer, LLC, Wilmington Trust, National Association, Computershare Trust Company, National Association, and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 6, 2022)
10.54	Amended and Restated Loan and Servicing Agreement, dated as of April 27, 2022, between FS
CREIT Finance MM-1 LLC and Massachusetts Mutual Life Insurance Company
(incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as
filed by the Registrant with the SEC on April 29, 2022)

Exhibit No.	Description
10.55	Amendment No. 9 to Master Repurchase and Securities Contract dated as of May 12, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on May 16, 2022)
10.56	Sixth Amendment to Master Repurchase Agreement dated as of June 7, 2022, between FS
CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
June 9, 2022)
10.57	Second Amendment to Guaranty dated as of June 7, 2022, between FS Credit Real Estate Income Trust, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 9, 2022)
10.58	Indenture dated as of June 16, 2022, by and among FS Rialto 2022-FL5 Issuer, LLC,
Wilmington Trust, National Association, Computershare Trust Company, National Association
and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 21,
2022).
10.59	Credit Agreement, dated as of August 1, 2022, by and among FS Credit Real Estate Income
Trust, Inc., Barclays, as the administrative agent, certain subsidiaries of FS CREIT, as guarantors, the lenders from time to time party thereto, Barclays and City National Bank as lead arrangers and bookrunners, City National Bank as syndication agent, and M&T Bank and
Wells Fargo Bank, National Association as co-documentation agents (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 9, 2022)
10.60	Indenture dated as of August 25, 2022, by and among FS Rialto 2022-FL6 Issuer, LLC,
Wilmington Trust, National Association, Computershare Trust Company, National Association
and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
August 30, 2022)
10.61	Amendment No. 10 to Master Repurchase and Securities Contract dated as of September 30, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 5, 2022)
10.62	Master Repurchase and Securities Contract Agreement dated as of October 13, 2022 between
FS CREIT Finance MS-1 LLC, Morgan Stanley Mortgage Capital Holdings LLC and Morgan
Stanley Bank, N.A. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current
Report on Form 8-K, as filed by the Registrant with the SEC on October 18, 2022)
10.63	Guaranty dated as of October 13, 2022 made by FS Credit Real Estate Income Trust, Inc. in favor of Morgan Stanley Mortgage Capital Holdings LLC (incorporated by reference to
Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the
SEC on October 18, 2022)
10.64	Master Repurchase Agreement and Securities Contract Agreement dated as of November 10, 2022 between FS CREIT Finance NTX-1 LLC, and Natixis, New York Branch (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 16, 2022)
10.65	Guaranty dated as of November 10, 2022 made by FS Credit Real Estate Income Trust, Inc. in favor of Natixis, New York Branch (incorporated by reference to Exhibit 2.2 of the Registrant’s
Current Report on Form 8-K, as filed by the Registrant with the SEC on November 16, 2022)

Exhibit No.	Description
10.66	Class I Restricted Stock Unit Agreement, dated December 1, 2022, by and among FS Credit
Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management,
LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on
Form 8-K, as filed by the Registrant with the SEC on December 7, 2022)
10.67	Indenture dated as of December 7, 2022, by and among FS Rialto 2022-FL7 Issuer, LLC,
Wilmington Trust, National Association, Computershare Trust Company, National Association
and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
December 13, 2022)
10.68	Master Repurchase Agreement dated as of January 11, 2023 between FS CREIT Investments LLC, and Lucid Prime Fund LLC (incorporated by reference to Exhibit 10.79 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 31, 2023)
10.69	Guaranty dated as of January 11, 2023 made by FS Credit Real Estate Income Trust, Inc. in favor of Lucid Prime Fund LLC (incorporated by reference to Exhibit 10.80 of the Registrant’s
Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 31, 2023)
10.70	Master Repurchase Agreement dated as of March 3, 2023 between FS CREIT Finance BMO-1
LLC, and Bank of Montreal (incorporated by reference to Exhibit 2.1 of the Registrant’s
Current Report on Form 8-K, as filed by the Registrant with the SEC on March 9, 2023)
10.71	Limited Guaranty dated as of March 3, 2023 made by FS Credit Real Estate Income Trust, Inc.
in favor of Bank of Montreal (incorporated by reference to Exhibit 2.2 of the Registrant’s
Current Report on Form 8-K, as filed by the Registrant with the SEC on March 9, 2023)
10.72	Twelfth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and Sixth Amendment to Guarantee Agreement, dated as of March 17, 2023, between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 22, 2023)
10.73	First Amendment to the Amended and Restated Loan and Servicing Agreement, dated as of January 5, 2023, between FS CREIT Finance MM-1 LLC and Massachusetts Mutual Life Insurance Company (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on May 15, 2023)
10.74	Eleventh Amendment to Uncommitted Master Repurchase and Securities Contract Agreement,
dated as of January 26, 2023, between FS CREIT Finance GS-1 LLC and Goldman Sachs
Bank USA (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on
Form 10-Q, as filed by the Registrant with the SEC on May 15, 2023)
10.75	Amendment No. 1 to Credit Agreement, dated as of April 26, 2023, by and among FS Credit
Real Estate Income Trust, Inc., Barclays, as the administrative agent, certain subsidiaries of FS
CREIT, as guarantors, the lenders from time to time party thereto, Barclays and City National
Bank as lead arrangers and bookrunners, City National Bank as syndication agent, and M&T
Bank and Wells Fargo Bank, National Association, as co-documentation agents (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the
Registrant with the SEC on August 14, 2023)
10.76	Amendment No. 1 to Master Repurchase Agreement, dated as of August 3, 2023, between FS
CREIT Finance BMO-1 LLC and Bank of Montreal (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on
August 14, 2023)

Exhibit No.	Description
10.77	Maturity Date and Funding Period Extension Confirmation Letter and Amendment No. 11 to
Master Repurchase and Securities Contract, dated as of August 24, 2023, between FS CREIT
Finance WF-1 LLC and Wells Fargo Bank, National Association (incorporated by reference to
Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the
SEC on August 30, 2023)
10.78	First Amendment to Guaranty, dated as of December 14, 2023, by and between Morgan
Stanley Mortgage Capital Holdings LLC, Morgan Stanley Bank, N.A, and such other financial institutions from time to time party to the Master Repurchase Agreement, and FS Credit Real
Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current
Report on Form 8-K, as filed by the Registrant with the SEC on December 20, 2023)
10.79	Amendment No. 1 to Guaranty, dated as of December 14, 2023, by and between Bank of Montreal and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 20, 2023)
10.80	First Amendment to Guaranty, dated as of December 14, 2023, by and between FS Credit Real
Estate Income Trust, Inc. and Natixis, New York Branch (incorporated by reference to
Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 20, 2023)
10.81	Fourth Amendment to Guaranty, dated as of December 14, 2023, by and between FS Credit Real Estate Income Trust, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 20, 2023)
10.82	Amendment No. 6 to Guarantee Agreement, dated as of December 14, 2023, made by FS Credit Real Estate Income Trust, Inc. in favor of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 20, 2023)
10.83	Seventh Amendment to Guarantee Agreement, dated as of December 14, 2023, by and between
Goldman Sachs Bank USA and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K, as filed by the
Registrant with the SEC on December 20, 2023)
10.84	Seventh Amendment to Master Repurchase Agreement, dated as of December 29, 2023, between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on January 5, 2024)
10.85	Amendment No. 2 to Master Repurchase Amendment, dated as of February 16, 2024, by and among Bank of Montreal, FS CREIT Finance BMO-1 LLC and FS Credit Real Estate Income
Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on
Form 8-K, as filed by the Registrant with the SEC on February 23, 2024)
10.86	Second Amendment to Amended and Restated Loan and Servicing Agreement, dated as of April 23, 2024, by and among FS CREIT Finance MM-1 LLC, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Barings Finance LLC and FS CREIT Finance Holdings LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 29, 2024)
10.87	Amended and Restated Credit Agreement, dated as of April 23, 2024, among FS Credit Real Estate Income Trust, Inc., Barclays Bank PLC, City National Bank, the lenders party thereto, M&T Bank and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 29, 2024)

Exhibit No.	Description
10.88	Maturity Date and Funding Period Extension Confirmation Letter and Amendment No. 12 to
Master Purchase and Securities Contract, among Wells Fargo Bank, National Association, FS
CREIT Finance WF-1 LLC, FS CREIT Finance Holdings LLC, and FS Credit Real Estate
Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current
Report on Form 8-K, as filed by the Registrant with the SEC on August 30, 2024)
10.89	Master Repurchase Agreement dated as of October 18, 2024 between FS CREIT Finance WF-2 LLC, and Wells Fargo, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 24, 2024)
10.90	Limited Guaranty dated as of October 18, 2024 made by FS Credit Real Estate Income Trust,
Inc. in favor of Wells Fargo, National Association (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
October 24, 2024)
10.91	Indenture dated as of October 21, 2024, by and among FS Rialto 2024-FL9 Issuer, LLC,
Wilmington Trust, National Association, Computershare Trust Company, National Association
and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.3 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
October 24, 2024)
10.92	First Amendment to Master Repurchase Agreement and Securities Contract, dated as of November 8, 2024, among FS CREIT Finance NTX-1 LLC, FS Credit Real Estate Income Trust, Inc., and Natixis, New York Branch (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on November 14, 2024)
10.93	Amendment No. 13 to Master Repurchase and Securities Contract, among FS CREIT Finance
WF-1 LLC, FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National
Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on
Form 8-K, as filed by the Registrant with the SEC on November 27, 2024)
10.94	Second Amendment to Master Repurchase Agreement, dated as of January 8, 2025, between
FS CREIT Finance NTX-1 LLC and Natixis (incorporated by reference to Exhibit 10.94 of the
Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on
March 21, 2025)
10.95	Thirteenth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 28, 2025, between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on January 30, 2025)
10.96	Master Repurchase Agreement dated as of February 14, 2025 between FS CREIT Finance CB-1 LLC, and Citibank, N.A.(incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 19, 2025)
10.97	Guaranty dated as of February 14, 2025 made by FS Credit Real Estate Income Trust, Inc. in favor of Citibank, N.A. (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 19, 2025)
10.98	Indenture dated as of February 19, 2025, by and among FS Rialto 2025-FL10 Issuer, LLC,
Wilmington Trust, National Association, Computershare Trust Company, National Association
and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
February 21, 2025)
10.99	Eighth Amendment to Master Repurchase Agreement, dated as of February 21, 2025, between
FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to
Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 27, 2025)

Exhibit No.	Description
10.100	Third Amendment to Master Repurchase Agreement, dated as of February 28, 2025, between
FS CREIT Finance BMO-1 LLC and Bank of Montreal (incorporated by reference to
Exhibit 10.100 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2025)
10.101	Class I Restricted Stock Unit Award Agreement, dated March 11, 2025, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 17, 2025)
10.102	Amendment No. 1 to the Class I Restricted Stock Unit Award Agreement, dated March 11, 2025, by and among FS Credit Real Estate Income Trust, Inc., FS Real Estate Advisor, LLC and Rialto Capital Management, LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 17, 2025)
10.103	First Amendment to Master Repurchase and Securities Contract, dated as of March 26, 2025, between FS CREIT Finance WF-2 LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 2, 2025)
10.104	Ninth Amendment to Master Repurchase Agreement, dated as of April 2, 2025, by and between FS CREIT Finance BB-1 LLC and Barclays Bank PLS (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 4, 2025)
10.105	Amendment No. 4 to Master Repurchase Agreement, dated as of April 17, 2025, by and among
Bank of Montreal, FS CREIT Finance BMO-1 LLC and FS Credit Real Estate Income Trust,
Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on
Form 8-K, as filed by the Registrant with the SEC on April 23, 2025)
10.106	Amended and Restated Uncommitted Master Repurchase and Securities Contract Agreement,
dated as of April 25, 2025, by and between Goldman Sachs Bank USA and FS CREIT Finance
GS-1 LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on
Form 8-K, as filed by the Registrant with the SEC on April 30, 2025)
10.107	Amended and Restated Guarantee Agreement, dated as of April 25, 2025, by and between
Goldman Sachs Bank USA and FS Credit Real Estate Income Trust, Inc. 10.1 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the
Registrant with the SEC on April 30, 2025)
10.108	First Amendment to Master Repurchase Agreement dated as of October 8, 2025 by and between FS CREIT Finance MS-1 LLC and Morgan Stanley N.A. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 15, 2025)
10.109	Master Repurchase Agreement dated as of October 15, 2025 between FS CREIT Finance JP-1
LLC, and JP Morgan Chase Bank, National Association (incorporated by reference to
Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the
SEC on October 17, 2025)
10.110	Guaranty dated as of October 15, 2025 made by FS Credit Real Estate Income Trust, Inc. in favor of JP Morgan Chase Bank, National Association (incorporated by reference to
Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the
SEC on October 17, 2025)

Exhibit No.	Description
10.111	Fourth Amendment to Amended and Restated Loan and Servicing Agreement, dated as of October 27, 2025, by and among FS CREIT Finance MM-1 LLC, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Barings Direct Investments LLC, FS CREIT Finance Holdings LLC and the other parties identified therein (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on October 31, 2025)
10.112	Guaranty Agreement, dated as of October 27, 2025, by FS Credit Real Estate Income Trust,
Inc. in favor of Wells Fargo Bank, National Association, as the administrative agent, for the benefit of the Secured Parties (as defined in the Fourth Amendment to Amended and Restated
Loan and Servicing Agreement) (incorporated by reference to Exhibit 10.2 of the Registrant’s
Current Report on Form 8-K, as filed by the Registrant with the SEC on October 31, 2025)
10.113	Amendment No. 2 to Master Repurchase and Securities Agreement dated as of November 11,
2025, by and between FS CREIT Finance MS-1 LLC and Morgan Stanley N.A. incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the
Registrant with the SEC on November 13, 2025)
10.114	Master Repurchase and Securities Contract Agreement dated as of November 19, 2025 between
FS CREIT Finance CO-1 LLC, and Capital One, National Association (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the
Registrant with the SEC on November 24, 2025)
10.115	Guaranty Agreement dated as of November 19, 2025 made by FS Credit Real Estate Income
Trust, Inc. in favor of Capital One, National Association (incorporated by reference to
Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the
SEC on November 24, 2025)
10.116	Amended and Restated Master Repurchase and Securities Contract Agreement dated as of December 9, 2025 between FS CREIT Finance MS-1 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Morgan Stanley Bank N.A., and certain other financial institutions party thereto (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 15, 2025)
10.117	Guaranty Agreement dated as of December 9, 2025 made by FS Credit Real Estate Income Trust, Inc. in favor of Morgan Stanley Mortgage Capital Holdings LLC on behalf of Buyers (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 15, 2025)
10.118	Third Amendment to Master Repurchase Agreement and Securities Contract, dated
December 29, 2025, by and among FS CREIT Finance NTX-1 LLC, FS Credit Real Estate
Income Trust, Inc., and Natixis, New York Branch (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
January 5, 2026)
10.119	Indenture dated as of February 10, 2026, by and among FS Rialto 2026-FL11 Issuer, LLC,
Wilmington Trust, National Association, Computershare Trust Company, National Association
and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the
Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on
February 12, 2026)
10.120	Tenth Amendment to Master Repurchase Agreement, dated as of April 21, 2026, between FS
CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrants Current Report on Form 8-K, as filed by the Registrant with the SEC on
April 23, 2026)
10.121	Fifth Amendment to Master Repurchase Agreement, dated as of April 29, 2026, between FS
CREIT Finance BMO-1 LLC and Bank of Montreal (incorporated by reference to Exhibit 10.1 of the Registrants Current Report on Form 8-K, as filed by the Registrant with the SEC on
April 30, 2026)

Exhibit No.	Description
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 13, 2026)
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Venable LLP (Included in Exhibit 5.1)
23.3*	Consent of Alston & Bird LLP (Included in Exhibit 8.1)
23.4	Power of Attorney (incorporated by reference to Exhibit 23.4 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on October 1, 2025)
99.1	Policy with Respect to Repurchase of Adviser and Sub-Adviser Class I Shares (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on October 19, 2022)
107*	Filing Fee Tables

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 22, 2026.
FS CREDIT REAL ESTATE INCOME TRUST, INC.
By:
/s/ Michael C. Forman

Michael C. Forman
Chief Executive Officer, President and Chairman
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Michael C. Forman Michael C. Forman	Chief Executive Officer, President and Chairman (Principal Executive Officer)	May 22, 2026
/s/ Brian Gold Brian Gold	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2026
* David J. Adelman	Director	May 22, 2026
* Jeffrey Krasnoff	Director	May 22, 2026
* Ryan N. Boyer	Independent Director	May 22, 2026
* James W. Brown	Independent Director	May 22, 2026
* Karen D. Bucholz	Independent Director	May 22, 2026
* Terence J. Connors	Independent Director	May 22, 2026
* John A. Fry	Independent Director	May 22, 2026

Signature	Title	Date
* William P. Hankowsky	Independent Director	May 22, 2026
* David Schiff	Independent Director	May 22, 2026
*By: /s/ Michael C. Forman Michael C. Forman Attorney-in-fact